As filed with the Securities and Exchange Commission on September 29, 2005
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form F-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CHC Helicopter Corporation
(Exact name of registrant as specified in its charter)

Canada	4522	98-0132572
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4740 Agar Drive
Richmond, British Columbia, Canada V7B 1A3
(604) 276-7500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

SEE TABLE OF ADDITIONAL REGISTRANTS

CT Corporation System
111 Eighth Avenue, 13th Floor
New York, NY 10011
(800) 223-7567
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
With a copy to:
Christopher J. Cummings
Shearman & Sterling LLP
199 Bay Street, Suite 4405
Toronto, Ontario, Canada M5L 1E8
(416) 360-8484

          Approximate date of commencement of proposed exchange offer: As soon as practicable after the effective date of this Registration Statement.
          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
          If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Class	Amount to be	Offering Price	Aggregate	Registration
of Securities to be Registered	Registered	per Unit(1)	Offering Price(1)	Fee

7 3/8% Senior Subordinated Notes due 2014	$150,000,000	100%	$150,000,000	$17,655

Guarantees of 7 3/8% Senior Notes due 2014	—	—	—	None(2)

(1)	Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(f)(2) under the Securities Act of 1933.

(2)	No fee required pursuant to Rule 457(n).
          The co-registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the co-registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact name of registrant as	State or other jurisdiction of
specified in its charter	incorporation or formation	Principal executive office

CHC Helicopter Holdings Limited	Canada	4740 Agar Drive Richmond, British Columbia, V7B 1A3, Canada
CHC Helicopters International Inc.	Canada	4740 Agar Drive Richmond, British Columbia, V7B 1A3, Canada
Viking Helicopters Limited	Canada	4740 Agar Drive Richmond, British Columbia, V7B 1A3, Canada
Canadian Helicopters (U.K.) Limited	Scotland	Buchan Road, Aberdeen Airport, Dyce, Aberdeen AB21 7BZ, Scotland
CHC Scotia Limited	England	North Denes Airfield, Caister Road, Great Yarmouth, NR30 5TF, England
Brintel Holdings Limited	Scotland	Buchan Road, Aberdeen Airport, Dyce, Aberdeen AB21 7BZ, Scotland
Brintel Helicopters Limited	Scotland	CHC House, Howe Moss Drive, Kirkhill Industrial Estate, Dyce, Aberdeen AB21 0GL, Scotland
Flight Handling Limited	Scotland	CHC House, Howe Moss Drive, Kirkhill Industrial Estate, Dyce, Aberdeen AB21 0GL, Scotland
Bond Helicopter Services Limited	Scotland	CHC House, Howe Moss Drive, Kirkhill Industrial Estate, Dyce, Aberdeen AB21 0GL, Scotland
North Denes Aerodrome Limited	England	North Denes Airfield, Caister Road, Great Yarmouth, NR30 5TF, England
Court Air (Proprietary) Ltd.	Republic of South Africa	CT International Airport, Cape Town, South Africa
Court Helicopter Services (Proprietary) Ltd.	Republic of South Africa	CT International Airport, Cape Town, South Africa
Court Flight Safety (Proprietary) Ltd.	Republic of South Africa	CT International Airport, Cape Town, South Africa
CHC Helicopters (Africa) (Proprietary) Ltd.	Republic of South Africa	CT International Airport, Cape Town, South Africa

Exact name of registrant as	State or other jurisdiction of
specified in its charter	incorporation or formation	Principal executive office

Lloyd Helicopter Services Limited	Scotland	CHC House, Howe Moss Drive, Kirkhill Industrial Estate, Dyce, Aberdeen AB21 0GL, Scotland
Management Aviation Limited	England	North Denes Airfield, Caister Road, Great Yarmouth, NR30 5TF, England
Lloyd Helicopter Services Pty. Ltd.	Australia	45 Greenhill Road, Wayville, South Australia, 5034, Australia
Lloyd Offshore Helicopters Pty. Ltd.	Australia	45 Greenhill Road, Wayville, South Australia, 5034, Australia
Lloyd Bass Strait Helicopters Pty. Ltd.	Australia	45 Greenhill Road, Wayville, South Australia, 5034, Australia
Lloyd Helicopters International Pty. Ltd. (in its own capacity and as trustee for The Australian Helicopters Trust)	Australia	45 Greenhill Road, Wayville, South Australia, 5034, Australia
Lloyd Helicopters Pty. Ltd.	Australia	45 Greenhill Road, Wayville, South Australia, 5034, Australia
CHC Helicopters (Barbados) Limited	Barbados	Jalabash House, 12 Highgate Park, St. Michael, Barbados, W.I.
CHC Capital (Barbados) Limited	Barbados	Jalabash House, 12 Highgate Park, St. Michael, Barbados, W.I.
CHC Leasing (Barbados) Limited	Barbados	Jalabash House, 12 Highgate Park, St. Michael, Barbados, W.I.
CHC Ireland Limited	Ireland	Cork Airport, County Cork, Ireland
CHC Sweden AB	Sweden	c/o Archibald Advokatbyra KB, Tulegatan 19, SE-103 63, Stockholm, Sweden
CHC Netherlands BV	The Netherlands	Rokin 55, 1012 KK Amsterdam, The Netherlands
Schreiner Luchtvaart Groep BV	The Netherlands	Diamantlaan 1, 2132 WV Hoofddorp, The Netherlands
Capital Aviation Services BV	The Netherlands	Diamantlaan 1, 2132 WV Hoofddorp, The Netherlands

Exact name of registrant as	State or other jurisdiction of
specified in its charter	incorporation or formation	Principal executive office

Heli-One (Netherlands) BV	The Netherlands	Diamantlaan 1, 2132 WV Hoofddorp, The Netherlands
CHC Airways BV	The Netherlands	Diamantlaan 1, 2132 WV Hoofddorp, The Netherlands
Schreiner Northsea Helicopters BV	The Netherlands	Luchthavenweg 10, 1786 PP Den Helder, The Netherlands
Heli-One Components BV	The Netherlands	Hengelder 22 6902 PA, Zevenaar Holland
Heli-One Survival Limited	Scotland	CHC House, Howe Moss Drive Kirkhill Industrial Estate Dyce, Aberdeen AB21 0GL
Schreiner Onroerend Goed BV	The Netherlands	Diamantlaan 1, 2132 WV Hoofddorp, The Netherlands
Aviation Personnel Recruitment and Management (APRAM) Limited	Republic of Cyprus	1 Lampousas Str., 1095 Nicosia, Republic of Cyprus
Schreiner Tchad SA	Republic of Chad	Rue de Bordeaux, BP 5589, N’Djaména, République du Tchad
4083423 Canada Inc.	Canada	4740 Agar Drive Richmond, British Columbia, V7B 1A3, Canada
Whirly Bird Services Limited	Scotland	CHC House, Howe Moss Drive Kirkhill Industrial Estate Dyce, Aberdeen AB21 0GL
CHC Helicopters (Mauritius) Ltd.	Republic of Mauritius	10 Frere Felix de Valoise Street, Port Louise, Mauritius
Heliworld Leasing Ltd.	England	North Denes Airfield Caister Road, Caister on the Sea Great Yarmouth, Norfolk NR30 5TF

PART I
INFORMATION REQUIRED IN THE PROSPECTUS

I-1

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities nor a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion dated September 29, 2005
PROSPECTUS
U.S.$150,000,000
CHC Helicopter Corporation
Offer to Exchange
7 3/8% Senior Subordinated Notes due 2014
which have been registered under the Securities Act of 1933
for
any and all outstanding 7 3/8% Senior Subordinated Notes due 2014 which have not been registered under the Securities Act of 1933

The New Notes

•	The terms of the new notes are substantially identical to the old notes, except that the new notes have been registered under the Securities Act, and the transfer restrictions, exchange offer provisions and additional interest provisions relating to the old notes do not apply to the new notes.

•	The new notes will be our unsecured senior subordinated obligations and will be subordinated to all of our existing and future senior indebtedness, including borrowings under our senior credit facility. The new notes will rank equally with our existing and future senior subordinated indebtedness and rank senior to all of our existing and future subordinated indebtedness.

•	Each of our subsidiaries which guarantees borrowings under our senior credit facility on the issue date will jointly and severally guarantee the new notes on an unsecured senior subordinated basis. Our subsidiaries incorporated in Norway and Denmark will not guarantee the new notes nor the senior credit facility. Each subsidiary guarantee will be the unsecured senior subordinated obligation of, and will rank equally with all of the existing and future senior subordinated obligations of, such guarantor. The new notes and the subsidiary guarantees will also be effectively subordinated to all existing and future secured indebtedness of us and the subsidiary guarantors to the extent of the value of the assets securing such indebtedness.

•	The new notes will not be listed on any securities exchange. Currently, there is no public market for the new notes.
The Exchange Offer

•	The exchange offer will expire at 5:00 p.m., New York City time, on , 2005, unless extended.

•	All old notes validly tendered and not validly withdrawn under this exchange offer will be exchanged. For each old note validly tendered and not validly withdrawn under this exchange offer, the holder will receive a new note having a principal amount equal to that of the tendered old note.

•	Tenders of old notes may be withdrawn at any time before the expiration date of the exchange offer.

•	Each broker-dealer that receives new notes for its own account under this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new notes.

          See “Risk Factors” beginning on page 10 for a discussion of certain factors that you should consider in connection with this exchange offer and an exchange of old notes for new notes.
          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is accurate or complete or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2005

          Each broker-dealer that receives new notes for its own account under this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933 as amended, which we refer to as the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where the old notes were acquired by the broker-dealer as a result of its market-making or other trading activities. We have agreed that, for a period of up to 180 days after the consummation of the exchange offer, or for such longer period as provided by the registration rights agreement, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

          You should rely only on the information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or additional information, you should not rely on it. We are only offering to exchange the old notes for new notes in jurisdictions where the exchange offer is permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus or the date of the document incorporated by reference. Our business, financial condition, results of operations or prospects may have changed since then.

          References to “CHC,” “we,” “us” and “our” in this prospectus mean, unless otherwise indicated or the context otherwise requires, CHC Helicopter Corporation and its consolidated subsidiaries, including our subsidiary guarantors.

i

WHERE YOU CAN FIND MORE INFORMATION
          CHC has filed with the Securities and Exchange Commission, or SEC, a registration statement on Form F-4 under the Securities Act relating to the offering of the new notes. This prospectus is a part of that registration statement. As described below, you may obtain from the SEC a copy of the registration statement and exhibits that CHC has filed with the SEC. The registration statement may contain additional information that may be important to you. Statements made in this prospectus about legal documents may not necessarily be complete, and you should read it together with the documents filed as exhibits to the registration statement or otherwise filed with the SEC.
          CHC is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or Exchange Act. Under these requirements, it files annual reports and other information with the SEC. Our Annual Report on Form 20-F contains audited consolidated financial statements. We also submit quarterly consolidated financial statements on Form 6-K with the SEC. You may read and copy all or any portion of the annual reports and other information CHC files with the SEC, including the documents incorporated by reference into this prospectus, at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on operation of the Public Reference Room. The SEC also maintains a website that provides online access to reports and information that registrants such as CHC file electronically with the SEC at the address http://www.sec.gov. In addition, you may inspect reports, proxy and other information statements concerning CHC at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York, 10005, where our common shares are listed.
          We make available free of charge at www.chc.ca (in the “Investor” section) copies of materials we file with, or furnish to, the SEC as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website is not a part of this prospectus.
          While any old notes remain outstanding, CHC will make available upon request to any holder and any prospective purchaser of old notes the information pursuant to Rule 144A(d)(4) under the Securities Act during any period in which CHC is not subject to Section 13 or 15(d) of the Exchange Act.
          THE NEW NOTES HAVE NOT BEEN AND WILL NOT BE QUALIFIED FOR PUBLIC DISTRIBUTION UNDER THE SECURITIES LAWS OF ANY PROVINCE OR TERRITORY OF CANADA. THE NEW NOTES ARE NOT BEING OFFERED FOR SALE AND MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN CANADA OR TO ANY RESIDENT THEREOF EXCEPT IN ACCORDANCE WITH THE SECURITIES LAWS OF THE PROVINCES AND TERRITORIES OF CANADA. THE NEW NOTES WILL BE ISSUED PURSUANT TO AN EXEMPTION FROM THE PROSPECTUS AND REGISTRATION REQUIREMENTS OF THE APPLICABLE CANADIAN PROVINCIAL AND TERRITORIAL SECURITIES LAWS AND MAY ONLY BE SOLD IN CANADA IN ACCORDANCE WITH SUCH SECURITIES LAWS.
NOTICE TO NEW HAMPSHIRE RESIDENTS
          NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE REVISED STATUTES ANNOTATED, 1955, AS AMENDED (“RSA”) WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

INCORPORATION OF DOCUMENTS BY REFERENCE
          The rules of the SEC allow us to incorporate by reference information into this prospectus. “Incorporate by reference” means that we can disclose important information to you about us and our financial condition not contained in this prospectus by referring to other documents filed separately with the SEC that are incorporated by reference and considered a part of this prospectus. This prospectus incorporates by reference the documents listed below:

(1)	our Annual Report on Form 20-F for the fiscal year ended April 30, 2005, filed with the SEC on September 16, 2005; and

(2)	our Report of Foreign Issuer on Form 6-K, furnished to the SEC on September 14, 2005.
          Documents we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all annual reports on Form 20-F and any Form 6-K’s which specifically state that they are intended to be incorporated by reference, after the date of this prospectus and before the expiration date of the exchange offer and for 180 days following completion of the exchange offer, shall be deemed to be incorporated by reference into this prospectus from the dates such documents are filed. Subsequent information that we file with the SEC (other than any portions of the respective filings that were furnished under applicable SEC rules, rather than filed) will automatically update and supersede this information. Any information which is subsequently modified or superseded will not constitute a part of this prospectus, except as so modified or superseded.
          Upon written or oral request, you will be provided with a copy of any document this prospectus incorporates by reference without charge (not including exhibits to such incorporated document, unless such exhibits are specifically incorporated by reference into such incorporated document). You may submit such a request for this material at CHC’s address and telephone number:
CHC Helicopter Corporation
4740 Agar Drive
Richmond, British Columbia
Canada V7B 1A3
Attention: Jo Mark Zurel
Telephone: (604) 276-7500
Facsimile: (604) 279-8341
          Any request for documents should be made by                     , 2005 to ensure timely delivery of the documents prior to the expiration of the exchange offer.
PRESENTATION OF FINANCIAL AND OTHER INFORMATION
          Unless we indicate otherwise, financial information in this prospectus has been prepared in accordance with Canadian generally accepted accounting principles, or Canadian GAAP. Canadian GAAP differs in some respects from United States generally accepted accounting principles, or U.S. GAAP, and thus our financial statements may not be comparable to the financial statements of U.S. companies. Certain differences as they apply to us are summarized in Note 34 to the audited annual consolidated financial statements of CHC contained in our Annual Report on Form 20-F for the fiscal year ended April 30, 2005 and incorporated by reference herein.
          We present our financial information in Canadian dollars. In this prospectus, all references to “U.S.$” refer to U.S. dollars and all references to “$” refer to Canadian dollars. See “Exchange Rate Data” below for information about the rates of exchange among Canadian dollars and the U.S. dollar for the past five fiscal years, the most recent three month periods ended July 31, 2005 and 2004, and each of the last six months ended August 2005.

EXCHANGE RATE DATA
          The following tables sets forth, for the periods indicated, certain exchange rates based on either the high and low noon buying rates in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York. The average exchange rate is based on the average of the exchange rates on the last day of each month during such periods. The rates quoted are the number of U.S. dollars per one Canadian dollar. On September 28, 2005, the inverse of the noon buying rate in New York City for cable transfers in Canadian dollars was U.S.$0.8488 = $1.00.
Canadian Dollar to U.S. Dollar

						Three Months
	Fiscal Year Ended April 30,					Ended July 31,

	2001	2002	2003	2004	2005	2004	2005
	U.S.$	U.S.$	U.S.$	U.S.$	U.S.$	U.S.$	U.S.$

End of period	0.6510	0.6377	0.6975	0.7293	0.7957	0.7521	0.8159
Average	0.6611	0.6370	0.6498	0.7445	0.7891	0.7432	0.8103
High	0.6831	0.6636	0.6975	0.7880	0.8493	0.7644	0.8300
Low	0.6333	0.6179	0.6264	0.7032	0.7158	0.7158	0.7872

	2005

	March	April	May	June	July	August
	U.S.$	U.S.$	U.S.$	U.S.$	U.S.$	U.S.$

High	0.8322	0.8253	0.8082	0.8159	0.8300	0.8412
Low	0.8024	0.7957	0.7872	0.7950	0.8041	0.8207
          Canada has no system of exchange controls. There are no Canadian restrictions on the repatriation of capital or earnings of a Canadian company to non-resident investors. There are no exchange restrictions in Canada affecting the remittance of dividends, interest, royalties or similar payments to non-resident holders of our securities.
ENFORCEABILITY OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS
          CHC Helicopter Corporation is incorporated under the Canada Business Corporations Act and has its head office in Richmond, British Columbia, Canada. All but two of our directors and officers and certain of the experts named in this prospectus are not residents of the United States, and all or a substantial portion of their assets and all or a substantial portion of our assets are located outside of the United States. We have agreed, in accordance with the terms of the indenture under which the new notes will be issued, to accept service of process in any suit, action or proceeding with respect to the indenture or the new notes brought in any federal or state court located in New York City by an agent designated for such purpose, and to submit to the non-exclusive jurisdiction of such courts in connection with such suits, actions or proceedings. However, it may be difficult for you to effect service of process within the United States upon us or our directors, officers and experts who are not residents of the United States or to realize in the United States upon judgments of United States courts based upon the civil liability under the federal securities laws of the United States. In addition, a monetary judgment of a U.S. court predicated solely upon the civil liability provisions of U.S. federal securities laws would likely be enforceable in Canada if the U.S. court in which the judgment was obtained had a basis for jurisdiction in the matter that was recognized by a Canadian court for such purposes. We cannot assure you that this will be the case. It is unlikely that an action could be brought in Canada in the first instance on the basis of liability predicated solely upon such laws.

FORWARD LOOKING STATEMENTS
          This prospectus and the documents incorporated herein by reference include forward looking statements as encouraged by the Private Securities Litigation Reform Act of 1995 regarding, among other things, our plans, strategies and prospects, both business and financial. Forward looking statements include, but are not limited to, statements that represent our beliefs concerning future operations, strategies, financial results or other developments, and contain words and phrases such as “may,” “expects,” “should,” or similar expressions. Because these forward looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward looking statements are inherently subject to risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from the forward looking statements include, but are not limited to:

•	our ability to service our substantial indebtedness;

•	our dependence on the cyclical energy industry;

•	our dependence on North Sea activity and certain long-term contracts;

•	the impact of any significant helicopter accident or crash;

•	the additional uncertainties posed by international operations;

•	our ability to maintain required government issued licenses;

•	availability of aircraft; and

•	the effect of employee work stoppages.
          Consequently, such forward looking statements should be regarded solely as our current plans, estimates and beliefs. Except as otherwise required by applicable securities laws, we do not intend, and do not undertake, any obligation to update any forward looking statements to reflect future events or circumstances after the date of such statements.
          You should review carefully the section captioned “Risk Factors” in this prospectus, as well as risks, uncertainties, trends and other factors discussed elsewhere in the documents incorporated herein by reference, for a more complete discussion of the risks of an investment in the new notes.
MARKET AND INDUSTRY DATA
          Market data used throughout this prospectus and the documents incorporated herein by reference were obtained from internal company surveys, consultants’ reports and industry publications. Consultants’ reports and industry publications generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. We have not independently verified this market data. Similarly, internal company surveys, while believed by us to be reliable, have not been verified by any independent sources. While we are not aware of any misstatements regarding any industry or similar data presented herein, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under “Risk Factors” in this prospectus.

v

SUMMARY
          This summary highlights key information contained elsewhere in this prospectus and may not contain all of the information that is important to you. For a more complete understanding of this offering, you should read carefully this entire prospectus, accompanying letter of transmittal and documents incorporated herein by reference. All references to the “old notes” refer to our 7 3/8% senior notes due 2014 that have not been registered under the Securities Act, all references to the “new notes” refer to our 7 3/8% senior notes due 2014 being offered hereby in exchange for the old notes and all references to “notes” refer to both the old notes and the new notes, as well as the U.S.$250.0 million aggregate principal amount of 7 3/8% senior notes due 2014, referred to as the “existing notes”, originally issued on April 27, 2004 and registered under the Securities Act. We report on an April 30 fiscal year, and our 2005 fiscal year ended April 30, 2005.
Our Company
          We are the world’s largest global commercial helicopter operator. We, through our subsidiaries, have been providing helicopter services for more than 50 years and currently operate in over 30 countries, on all seven continents and in most of the major offshore oil and gas producing regions of the world. Our major operating units are based in the United Kingdom, Norway, the Netherlands, South Africa, Australia and Canada.
          We provide helicopter transportation services to a broad base of major energy companies and independent and state-owned oil and gas companies. We principally provide helicopter transportation services for production and exploration activities and, to a lesser extent, parts and equipment, to, from and among offshore production platforms, drilling rigs and other facilities. During fiscal 2005 we created Heli-One, the world’s largest independent helicopter support company to provide repair and overhaul services, aircraft leasing, integrated logistics support, helicopter parts sales and distribution, safety and survival equipment and other related services. We also provide helicopter transportation services for emergency medical and search and rescue activities (“EMS/ SAR”) and ancillary services such as flight training.
          In general, we target opportunities with long-term contracts and where customers require sophisticated medium and heavy helicopters operated by highly trained personnel. We are a market leader in most of the regions that we serve, with an established reputation for quality and reliable service. We are the largest operator in the North Sea, one of the world’s largest oil producing regions, and a global operator servicing the oil and gas industry in South America, Africa, Australia and Asia. For the fiscal year ended April 30, 2005 revenue generated by helicopter transportation services for the oil and gas industry was 67% of the Corporation’s total revenue compared to 73% for the previous fiscal year.
          We believe that our repair and overhaul and flight training capabilities reduce our costs and give us control over the quality of our maintenance and training. We believe that these capabilities enhance our competitive position, further diversify our revenue streams and solidify our worldwide reputation as a full-service, high-quality helicopter operator. Furthermore, we believe that our repair and overhaul capabilities provide us with a source of relatively stable third-party revenue. We also provide helicopter leasing and safety and survival equipment services.
          Our global customer base consists of a broad range of oil and gas companies and governmental bodies and includes operating subsidiaries of, and government bodies in:

Agip	DeBeers	Republic of Ireland
Apache	Exxon Mobil	Royal Dutch/Shell Group
bp	Kerr-McGee	Statoil
Chevron	Maersk	TotalFinaElf
Commonwealth of Australia	Norsk Hydro	Unocal
ConocoPhillips	Premier
          We service the majority of our customers under contracts that typically contain some combination of fixed and hourly rates and have terms ranging from two to five years with one or more one-year renewal options. We derived approximately 67% of our revenue for the year ended April 30, 2005 from such long-term contracts compared to 75% in the prior year.

          Our global headquarters are located at 4740 Agar Drive, Richmond, British Columbia, Canada V7B 1A3. Our telephone number at that location is (604) 276-7500. Our website is located at www.chc.ca. The information contained in or connected to our website is not part of this prospectus.

The Exchange Offer
          On March 22, 2005, we completed an offering of U.S.$150,000,000 aggregate principal amount of the old notes in a transaction exempt from registration under the Securities Act. In connection with that offering, we entered into a registration rights agreement with the initial purchasers of the old notes in which we agreed to commence this exchange offer. For a more complete description of the terms of the exchange offer, see “The Exchange Offer” in this prospectus.

Securities Offered	U.S.$150,000,000 aggregate principal amount of our 7 3/8% Senior Subordinated Notes due 2014 registered under the Securities Act. The terms of the new notes offered in the exchange offer are substantially identical to those of the old notes, except that the transfer restrictions, exchange offer provisions and additional interest provisions relating to the old notes do not apply to the new notes.

The Exchange Offer	We are offering new notes in exchange for a like principal amount of our old notes. We are offering these new notes to satisfy our obligations under a registration rights agreement that we entered into with the initial purchasers of the old notes. You may tender your outstanding old notes for exchange by following the procedures described under the heading “The Exchange Offer.” The exchange offer is not subject to any federal or state regulatory requirements other than securities laws.

Expiration Date; Tenders; Withdrawal	The exchange offer will expire at 5:00 p.m., New York City time, on , 2005, unless we extend it. We do not currently intend to extend the exchange offer. You may withdraw any old notes that you tender for exchange at any time prior to the expiration date of the exchange offer. We will accept any and all old notes validly tendered and not validly withdrawn before the expiration date. See “The Exchange Offer— Procedures for Tendering Old Notes” and “—Withdrawal of Tenders of Old Notes” for a more complete description of the tender and withdrawal period.

Use of Proceeds	We will not receive any cash proceeds from the exchange offer.

Exchange Agent	The Bank of New York is serving as exchange agent for the exchange offer (the “exchange agent”). The exchange agent can be reached at The Bank of New York, Corporate Trust Operations— Reorganization Unit, 101 Barclay Street, 21W, New York, NY 10286, Attention: Manager, facsimile (212) 815-5802, telephone (212) 815-2742.

Consequence of Failure to Exchange Your Old Notes	Old notes that are not exchanged in the exchange offer will continue to be subject to the restrictions on transfer that are described in the legend on the old notes. In general, you may offer or sell your old notes only if they are registered under, or offered or sold under an exemption from, the Securities Act and applicable state securities laws. We do not currently intend to register the old notes under the Securities Act. Following consummation of the exchange offer, we will not be required to register under the Securities Act any old notes that remain outstanding except in the limited circumstances in which we are obligated to file a shelf registration statement for certain holders of old notes not eligible to participate in the exchange offer pursuant to the registration rights agreement. In addition, upon consummation of the exchange offer, we will not be obligated to pay additional interest on the old notes. See “Exchange Offer; Registration Rights.” If your old notes are not tendered and accepted in the exchange offer, it may become more difficult for you to sell or transfer your old notes. Interest on any old notes that are not tendered for exchange in the exchange offer will continue to accrue interest at a rate equal to 7 3/8% per year.

Consequences of Exchanging Your Old Notes; Who May Participate in the Exchange Offer	Based on interpretation of the staff of the SEC, we believe that you will be allowed to resell the new notes that we issue in the exchange offer if:

• you are acquiring the new notes in the ordinary course of your business;

• you are not participating in and do not intend to participate in a distribution of the new notes;

• you have no arrangement or understanding with any person to participate in a distribution of the new notes; and

• you are not one of our “affiliates,” as defined in Rule 405 under the Securities Act.

If any of these conditions are not satisfied, (1) you will not be eligible to participate in the exchange offer, (2) you should not rely on the interpretations of the staff of the SEC in connection with the exchange offer and (3) you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of your notes. You should read the discussion under the heading “The Exchange Offer” for further information regarding the exchange offer and resale of the new notes.

If you are a broker-dealer and you will receive new notes for your own account in exchange for old notes that you acquired as a result of market-making activities or other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of the new notes. See “Plan of Distribution” for a description of the prospectus delivery obligations of broker-dealers in the exchange offer.

In accordance with the conditions of the exchange offer, if you are a broker-dealer that acquired the old notes directly from us in the initial offering and not as a result of market-making activities, you will not be eligible to participate in the exchange offer.

Conditions of the Exchange Offer	Notwithstanding any other term of the exchange offer, or any extension of the exchange offer, we do not have to accept for exchange, or exchange new notes for, any old notes, and we may terminate the exchange offer before acceptance of the old notes, if in our reasonable judgment:

• the exchange offer would violate applicable law or any applicable interpretation of the staff of the SEC;

• any action or proceeding has been instituted or threatened in any court or by any governmental agency that might materially impair our ability to proceed with the exchange offer, or any material adverse development has occurred with respect to us; or

• we have not obtained any governmental approval which we deem necessary for the consummation of the exchange offer.

The New Notes
          The summary below describes the principal terms of the new notes. Some of the terms and conditions described below are subject to important limitations and exceptions. You should carefully read the “Description of the New Notes” section of this prospectus for a more detailed description of the new notes.

Issuer	CHC Helicopter Corporation.

Notes Offered	U.S.$150,000,000 aggregate principal amount of 7 3/8% senior subordinated notes due 2014.

Maturity	May 1, 2014.

Interest Payment Dates	May 1 and November 1 of each year. The new notes will bear interest from the most recent date to which interest has been paid on the old notes.

Holders of old notes whose old notes are accepted for exchange will be deemed to have waived their right to receive any payment in respect of interest on such old notes accrued from the most recent date to which interest has been paid on the old notes to the date of the issuance of the new notes. Consequently, holders of new notes will receive the same interest payments as they would have received had they not accepted the exchange offer.

Guarantees	The new notes will be jointly and severally guaranteed on an unsecured senior subordinated basis by each of our significant subsidiaries other than our Norwegian and Danish subsidiaries that are restricted under local law from guaranteeing our indebtedness. Similarly, our significant subsidiaries are, and our Norwegian and Danish subsidiaries are not, guarantors of our senior credit facility.

Ranking	The new notes will be our unsecured senior subordinated obligations and will:

• Rank junior to all of our existing and future senior indebtedness, which will include borrowings under our senior credit facility;

• Rank equally with our existing and future senior subordinated indebtedness;

• Rank senior to all of our existing and future subordinated indebtedness; and

• be effectively subordinated to all of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness.

In addition, the new notes will be effectively subordinated to all existing and future indebtedness and other liabilities of our non-guarantor subsidiaries.

Similarly, the guarantees by our subsidiaries will:

• Rank junior to all of the existing and future senior indebtedness of such subsidiaries, which will include the subsidiary guarantees under our senior credit facility;

• Rank equally with the existing and future senior subordinated indebtedness of such subsidiaries;

• Rank senior to all of the existing and future subordinated indebtedness of such subsidiaries; and

• be effectively subordinated to all of the existing and future secured indebtedness of such subsidiaries to the extent of the value of the assets securing such indebtedness.

As of July 31, 2005, the Company had outstanding approximately U.S.$146.6 million of senior indebtedness and our guarantors had outstanding approximately U.S.$5.8 million of senior indebtedness, to which the new notes and the subsidiary guarantees will be subordinated. See “Description of the New Notes— Ranking.”

Optional Redemption	On or prior to May 1, 2009, we may redeem some or all of the new notes at a redemption price equal to 100% of the principal amount of new notes redeemed plus a make whole premium plus accrued and unpaid interest, if any, to the date of redemption. See “Description of the New Notes— Redemption— Optional Redemption.”

After May 1, 2009, we may redeem all or part of the new notes at any time at the redemption prices set forth in the section “Description of the New Notes— Redemption— Optional Redemption,” plus accrued and unpaid interest, if any, to the date of redemption.

Equity Offering Optional Redemption	At any time before May 1, 2007, we may redeem up to 35% of the aggregate principal amount of the new notes with the net proceeds of equity offerings at 107.375% of the principal amount of the new notes, plus accrued interest, if any, to the date of redemption, if at least 65% of the originally issued aggregate principal amount of the new notes remains outstanding.

Change of Control	Upon the occurrence of certain change of control events, we will be required to make an offer to repurchase all of the new notes at a purchase price equal to 101% of the principal amount of the new notes, plus unpaid accrued interest, if any, to the purchase date.

Asset Sales	If we sell assets under certain circumstances, we will be required to make an offer to purchase the new notes with excess proceeds from the sale of the assets. See “Description of the New Notes— Certain Covenants— Limitation on Sale of Certain Assets.”

Covenants	The indenture governing the new notes contains covenants that, among other things, limit our ability and the ability of our subsidiaries to:

• incur additional indebtedness;

• make restricted payments;

• create certain liens;

• sell assets;

• enter into sale and leaseback transactions;

• issue or sell preferred stock;

• in the case of our restricted subsidiaries, incur restrictions on their ability to make dividend or other payments to us;

• in the case of our restricted subsidiaries, guarantee or secure debt;

• engage in transactions with affiliates;

• create unrestricted subsidiaries; and

• consolidate, merge or transfer all or substantially all of our assets and the assets of our subsidiaries on a consolidated basis.

When the new notes are issued, all of our subsidiaries will be restricted subsidiaries, as defined in the indenture. These covenants are subject to important exceptions and qualifications. See “Risk Factors— Risks Relating to the New Notes” and “Description of the New Notes.”

Redemption for Changes in Canadian or Certain Other Withholding Taxes	In the event that we become obligated to pay additional amounts (as defined above) to holders of the new notes as a result of changes affecting Canadian or certain other withholding taxes applicable to payments on the new notes, we may redeem the new notes in whole but not in part at any time at 100% of the principal amount of the new notes plus accrued interest to the date of redemption. See “Description of the New Notes— Redemption— Redemption upon Changes in Withholding Taxes.”

No Established Market for the New Notes	The new notes are a new issue of securities, and currently there is no market for them. We do not intend to apply for the new notes to be listed on any securities exchange or to arrange for any quotation system to quote them. We expect the new notes to be eligible for trading in The PORTAL® Market. Accordingly, we cannot assure you that a liquid market will develop for the new notes.

United States and Canadian Federal Income Tax Consequences	The exchange of old notes for new notes pursuant to the exchange offer will not be considered a taxable exchange for United States or Canadian federal income tax purposes. Accordingly, such exchange should have no United States federal income tax consequences to a U.S. holder of notes. See “Certain United States Federal Income Tax Considerations” and “Certain Canadian Federal Income Tax Considerations” for a summary of the United States federal and Canadian federal income tax consequences associated with the exchange of old notes for new notes and the ownership and disposition of new notes.

Risk Factors	See “Risk Factors” and the other information in this prospectus and the documents incorporated herein by reference for a discussion of factors you should carefully consider before deciding to invest in the new notes.

Governing Law	New York law.

Ratio of Earnings to Fixed Charges
          The ratio of earnings to fixed charges for CHC is set forth below for each year during the five-year period ended April 30, 2005 and for the three-month periods ended July 31, 2005 and 2004.
          For purposes of computing the following ratios, earnings represents earnings from continuing operations before income taxes, undistributed earnings from equity investees and fixed charges. Fixed charges represents interest expense and such portion of rental expense that represents an appropriate interest factor.

Three Months
	Year Ended April 30,					Ended July 31,

	2005	2004	2003	2002	2001	2005	2004

Amounts under Canadian GAAP:
Ratio of Earnings to Fixed Charges	2.6x	2.1x	2.5x	1.8x	1.4x	2.2x	2.9x
Amounts under U.S. GAAP:
Ratio of Earnings to Fixed Charges	2.5x	1.6x	3.1x	1.7x	1.3x	3.5x	3.0x

RISK FACTORS
          Before you decide to tender your old notes, you should carefully consider the risks and uncertainties described below in addition to all the other information included or incorporated by reference into this prospectus. If any of the adverse events described herein or therein actually occurs, our business, results of operations and financial condition could be materially adversely affected, the trading price, if any, of our securities could decline and you might lose all or part of your investment. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.
Risks Relating to Our Business
Our operations are largely dependent upon the level of activity in the oil and gas industry.
          To varying degrees these activity levels are affected by trends in oil and gas prices. Historically, the prices for oil and gas have been volatile and are subject to wide fluctuations in response to changes in the supply of and demand for oil and gas, market uncertainty and a variety of additional factors beyond our control. We cannot predict future oil and gas price movements. Any prolonged reduction in oil and gas prices could depress the level of helicopter activity in support of exploration and, to a lesser extent, production activity and, therefore, have a material adverse effect on our business, financial condition and results of operations. For the fiscal year ended April 30, 2005 revenue generated by helicopter transportation services for the oil and gas industry was 67% of the Corporation’s total revenue compared to 73% for the previous fiscal year.
If oil and gas companies undertake cost reduction methods, there may be an adverse effect on our business.
          Companies in the oil and gas production and exploration sector continually seek to implement measures aimed at greater cost savings, including helicopter support operations. For example, companies have reduced manning levels on both old and new installations by using new technology to permit unmanned installations. The implementation of such measures could reduce the demand for helicopter transportation services and have a material adverse effect on our business, financial condition and results of operations.
Our overall operations are highly dependent upon the level of activity in the North Sea.
          Approximately 59% of our oil and gas based revenues for the fiscal year ended April 30, 2005 were derived from our helicopter support services to customers operating in the North Sea. If activity in oil and gas production and exploration in the North Sea declines, our business, financial condition and results of operations would be materially and adversely affected.
Many of the markets in which we operate are highly competitive, which may result in a loss of market share or a decrease in revenue or profit margins.
          Contracting for helicopter services is usually done on the basis of competitive bidding among those having the necessary equipment and resources. In our medium and heavy helicopter operations, for which helicopters comprising 89% of our helicopter fleet at April 30, 2005 are used, we compete against a number of helicopter operators including Offshore Logistics Inc. (“OLOG”), which is the other major global commercial helicopter operator, and other local and regional operators. In addition, many of our customers in the oil and gas industry have the financial ability to perform their own helicopter flying operations in-house should they elect to do so.
          Our main competitors within the repair and overhaul business are the original equipment manufacturers of helicopters and their components. As such, our main competitors are also our main parts suppliers, which could result in our inability to obtain parts in a timely manner in required quantities at competitive prices.

We rely on a limited number of large, long-term offshore helicopter support contracts and, if some of these are discontinued, our revenues could suffer.
          We derive a significant amount of our revenue from long-term offshore helicopter support contracts with oil and gas companies. During fiscal 2005, a contract with Talisman Energy (U.K.), in respect of the North Sea was not renewed and subsequently expired in March 2005. That contract generated revenue of approximately $22 million per annum. In addition, ConocoPhillips Norway and bp/ Talisman announced that after a short extension, they would not be renewing contracts that expire on September 1, 2006 and December 31, 2005, respectively. These contracts generate approximately $46 million per annum. In addition, a substantial number of our long-term contracts contain provisions permitting early termination by the customer. In addition, upon expiration of their term, these contracts are subject to a bidding process that could result in the loss of these contracts to competitors. The loss of one or more of these large contracts could have a material adverse effect on our business, financial condition and results of operations.
If we are unable to acquire the necessary aircraft or insurance, we may not be able to take advantage of growth opportunities.
          There are lead times of up to 18 months to obtain the primary new heavy and medium aircraft types most often required by our customers. While up to now we have been able to acquire sufficient aircraft, a lack of available aircraft or the failure of our suppliers to deliver the aircraft we have ordered on a timely basis, could limit our ability to take advantage of growth opportunities.
Helicopter operations involve risks that may not be covered by our insurance or may increase the cost of our insurance.
          Operation of helicopters involves some degree of risk. Hazards, such as aircraft accidents, adverse weather and marine conditions, collisions and fire, are inherent in furnishing helicopter services and can cause personal injury and loss of life, severe damage to and destruction of property and equipment, and suspension of operations. Our inability to renew our liability insurance coverage or the loss, expropriation or confiscation of, or severe damage to, a large number of our helicopters could adversely affect our operations and financial condition. We believe we are adequately covered by insurance in light of our historical need for insurance coverage. The events of September 11, 2001 caused a worldwide increase in insurance rates, particularly in the business in which we operate, and restricted the ability of operators to acquire war liability coverage above certain limits. As a result of these and other factors, no assurance can be given that we will be able to maintain adequate insurance in the future at rates we consider reasonable. Furthermore, we are not insured for loss of profit or use of our helicopters.
If we are unable to maintain required government-issued licenses for our operations, we will be unable to conduct helicopter operations in the applicable country.
Europe
          48.5% of our revenue for the fiscal year ended April 30, 2005 originated from helicopter flying services from our European based operations (U.K., Norway, Denmark and Ireland). To operate helicopters in the U.K. and in the U.K. sector of the North Sea, an operator must be licensed by the U.K. Civil Aviation Authority. Under applicable European law, an operator must be “effectively controlled” and “majority owned” by nationals of Member States of the European Union (or the European Economic Area) to maintain its license. Our U.K. operating subsidiary, CHC Scotia Limited (“Scotia”) has been licensed to operate helicopters by the U.K. Civil Aviation Authority, on the basis that we are (and therefore Scotia is) majority owned and controlled by European Nationals because our Executive Chairman, Mr. Craig L. Dobbin, a citizen of both Canada and the Republic of Ireland (a Member State of the European Union) holds a sufficient number of securities of CHC. However, the U.K. Secretary of State (generally acting upon the advice of the U.K. Civil Aviation Authority) may revoke the license held by Scotia or effectively require us to dispose of our interests in Scotia if at any time we do not satisfy applicable nationality requirements. In 1994, two U.K. competitors of CHC alleged that we did not satisfy these requirements and that, as a result, Brintel Helicopters Limited (“Brintel”), our only U.K. helicopter operation at the time, was not entitled to maintain its operating license. Although discussions and correspondence with the European Commission, the United Kingdom Department of Environment, Transport and the Regions and the U.K. Civil Aviation Authority confirmed that the issuance of ordinary shares to Mr. Dobbin in December 1997 allowed us to satisfy the nationality requirements, this will not necessarily preclude further challenges of Scotia’s right to maintain its operating license on this or any other basis. Further, Scotia’s eligibility to maintain its license could be adversely affected if Mr. Dobbin were to dispose of the shares he holds in CHC, if his percentage ownership of CHC were to otherwise decrease, or if he were to die and no alternative arrangement acceptable to the U.K. Civil Aviation Authority were implemented. Our Danish and Irish subsidiaries are subject to the same European Union nationality requirements. The revocation of these licenses would have a material adverse effect on our business, financial condition and results of operations.
          Our Norwegian subsidiaries are subject to substantially the same European Union nationality requirements with regard to ownership and control as are our U.K. subsidiaries due to Norway’s status as a Member State of the European Economic Area, and the agreement between the European Union and the European Economic Area harmonizing aviation relations between the two. On May 9, 1999, in response to objections initiated by the previous management of Helicopter Services Group ASA (“HSG”), the Norwegian Ministry of Transport confirmed in writing that it had adopted the same position as the U.K. Civil Aviation Authority with regard to CHC’s satisfaction of the European Union (and European Economic Area) nationality requirements and therefore would not challenge HSG’s eligibility to hold helicopter operating licenses in Norway after our acquisition of HSG. The revocation of these licenses would have a material adverse effect on our business, financial condition and results of operations.
          Schreiner Aviation Group (“Schreiner”), through subsidiaries, operates aircraft in Europe and is subject to the same European Union and European Economic Area nationality requirements with regard to ownership and control as are our U.K., Danish, Irish and Norwegian subsidiaries. The Dutch Civil Aviation Authority advised us in writing prior to our acquisition of Schreiner that Schreiner was in compliance with applicable European ownership and control requirements and, based on information provided by us, would continue to be so following its acquisition by us. In accordance with Dutch Civil Aviation procedures, we were required to submit certain information regarding our ownership and control to the Dutch Civil Aviation Authority following our acquisition of Schreiner to formally demonstrate that Schreiner continues to meet the European ownership and control requirements. We have submitted the required information to the Dutch Civil Aviation Authority.
          We believe that we are currently “majority owned” and “effectively controlled” by European Union nationals within the meaning of European Union and European Economic Area licensing requirements. However, it may be difficult to establish with certainty that we are majority owned by European Union nationals, given the difficulty of establishing the beneficial ownership of shares held through depositories and nominees.
Canada
          Our helicopter operations in Canada are regulated by Transport Canada. Our helicopter operations in Canada and certain other countries are conducted pursuant to an air operator certificate issued by the Minister of Transport (Canada) under the provisions of the Aeronautics Act (Canada). One of our subsidiaries operates heavy helicopters off Canada’s east coast in support of the oil and gas industry. Our ability to conduct our helicopter operating business in Canada is dependent on our ability to maintain this certificate.
South Africa
          South African law requires that at least 75% of the voting rights of a holder of a domestic air services license must be held by residents of the Republic of South Africa. Upon acquiring its interest in Court Air (Pty) Ltd. (“Court Air”), HSG obtained a letter from the Ministry of Transport in South Africa, confirming its approval of HSG’s indirect acquisition of Court Air on the basis that Court Air’s immediate parent, Court Air Holdings (Pty) Ltd., was a South African registered company. Legal advice from our South African counsel confirmed that Court Air’s licenses for helicopter operations in South Africa would not be adversely affected by our acquisition of HSG, but cautioned that there is some continuing risk that the South African Ministry of Transport could reverse its prior decision. While no action with respect to these licenses has been taken since our acquisition of HSG in 1999, any such reversal of decision could materially and adversely affect our business, financial condition and results of operations.

Australia
          Civil aviation in Australia is governed by the Civil Aviation Act, 1988, and regulations made thereunder. To operate an aircraft in Australia, it must be registered with the Australian Civil Aviation Safety Administration and a valid Certificate of Airworthiness must be obtained, be valid and in effect. The operation of an aircraft for a commercial purpose into, out of or within Australian territory can only be undertaken as authorized by an Air Operators’ Certificate. Our ability to offer our helicopter transportation services in Australia is dependent on maintaining these certificates.
Barbados
          The Barbados subsidiaries are incorporated pursuant to the Companies Act Chapter 308 of the laws of Barbados as international business companies. As such, they are registered and licensed annually by the Ministry of Economic Development and International Business in accordance with the International Business Companies Act. An IBC license is issued annually which enables the respective companies to engage in international business or international trade and commerce. No registration, licensing or authorization is required with the Civil Aviation Authority which is the local governmental authority that regulates aviation operations in Barbados. Our ability to engage in international business or international trade and commerce is dependent on maintaining these licenses.
Other Countries
          Our operations in other foreign countries are regulated to various degrees by their governments and must be operated in compliance with those regulations and, where applicable, in accordance with our international air service licenses and air operator certificates. These regulations may require us to obtain a license to operate in that country, may favour local companies or require operating permits that can only be obtained by locally registered companies and may impose other nationality requirements. Although we have operated in most of these countries for a number of years, we cannot assure you as to what foreign governmental regulations may be applicable in the future to our helicopter operations. In addition, we operate in partnership with local registered companies in many of these other foreign countries. The failure of those companies to maintain their licenses or the termination of our partnerships could have a material adverse impact on our results.
Our international operators may suffer due to political, economic and regulatory uncertainty.
          A substantial portion of our revenue in recent years has been attributable to operations outside North America and Europe by our international operating segment. 35% of revenue for our fiscal year ended April 30, 2005 was generated from these operations. Risks associated with some of our international operations include war and civil disturbances or other events that may limit or disrupt markets, expropriation, requirements to award contracts, concessions or licenses to nationals, international exchange restrictions and currency fluctuations, changing political conditions, licensing requirements and monetary policies of foreign governments. Any of these events could materially adversely affect our ability to provide services to our international customers. Certain of our helicopter leases and certain of our loan agreements impose limitations on our ability, including requiring the prior approval of the lessor or the lender, to locate particular helicopters in certain countries. We cannot assure you that these limitations will not affect our ability to allocate resources in the future.
Fluctuations in currencies may make it more costly for us to pay our debt.
          We prepare our financial statements in Canadian dollars. However, many of our revenues and operating expenses are denominated in the reporting currencies of our principal foreign operating subsidiaries, which consist primarily of pound sterling, Norwegian kroner, U.S. dollars, Australian dollars, South African Rand and euros. Therefore, we are exposed to exchange rate and currency risks. In preparing our financial statements, we must convert all non-Canadian dollar financial statement items to Canadian dollars at varying rates of exchange. This may ultimately result in a currency gain or loss at the end of each fiscal period, the outcome of which we cannot predict. Furthermore, we may sometimes be required to make capital expenditures, or payments on debt, from revenues earned in other currencies. The same is true of expenses in pound sterling, Norwegian kroner,

South African Rand, Australian dollars and euros. To the extent that the currency of our revenues weakens relative to the currency of our expenses, we are exposed to exchange rate losses.
          In general, our cash outflows exceed our cash inflows to a significant extent in only two currencies, the Canadian dollar and the euro. Where applicable, we hedge our exposure to losses from fluctuations in exchange rates. Losses from changes in the value of foreign currencies relative to the Canadian dollar could materially affect our business, financial condition and results of operations.
The loss of key personnel could affect our growth and future success.
          Our success has been dependent on the quality of our key management personnel, including Craig L. Dobbin, our Executive Chairman, and Sylvain A. Allard, our President and Chief Executive Officer. The loss of Mr. Dobbin or Mr. Allard, due to time constraints, illness, death or any other reason, could have a material adverse effect on our business. In addition, since we have independent management teams at our divisions, loss of the services of other key management personnel at our corporate and divisional headquarters without being able to attract personnel of equal ability could have a material adverse effect upon us.
We may experience work stoppages that could cause disruptions in our operations.
          We are party to the following collective labor agreements:

•	In Norway our pilots have a two-year collective agreement that expires April 30, 2006. Ground staff and engineers have a two-year agreement that expires March 31, 2006. Repair and overhaul employees have a central agreement extending to March 31, 2006 and two-year local agreements that expire on September 30, 2006.

•	In the U.K., we have a collective agreement with our pilots and a separate agreement with our engineers and other ground staff, both of which expired on June 30, 2005. The Company has successfully negotiated a new five-year collective agreement with our pilots. The Company anticipates a successful agreement with the engineers and support staff. Negotiations are underway to reach new agreements with these groups.

•	In Denmark, we have a multi-year collective agreement with our pilots that will expire on June 30, 2007, and separately with our engineers and ground staff that expires June 30, 2007.

•	In Ireland, we have collective pay agreements in place with our pilots, aircrew and engineers that expire April 30, 2006.

•	In Australia, we have a collective agreement with our pilots that expired May 2, 2005. We are currently renegotiating this agreement. Our collective agreement with aircrew in Australia expired in December 2003 and a replacement agreement is in the process of being ratified. Our engineers’ agreement in Australia expired August 31, 2005. Negotiations on a new agreement are ongoing.

•	In the Netherlands, we have a collective agreement with our pilots and with our ground staff and general administrative staff that expired June 2005 and is currently under negotiations. As at the filing date of this document, no agreement has been reached.

•	We also have a collective agreement with certain of the employees at CHC Composites Ltd. that expires on October 15, 2006.
          Employees at our other helicopter operations are not unionized.
          During the past three years we had a work stoppage at one of our operating units in Europe, which lasted for less than 45 days. In addition, there have been some short-term national strikes in Nigeria that have had no significant impact on our Nigerian operations.
          Schreiner is subject to the Netherlands Works Council Act and must seek the advice of its Works Council prior to implementing a variety of decisions.

          We cannot assure you that we will not experience strikes, lockouts or other significant work stoppages in the future or that our relationship with our employees will continue to be good, either of which may adversely affect our business, financial condition and results of operations.
We are controlled by our principal shareholder who can determine the outcome of matters to be decided by our shareholders.
          As of April 30, 2005, Mr. Dobbin, directly and indirectly through Discovery Helicopters Inc. (“Discovery”) and O.S. Holdings Inc., beneficially owned 6.8% of our Class A Subordinate Voting Shares (which are entitled to one vote per share), 94.7% of our Class B Multiple Voting Shares (which are entitled to 10 votes per share) and all of our Ordinary Shares (which are entitled to one vote per 10 shares), representing in the aggregate 61.7% of the voting power on matters put before our shareholders.
          Mr. Dobbin has advised us that if we issue additional shares of voting securities, he intends to purchase, through Discovery, sufficient voting shares to enable him to maintain control of more than 50% of the voting power attached to all outstanding voting shares. As a result, Mr. Dobbin would, subject to certain exceptions, continue to (1) control the outcome of all matters requiring a majority vote of shareholders, including the power to elect all of the directors but excluding those matters that require an affirmative vote of the majority of disinterested minority shareholders, (2) be able to prevent the approval of any matter requiring shareholder approval and (3) be likely to determine the outcome of any matter that under applicable corporate law would require a shareholders’ resolution passed by not less than two-thirds of the votes cast, such as the sale by us of all or substantially all of our assets or an amalgamation with an unrelated corporation.
If our Norwegian operating subsidiaries incur substantial operating losses, they may be subject to liquidation under Norwegian law.
          The corporate law under which our Norwegian subsidiaries operate differs from Canadian and U.S. law in a number of areas, including with respect to corporate liquidation. Under Norwegian law, if the losses of any of our Norwegian subsidiaries reduce that subsidiary’s equity to an amount less than 50% of its share capital or the equity of the subsidiary becomes inadequate compared to the risks and the size of the subsidiary’s business, the directors of the subsidiary would be obligated by law to convene a general shareholders’ meeting to resolve to balance the amount of such equity and share capital by either:

•	increasing the equity in an amount sufficient to achieve such balance and to ensure that the equity of the subsidiary becomes adequate compared to the risks and the size of the subsidiary’s business; or

•	reducing the share capital to pay off losses in an amount sufficient to achieve such balance.
          To the extent reductions in the share capital of our Norwegian subsidiaries as a result of operating losses are substantial and if no appropriate resolutions are made, they could ultimately result in liquidation, which would have a material adverse effect on our business, financial condition and results of operations.
Failure to maintain a record of acceptable safety performance may have an adverse impact on our ability to attract and retain customers.
          Our customers consider safety and reliability two primary attributes when selecting a provider of helicopter transportation services. If we fail to maintain a record of safety and reliability that is satisfactory to our customers, our ability to retain current customers and attract new customers may be adversely affected.
Assimilating our recent acquisitions or any future material acquisitions into our corporate structure may strain our resources and have an adverse impact on our business.
          The assimilation of recent acquisitions and any future material acquisitions we may make into our company will require substantial time, effort, attention and dedication of management resources and may distract our management in unpredictable ways from our ordinary operations. The transition process could create a number of potential challenges and adverse consequences for us, including the possible unexpected loss of key employees, customers or suppliers, a possible loss of revenues or an increase in operating or other costs.

Inefficiencies and difficulties may arise because of unfamiliarity with new assets and the business associated with them, new geographic areas and new regulatory systems. These types of challenges and uncertainties could have a material adverse effect on our business, financial condition and results of operations. We may not be able to effectively manage the combined operations and assets or realize any of the anticipated benefits of acquiring such acquisitions or any future material acquisition.
If the assets in our pension plans are not sufficient to meet the plans’ obligations, we may be required to make substantial cash contributions and our liquidity may be adversely affected.
          We sponsor funded and unfunded defined benefit pension plans for our employees principally in Canada, the U.K., the Netherlands and Norway. As of April 30, 2005, there was a $75.7 million funding deficit related to our various defined benefit pension plans which require ongoing funding by us and a $46.5 million obligation related to our various unfunded plans.
          Our estimate of liabilities and expenses for pensions incorporates significant assumptions, including interest used to discount future liabilities and expected long-term rates of return on plan assets. Our pension contributions and expense, results of operations, liquidity or shareholders’ equity in a particular period could be materially adversely affected by market returns that are less than the plans’ expected long-term rates of return, a decline in the rate used to discount future liabilities and changes in the currency exchange rates.
          If the assets of our pension plans do not achieve expected investment returns for a fiscal year, such deficiency may require increases in our pension expense. Changing economic conditions, poor pension investment returns or other factors may require us to make substantial cash contributions to our pension plans in the future, preventing the use of such cash for other purposes and adversely affecting our liquidity.
Our customers are concentrated in the oil and gas industry and, as a result, our credit exposure within this industry is significant.
          The majority of our customers are engaged in oil and gas production and exploration. This concentration may impact our overall exposure to credit risk because changes in economic and industry conditions that adversely affect the oil and gas industry could affect the majority of our customers. We generally do not require letters of credit or other collateral to support our trade receivables. Accordingly, a sudden or protracted downturn in the economic conditions of the oil and gas industry could adversely impact our ability to collect our receivables and thus our financial condition.
We are subject to certain environmental regulations which may have an adverse impact on our business.
          We are subject to extensive laws, rules, regulations and ordinances relating to pollution and protection of the environment, including those relating to emissions to the air, discharges to waters, the use, storage and disposal of petroleum and other regulated materials and the remediation of contaminated sites.
          Our operations sometimes involve the use, handling and storage of material that may be classified as environmentally hazardous. Laws protecting the environment have become more stringent in Canada and certain other countries in recent years and may, in certain circumstances, impose liability for cleanup of releases of regulated materials and related environmental damage without regard to negligence or fault. These laws also may expose us to liability for the conduct of, or conditions caused by others such as historic spills of regulated materials at our facilities or for our acts that were in compliance with all applicable laws at the time these acts were performed. We believe we are in substantial compliance with applicable environmental requirements and that ensuring compliance has not, to date, had a material adverse effect on our financial position. We cannot, however, predict the likelihood of change to these laws or in their enforcement nor the impact of any such change, or discovery of previously unknown conditions which may require unanticipated costs, on our financial position.

The reorganization and consolidation of our operations may strain our resources and have an adverse impact on our business.
          The reorganization and consolidation of our operations into a new organizational structure will require substantial time, effort, attention and dedication of management resources to complete and may distract our management in unpredictable ways from our ordinary operations. The transition process could create a number of potential challenges and adverse consequences for us, including the possible loss of key employees, customers or suppliers, a possible loss of revenue or an increase in operating or other costs. These types of challenges and uncertainties could have a material adverse effect on our business, financial condition and results of operations. We may not be able to effectively manage the reorganized operations and assets or realize any of the anticipated benefits from the restructuring.
We are subject to many different forms of taxation in various jurisdictions throughout the world which may lead to disagreements with tax authorities regarding the application of tax law.
          Income tax law and administration is extremely complex and often requires us to make subjective determinations. The tax authorities in the various jurisdictions where we carry on business may not agree with the determinations that are made by us with respect to the application of tax law. Such disagreements could result in lengthy legal disputes and, ultimately, in the payment of substantial funds to the government authorities of foreign and local jurisdictions.
          Our estimate of tax related assets, liabilities, recoveries and expenses incorporates significant assumptions. These assumptions include, but are not limited to, the tax laws in various jurisdictions, the effect of tax treaties between jurisdictions, taxable income projections, and the benefits of various restructuring plans. To the extent that such assumptions differ from actual results, we may have to record additional income tax expenses and liabilities.
Risks Relating to the New Notes
Our substantial indebtedness could adversely affect our operations and financial condition and prevent us from fulfilling our obligations under the new notes.
          We have, and after this offering will continue to have, a significant amount of indebtedness. As at July 31, 2005, we had outstanding debt of $682.4 million. We may incur additional debt in the future subject to certain restrictions contained in our debt instruments.
          Our substantial indebtedness could have important consequences to you. For example, it could:

•	make it more difficult for us to satisfy our obligations with respect to the new notes;

•	increase our vulnerability to general adverse economic and industry conditions;

•	limit our ability to fund future working capital, acquisitions, capital expenditures and other general corporate requirements;

•	require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, acquisitions, capital expenditures and other general corporate purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and our industry; and

•	place us at a competitive disadvantage compared to our competitors that have less debt.
          Our ability to pay interest on the new notes and to satisfy our other debt obligations will depend upon, among other things, our future operating performance and our ability to refinance indebtedness when necessary.
Each of these factors is, to a large extent, dependent on economic, financial, competitive and other factors beyond our control. If, in the future, we cannot generate sufficient cash from operations to make scheduled payments on the new notes or to meet our other obligations, we will need to refinance, obtain additional financing or sell assets. We cannot assure you that our business will generate cash flow or that we will be able to obtain funding sufficient to satisfy our debt service requirements. In addition, the terms of existing and future debt agreements, including our senior credit facility and indenture, may restrict us from pursuing these alternatives.
The terms of our indebtedness impose certain conditions and restrictions that could significantly impact our ability to operate our business and repay the new notes.
          The indenture governing the new notes will restrict, among other things, our ability and the ability of our restricted subsidiaries to:

•	incur additional debt;

•	pay dividends on, redeem or repurchase our stock;

•	incur liens to secure pari passu or subordinated debt;

•	make certain investments;

•	issue or sell capital stock of restricted subsidiaries;

•	enter into certain transactions with our affiliates;

•	in the case of our restricted subsidiaries, guarantee indebtedness;

•	sell assets;

•	consolidate, amalgamate, merge or transfer all or substantially all of our assets;

•	engage in sale and leaseback transactions; and

•	in the case of our restricted subsidiaries, incur restrictions on their ability to make dividends or other payments to us.
          If we fail to comply with these restrictions, we would be in default under the indenture, and the principal and accrued interest on the notes would become due and payable. For a more detailed discussion of these restrictions, see “Description of the New Notes—Certain Covenants.”
          In addition, our senior credit facility contains many restrictive covenants similar to the indenture’s covenants that, among other things, impose certain limitations on us. The senior credit facility’s restrictive covenants are generally more restrictive than those in the indenture. The senior credit facility also requires us to maintain specified consolidated financial ratios. Our ability to meet those financial ratios may be affected by events beyond our control. If we fail to meet those tests or breach any of the covenants, the lenders could declare all amounts outstanding under the senior credit facility, together with accrued interest, to be immediately due and payable. If we are unable to repay those amounts, the lenders could proceed against the collateral granted to them. Our assets may not be sufficient to repay in full that indebtedness or any other indebtedness, including the new notes. We cannot assure you that we will be able to comply in the future with all of these covenants or that our lenders will be willing to waive any noncompliance.
          We have given guarantees to aircraft lessors in respect of a cross acceleration right in the event we default under the terms of our senior credit facility and the senior lenders accelerate their debt. These guarantees have been pledged as security by the lessors to certain financial institutions that provided financing for the sale and leaseback transactions. If we fail to meet the senior credit facility’s financial ratios or breach any of the covenants and, as a result, the senior lenders accelerate their debt, the leases provide for a cross acceleration that could give the lessors and financial institutions the right to terminate the leases and require return of the aircraft and payment by the lessees of the present value of all future lease payments (those future lease payments aggregated approximately $191.2 million on a present value basis as of July 31, 2005) and certain other amounts. If the realized value of the helicopter is insufficient to discharge the indebtedness due to those lessors in respect of the present value of the future lease payments, and the lessees are otherwise unable to pay any deficiency in the amounts due, the financial institution could obtain payment of that deficiency from us under these guarantees.

          If we default under the indenture, the senior credit facility or certain instruments governing our other indebtedness, the default could constitute a cross default under the indenture, the senior credit facility or the instruments governing our other indebtedness, which could permit acceleration of that debt. See “Item 5.—Liquidity and Capital Resources” in our Annual Report on Form 20-F for the fiscal year ended April 30, 2005 incorporated herein by reference. These operating and financial restrictions and covenants may adversely affect, and in fact may limit or prohibit, our ability to finance future acquisitions, our operations and our capital needs.
Your right to receive payments on the new notes and the subsidiary guarantees will be junior to our existing senior debt and the existing senior debt of our subsidiary guarantors and all of our and their future senior debt.
          The new notes and the subsidiary guarantees will be subordinated in right of payment to the prior payment in full of our and our subsidiary guarantors’ current and future senior debt, including our and their obligations under our new senior secured credit facility. As a result of the subordination provisions of the new notes, in the event of the bankruptcy, liquidation or dissolution of us or any subsidiary guarantor, our assets or the assets of the applicable subsidiary guarantor will be available to pay obligations under the new notes and our other senior subordinated obligations only after all payments have been made on our senior debt or the senior debt of the applicable subsidiary guarantor. Sufficient assets may not remain after all of these payments have been made to make any payments on the new notes and our other senior subordinated obligations, including payments of interest when due.
          In addition, the indenture will provide that payments with respect to the new notes will be prohibited in the event of a cash payment default on indebtedness that ranks ahead of the new notes. Furthermore, under certain circumstances, no cash payments may be made with respect to the new notes for a period of up to 179 days (during each period of 365 days) if a nonpayment default exists with respect to designated senior indebtedness. If any of the foregoing events occur, we may not have sufficient assets to pay amounts due on the new notes. As a result, holders of the new notes may receive less, ratably, than the holders of our senior indebtedness. The new notes are senior to the investment by Discovery Helicopters. As at July 31, 2005 the Company had outstanding U.S.$146.6 million of senior indebtedness, substantially all of which would have represented borrowings under our senior credit facility that are secured by substantially all of our assets, and our subsidiary guarantors had outstanding U.S.$5.8 million of guarantor senior indebtedness, substantially all of which represented guarantees of borrowings under our senior credit facility. In addition, we had approximately $146.9 million of additional availability under our senior credit facility as of July 31, 2005, all of which would represent senior indebtedness and senior guarantor indebtedness when borrowed. The indenture and the senior credit facility will permit us to incur additional indebtedness, including debt that ranks ahead of the new notes and the subsidiary guarantees. In this paragraph the terms “senior indebtedness,” “guarantor senior indebtedness,” and “designated senior indebtedness” are used as defined in the “Description of the New Notes—Ranking” section of this prospectus. See “Description of the New Notes—Ranking.”
We will depend on distributions from our operating subsidiaries to service and repay the debt represented by the new notes and our other obligations.
          We are a holding company and derive all of our operating income from, and hold substantially all of our assets through, our subsidiaries. The effect of this structure is that we will depend on the earnings of our subsidiaries, and the distribution, loan or other payment to us of these earnings, to meet our obligations, including those under our new senior secured credit facility and the new notes. Our subsidiaries’ ability to make payments to us will depend upon their operating results and will also be subject to applicable law and contractual restrictions. Some of our subsidiaries may become subject to loan agreements and indentures that restrict the sale of assets and prohibit or significantly restrict the payment of dividends or the making of distributions, loans or other payments to shareholders and partners. The indenture governing the new notes will permit our subsidiaries to incur debt with similar prohibitions and restrictions in the future. Provisions of law, such as those requiring that dividends be paid only out of surplus, and provisions of our senior debt will also limit the ability of our subsidiaries to make distributions, loans or other payments to us.

The new notes and the subsidiary guarantees will be effectively subordinated to all of our and our subsidiary guarantors’ secured debt and all debt of our non-guarantor subsidiaries.
          Neither the new notes nor the guarantees of our subsidiary guarantors will be secured by any assets. Our obligations under our senior credit facility, however, are secured by substantially all of our assets, including a first priority security interest in the intercompany notes and related guarantees.
          If the lenders under the senior credit facility accelerate our indebtedness under the senior credit facility (that is, declare all of it to be due and payable before its maturity) and foreclose on the collateral we have pledged to secure that indebtedness, the proceeds from the sale of the collateral securing the obligations under the senior credit facility will be applied first to repay any indebtedness under the senior credit facility. Substantially all of our owned helicopters are pledged under our senior credit facility and in the event there is a foreclosure on this collateral, we cannot assure you that the proceeds realized from the sale in foreclosure of these helicopters will be equal to their appraised resale value. The remaining proceeds, if any, from such sale of collateral may then be available to repay the new notes. If an acceleration occurs, there may not be sufficient funds remaining from any foreclosure sale to repay the new notes after payment in full of all senior indebtedness under the senior credit facility. As a result, the new notes are effectively subordinated to our and our subsidiaries’ secured debt to the extent of the value of the assets securing that debt, and the holders of the new notes would in all likelihood recover ratably less than the lenders of our and our subsidiaries’ secured debt in the event of our or their bankruptcy, liquidation or dissolution. At July 31, 2005, the Company and the subsidiary guarantors had approximately U.S.$152.4 million of senior debt outstanding and approximately $146.9 million of additional secured debt was available for borrowing under the revolving loan portion of our senior credit facility (excluding approximately $4.4 million of outstanding letters of credit).
          In addition, the new notes will be structurally subordinated to all of the liabilities (including trade payables) of our subsidiaries that do not guarantee the new notes. By virtue of restrictions on the provision of financial assistance under Norwegian and Danish law, none of our Norwegian and Danish subsidiaries may guarantee the new notes. Accordingly, such subsidiaries will have no obligations to pay amounts due on the new notes. In the event of a bankruptcy, liquidation or dissolution of any of the non-guarantor subsidiaries, holders of their debt, their trade creditors and holders of their preferred equity will generally be entitled to payment on their claims from assets of those subsidiaries before any assets are made available for distribution to us. Under some circumstances, the terms of the new notes will permit our non-guarantor subsidiaries to incur additional specified debt up to U.S.$50.0 million. In addition, the new notes and subsidiary guarantees will be effectively subordinated to all intercompany debt of non-guarantor subsidiaries pledged to our lenders pursuant to our senior credit facility.
Applicable statutes allow courts, under specific circumstances, to void the subsidiary guarantees of the new notes.
          Our creditors or the creditors of one or more subsidiary guarantors could challenge the subsidiary guarantees as fraudulent transfers, conveyances or preferences or on other grounds under applicable U.S. federal or state law, applicable Canadian federal or provincial law or applicable laws of other relevant jurisdictions and countries. The entering into of the subsidiary guarantees could be found to be a fraudulent transfer, conveyance or preference and declared void if a court were to determine that:

•	a subsidiary guarantor delivered its subsidiary guarantee with the intent to hinder, delay or defraud its existing or future creditors;

•	the subsidiary guarantor did not receive fair consideration for the delivery of the subsidiary guarantee;

•	the subsidiary guarantor was insolvent at the time it delivered the subsidiary guarantee; or

•	the granting of the subsidiary guarantee was oppressive, unfairly prejudicial or unfairly disregarded the interests of creditors of the subsidiary guarantor.
          To the extent a court voids a subsidiary guarantee as a fraudulent transfer, preference or conveyance or holds it unenforceable for any other reason, holders of new notes would cease to have any direct claim against the guarantor that delivered that subsidiary guarantee and would instead be limited to pursuing a claim against the Company which, as common stockholder of the guarantor, would be entitled to the remaining equity after the guarantor had satisfied other claims. In such circumstances, the subsidiary guarantor’s assets would be applied first to satisfy the subsidiary guarantor’s liabilities, including trade payables, and preferred stock claims, if any. We cannot assure you that a subsidiary guarantor’s remaining assets would be sufficient to satisfy the claims of the holders of new notes relating to any voided portions of the subsidiary guarantees.
We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture.
          Upon a change of control, we will be required to offer to repurchase all outstanding new notes at 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase. We cannot assure you that we will have sufficient funds at the time of any change of control to make any required repurchase of the new notes. In addition, our senior credit facility and certain other outstanding debt currently prohibits us from purchasing any new notes, and also provides that certain change of control events with respect to us would constitute a default thereunder. Any future credit agreements or other agreements relating to debt that is senior to the new notes that we become a party may contain similar restrictions and provisions. In the event a change of control occurs at a time when we are prohibited from purchasing new notes, we could seek the consent of our lenders to the purchase of new notes or could attempt to refinance the borrowings that contain such prohibition. If we do not obtain consent or repay the borrowings, we will remain prohibited from purchasing the new notes. In that case, our failure to purchase tendered new notes would constitute an event of default under the indenture that would, in turn, constitute a default under our senior credit facility and certain other indebtedness. In those circumstances, the subordination provisions in the indenture would likely restrict payments to the holders of new notes.
There is no public market for the new notes, and we cannot be sure that a market for the new notes will develop.
          The new notes are a new issue of securities for which there is currently no active trading market. Application will be made to make the new notes eligible for trading in The PORTAL® Market. If any of the new notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors, including general economic conditions, our financial condition, performance and prospects, and prospects for companies in our industry in general. In addition, the liquidity of the trading market in the new notes and the market prices quoted for the new notes may be adversely affected by changes in the overall market for high-yield securities. As a result, we cannot be sure that an active trading market will develop for the new notes. If a market were to exist, the new notes might trade at prices lower than their initial offering price. The trading price would depend on many factors, such as prevailing interest rates and the market for similar securities, general economic conditions and our financial condition, performance and prospects.
          To the extent that old notes are tendered and accepted in the exchange offer, the trading market for old notes which are not tendered and for tendered-but-unaccepted old notes could be adversely affected due to the limited aggregate principal amount of old notes that we expect to remain outstanding following the completion of the exchange offer. Generally, when there are fewer outstanding securities of an issue, there is less demand to purchase that security, which results in a lower price for that security. Conversely, if many old notes are not tendered, or are tendered but unaccepted, the trading market for the few new notes issued could be adversely affected. See “Plan of Distribution” and “The Exchange Offer” for further information regarding the distribution of the new notes and the consequences of failure to participate in the exchange offer.
If you do not exchange your old notes for new notes, your ability to sell or otherwise transfer the old notes will remain restricted, which could reduce their value.
          The old notes were not registered under the Securities Act or under the securities laws of any state. Therefore, they may not be resold, offered for resale, or otherwise transferred unless they are subsequently registered or resold pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your old notes for new notes pursuant to the exchange offer, you will not be able to resell, offer to resell, or otherwise transfer the old notes unless they are registered under the Securities Act or unless you resell them, offer to resell them or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. In addition, we will no longer be required under the registration rights agreement to register the old notes under the Securities Act except under limited circumstances.
Because all but two of our directors and officers reside outside the United States, you may not be able to effect service of process upon them or us, or enforce civil liabilities against them or us, under the U.S. federal securities laws.
          We are a corporation organized under the laws of Canada. All but two of our directors and officers and certain of the experts named in this prospectus are residents of Canada or other jurisdictions outside of the United States and all or a substantial portion of our assets and their assets are located outside of the United States. As a result, it may be difficult for holders of new notes to effect service of process upon us or such persons within the United States or to enforce against us or them in the United States judgments of courts of the United States predicated upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States. In addition, a monetary judgment of a U.S. court predicated solely upon the civil liability provisions of U.S. federal securities laws would likely be enforceable in Canada if the U.S. court in which the judgment was obtained had a basis for jurisdiction in the matter that was recognized by a Canadian court for such purposes. We cannot assure you that this will be the case. It is unlikely that an action could be brought in Canada in the first instance on the basis of liability predicated solely upon such laws. For more information, see “Enforceability of Civil Liabilities Against Foreign Persons.”
You may have difficulty enforcing U.S. bankruptcy laws and your rights as a creditor may be limited under the bankruptcy laws of Canada or other jurisdictions.
          Under bankruptcy laws in the United States, courts have jurisdiction over a debtor’s property wherever it is located, including property situated in other countries. However, courts outside of the United States may not recognize the U.S. bankruptcy court’s jurisdiction. Accordingly, there may be difficulty administering a U.S. bankruptcy case involving us, because we have property located outside of the United States. Any orders or judgments of a bankruptcy court in the United States may not be enforceable against us with respect to our property located outside the United States. Similar difficulties may arise in administering bankruptcy cases in foreign jurisdictions.
          Under the indenture governing the new notes, the rights of the trustee to enforce remedies may be significantly impaired if we seek the benefit of the restructuring provisions of applicable Canadian federal bankruptcy, insolvency and other restructuring legislation. For example, both the Bankruptcy and Insolvency Act (Canada) and the Companies’ Creditors Arrangement Act (Canada) contain provisions enabling an “insolvent person” to obtain a stay of proceedings against its creditors and others, allowing it to retain possession and administration of its property and to prepare and file a proposal or plan of compromise or arrangement for consideration by all or some of its creditors to be voted on by the various classes of its creditors. The restructuring plan or proposal, if accepted by the requisite majorities of creditors and if approved by the court, would likely result in the compromise or extinguishment of your rights under the new notes and may result in the debtor retaining possession and administration of its property notwithstanding that an event of default occurred under the new notes.
          The powers of the courts under the Bankruptcy and Insolvency Act (Canada) and particularly under the Companies’ Creditors Arrangement Act (Canada) have been exercised broadly to protect a restructuring entity from actions taken by creditors and other parties. Accordingly, we cannot predict whether payments under the new notes would be made following commencement of or during such a proceeding, whether or when the trustee could exercise its rights under the indenture governing the new notes, whether your claims could be compromised or extinguished under such a proceeding or whether and to what extent holders of the new notes would be compensated for delays in payment, if any, of principal and interest.

Your rights under the new notes and the guarantees may be impaired under insolvency or similar laws in certain countries.

United Kingdom
          One of our largest subsidiary guarantors, CHC Scotia Limited, is incorporated in England. Scotia had revenues of $256.3 million and $71.3 million for the fiscal year ended April 30, 2005 and the three-months ended July 31, 2005, respectively. Any insolvency proceedings by or against Scotia would likely be based on English insolvency laws.
          The lenders under our senior credit facility have first ranking security on all the assets of our UK subsidiary guarantors and many of their subsidiaries. As a result, after the enforcement of the collateral, the security agent under the senior credit facility will have effective control of and the right to direct the disposition of the assets of these guarantors and their affiliates. In addition, under English and Scottish insolvency law, in the event of a winding up of these companies, their liabilities under their guarantees will be paid after certain of their other debts which are entitled to priority (over secured and non-secured creditors) under English and Scottish law, being those debts which fall within the definition of preferential debts contained in Schedule 6 of the Insolvency Act 1986 (primarily unpaid occupational pension scheme contributions and a prescribed amount of unpaid salary and certain other sums owed to employees) and the prescribed part of floating charge asset realizations payable to unsecured creditors as provided for in Section 176A of the Insolvency Act of 1986. In addition, in any insolvency proceedings by or against any of our UK subsidiary guarantors, their guarantees will rank behind all of the current and future senior guarantor indebtedness, including indebtedness under the senior credit facility.
          Under English insolvency law, the liquidator or administrator of a subsidiary guarantor incorporated in England may, among other things, apply to the court under Section 238 of the UK Insolvency Act 1986 to rescind the issuance of its guarantee or require repayment of any amount paid pursuant to it, if that subsidiary guarantor was unable to pay its debts (within the meaning of Section 123 of the UK Insolvency Act 1986) at the time of the issuance of its guarantee or became unable to pay its debts (within the meaning of that Section) in consequence thereof and there occurs in relation to that subsidiary the onset of insolvency (as defined in Section 240 of the UK Insolvency Act 1986) within two years after the guarantee is issued. The guarantee might be subject to such rescission (or other competent order of a court under Section 241 of the UK Insolvency Act 1986) if it involved a gift by the subsidiary guarantor or if the subsidiary guarantor received consideration of significantly less value than the consideration given by it. A court, however, cannot make an order under Section 238 if it is satisfied that the subsidiary guarantor entered into the transaction in good faith for the purpose of carrying on its business and that at the time it did so that there were reasonable grounds for believing that the transaction would benefit such subsidiary guarantor.
          Under Scottish insolvency law, any guarantee granted by the subsidiary guarantors incorporated in Scotland may be challengeable in certain circumstances as being a “gratuitous alienation”. Amongst other things, under statute, pursuant to Section 242 of the UK Insolvency Act of 1986, the liquidator, administrator or any creditor (who is a creditor by virtue of a debt incurred on or before the commencement of the winding-up) of a subsidiary guarantor incorporated in Scotland may apply to a court to challenge the issue of its guarantee. Before any such claim could be competent, no more than two years, or in the case where the guarantee has the effect of favoring an “associate” (as defined in the Bankruptcy (Scotland) Act 1985) of the relevant subsidiary, five years, must have elapsed between the date that the guarantee was granted and the commencement of the winding up of the subsidiary guarantor in question. If a claim brought pursuant to Section 242 is upheld, the court must grant a decree of reduction (in which case the guarantee would have no effect and could not be relied upon) or restoration of property to the guarantor’s assets or other redress as may be appropriate. However, the court cannot grant such decree if the person seeking to uphold the guarantee establishes that at any time after the guarantee was granted, the guarantor’s assets were greater than its liabilities, or that the granting of the guarantee was made for adequate consideration.
          Similar provisions exist in Scots common law (which may be relied upon by a creditor, administrator or liquidator separately from the provisions of Section 242 described above) allowing a challenge to be made to a guarantee if the relevant subsidiary guarantor is insolvent and was also insolvent at the time the guarantee was granted (or was made insolvent by granting it), and the guarantee was given for less than adequate consideration and has the effect of prejudicing the person challenging the grant of it.
          We believe that the guarantees to be issued by our UK subsidiary guarantors will not be provided at less than fair value or for inadequate consideration, and that each guarantee will be provided in good faith for the purposes of carrying on the business of each subsidiary guarantor and its subsidiaries, and that there are reasonable grounds for believing that the transaction of which the granting of the guarantee forms part will benefit that subsidiary guarantor. We cannot assure you, however, that a person entitled to apply to a court pursuant to Section 238 or 242 (or at common law) or the relevant court in the UK would concur with our analysis.
          In addition, under UK insolvency law any debt payable in the liquidation of a company in a currency other than pounds sterling (such as U.S. dollars in the case of the new notes) must be converted into pounds sterling, in the case of a company incorporated in England, at the “official exchange rate” prevailing on the date when the debtor went into liquidation for the purpose of proving in the liquidation. The “official exchange rate” for these purposes is the middle market rate at the Bank of England as published for the date in question or, if no such rate is published, the court determines the rate. In the case of a company incorporated in Scotland, the conversion into pounds sterling is at the rate of exchange for that other currency at the average of the buying and selling spot rates prevailing in the London market at the close of business on the date of commencement of the winding up (as published in any national newspaper). Accordingly, in the event of an insolvency of any subsidiary guarantor in the UK, holders of new notes may be subject to exchange rate risk between the date that the subsidiary guarantor went into liquidation and receipt of any amounts to which the holders of new notes may become entitled.

Barbados
          Our Barbados subsidiaries are guarantors of the new notes. Under Barbadian law where a subsidiary guarantor is incorporated in Barbados, a creditor thereof is entitled to present a receiving order against the subsidiary guarantor, in accordance with section 5 of the Bankruptcy Act and Insolvency Act of Barbados, if the guarantor is unable to pay its debts or has committed some other act of bankruptcy in accordance with section 3 of the Bankruptcy Act. Where two or more parties, including the debtor/bankrupt, have entered into a contract or conveyance for valuable consideration involving payment by the debtor/bankrupt to a creditor, such transaction will not be invalidated by the court provided that the following conditions are satisfied: (a) the transaction took place prior to the date of the receiving order, and (b) the parties to the transaction (other than the debtor/bankrupt) did not at the time of the transaction, have notice of any available act of bankruptcy committed by the bankrupt/debtor before that time. Further to the above, a transaction made within three months before the date of the initial bankruptcy event is deemed to be voidable where it is made with a view to giving a creditor a preference over other creditors.
          Further to the above, a transaction made within three months before the date of the initial bankruptcy event, is deemed to be voidable where it is made with a view to giving a creditor a preference over other creditors.

Australia
          A group of our subsidiary guarantors, Lloyd Helicopter Services and its subsidiaries, are incorporated in Australia. Under Australian Corporations law a guarantee could be set aside upon application by a liquidator of that Australian subsidiary guarantor if there was a lack of a real and adequate commercial benefit associated with that subsidiary entering into the transaction. A court must decide that a reasonable disinterested person would agree that each company, in isolation, should have given the guarantee having weighted all of the benefits and detriments to that company. There will only be an adequate commercial benefit if the benefits resulting from the giving of the guarantee in the circumstances outweigh the risk that the lender will make demand under the guarantee. If the benefit is inadequate and the company is either insolvent at that time or becomes insolvent by entering into the uncommercial transaction the company’s directors will have breached their duties and will have committed an offense under the law.

          Under Australian Corporations law, the giving of a guarantee may constitute a financial benefit to a related party of the guarantor. In this regard, the transaction itself is not invalid and the company does not commit an offense. The sanction is that any person involved is liable to civil penalties and, where dishonestly involved, criminal penalties. The prescribed method of avoiding these problems is to obtain shareholder approval to the transaction. However, there are also exceptions to obtaining shareholder approval. Shareholder approval is not required because of the exception under section 214 of the Corporations Act regarding a company and its closely-held subsidiaries. Under the exception, each group of companies that has one ultimate holding company may give financial assistance without shareholder approval. Accordingly, we believe that this transaction does not require shareholder approval.
          The enforcement of foreign judgments throughout Australia and its Territories is provided for by the Foreign Judgments Act 1991 (Cth). In essence, the legislation provides for the enforcement of foreign judgments by way of registration of such judgments in Australia.
          Generally, the Act will apply to countries where, in a reverse situation, that country would allow for an Australian judgment to be entered and enforced there. The United States is not a country which has reciprocal rights regarding enforcement of judgments with Australia.
          In order to enforce a judgment obtained in a competent court in the United States, a plaintiff may do so by bringing a fresh action in an Australian court and relying on the judgment obtained in court in the United States.
          An Australian court may give judgment as if the claim were for an equivalent amount in Australian currency based on the rate of exchange prevailing on the second business day before the date upon which the action is commenced. There may, therefore, be an exchange risk on the part of the judgment creditor.

South Africa
          Another group of our subsidiary guarantors, CHC Helicopters (Africa) (Proprietary) Limited and its subsidiaries, are incorporated in South Africa. Under South African insolvency law, the liquidator of a subsidiary guarantor incorporated in South Africa may, among other things, apply to the court under Section 26 of the South African Insolvency Act, No. 24 of 1936, to set aside its guarantee, if that subsidiary guarantor was insolvent immediately after granting the guarantee and no value was given for the guarantee. A court, however, will not impeach such a transaction under Section 26 if it is satisfied that value was given, which value can include the continued financial stability of all the companies in the group.
          We are of the view that the guarantees to be issued by our South African subsidiary guarantors will be provided in a transaction for value and that each guarantee will be provided in good faith for the purposes of carrying on the business of each subsidiary guarantor and its subsidiaries, and that there are reasonable grounds for believing that the transaction will benefit that subsidiary guarantor and the group of companies. We cannot assure you, however, that a person entitled to apply to a court pursuant to Section 26 or the relevant court in South Africa would concur with our analysis.

The Netherlands
          Certain of our subsidiary guarantors, being CHC Netherlands B.V. and certain of its subsidiaries, are incorporated under the laws of The Netherlands. Dutch insolvency laws differ significantly from insolvency proceedings in the United States and may make it more difficult for holders of the new notes to effect a restructuring of our Dutch subsidiary guarantors or to recover the amount they would have recovered in a liquidation or bankruptcy proceeding in the United States. There are two primary insolvency regimes under Dutch law; the first, moratorium of payment (surséance van betaling), is intended to facilitate the reorganization of a debtor’s debts and enable the debtor to investigate the possibilities for continuing its business as a going concern. The second, bankruptcy (faillissement), is primarily designed to liquidate and distribute the assets of a bankrupt debtor to its creditors.
          If a company applies for a moratorium of payment, the court will grant the moratorium provisionally and appoint a trustee administrator (bewindvoerder), who, jointly with the company’s management, will be in charge of the company and its business undertakings. A definitive moratorium will generally be granted upon the approval of a qualified majority of the unsecured creditors. A provisional or definitive moratorium of payment will be withdrawn and in most cases be converted into a bankruptcy if, among others, the assets or financial condition of the debtor is such that continuation of the moratorium is no longer desirable or the prospect that the debtor may eventually satisfy its creditors, appears not to exist. The moratorium does not apply to claims of secured creditors (such as pledgees and mortgagees), claims which are accorded preferential rights (such as tax and social security duties and employee wages) or any debts arising after the date of the moratorium. Unlike chapter 11 proceedings under U.S. bankruptcy law during which both secured and unsecured creditors are generally barred from seeking to recover on their claims, during a Dutch moratorium of payment secured creditors and preferential auditors may proceed against the assets that secure their claims or to which they have preferential rights, in order to satisfy their claims. A recovery under Dutch law, therefore, could involve a sale of the assets of the debtor in a manner that does not reflect the going concern value of the debtor. Consequently, Dutch insolvency laws could preclude or inhibit the ability of the holders of the new notes to effect a restructuring of our Dutch subsidiary guarantors and could reduce the recovery in a Dutch insolvency proceeding. In addition, as long as there are obligations outstanding under a senior debt to which the new notes are subordinated, the new notes shall also be subordinated to all other secured or unsecured debt which rank equal with the senior debt.
          In connection with Dutch bankruptcy proceedings, the assets of a debtor are generally liquidated and the proceeds distributed to the debtor’s creditors in accordance with their respective ranks and, to the extent claims of certain creditors have equal ranking, in proportion to the amount of such claims. Certain parties (such as secured creditors and preferential creditors) will have special rights that may adversely affect the interests of holders of the new notes. Secured creditors such as pledgees and mortgagees may enforce their rights separate from the bankruptcy. Other creditors need to submit their claims to the public receiver (curator) for verification. The claim of a creditor may be limited depending on the date the claim becomes due and payable in accordance with its terms. Each of these claims will have to be submitted to the public receiver of the Dutch guarantor to be verified by the public receiver. “Verification” under Dutch law means that the public receiver determines the existence, ranking and value of the claim and whether and to what extent it will be admitted in the bankruptcy proceedings. The valuation of claims that otherwise would not have been payable to the time of the bankruptcy proceedings may be based on a net present value analysis. Creditors that wish to dispute the verification of their claims by the public receiver will need to commence a court proceeding. The ranking of the holders of new notes as subordinated creditors and these verification procedures could cause holders of new notes to recover substantially less than the principal amount of their new notes or less than they could recover in a U.S. liquidation. Such verification procedures and the subordination could also cause payments to the holders of new notes (if any) to be delayed compared with holders of undisputed unsubordinated claims.
          Under the Dutch rules of corporate benefit the validity of a legal act performed by a Dutch guarantor may be contested by such guarantor or the public receiver in its bankruptcy, if as a result its objects (doel) are transgressed and the counter party was aware of the transgression or, without personal investigation, should have been so aware. It is noted that the giving of a guarantee must be for a legitimate purpose of the company giving the guarantee and must reasonably considered to be in the interest, including corporate interest, of that company. If Dutch courts were to find that a guarantee were not so given, they may hold that guarantee to be void and unenforceable, in whole or in part.
          Fraudulent conveyance legislation is also in force in The Netherlands. Portions of the legislation provide generally that certain transactions with a creditor entered into voluntarily by the debtor are subject to avoidance if both parties to the transaction know or should have known that the transaction would prejudice other creditors or that the debtor has previously made an application for bankruptcy. Knowledge that the transaction would prejudice other creditors is presumed by law for all transactions performed within one year of the adjudication before bankruptcy or within one year before the date the claim of fraudulent conveyance is made, if it is also established that one of the conditions mentioned in Article 43 of the Dutch Bankruptcy Act or, respectively, Article 46 of Book 3 of the Dutch Civil Code is fulfilled. These conditions include, but are not limited to, situations in which (1) the value of the obligation of the debtor materially exceeds the value of the obligation of the creditor, (2) the debtor pays or grants security for debts which are not yet due, (3) an agreement is made between legal entities or an obligation arises from one legal entity towards another if a director of one of these legal entities is also a director of the other or (4) an agreement is made or an obligation would arise with a group company. Accordingly, if a court of competent jurisdiction in a suit by an unpaid creditor of a Dutch guarantor or a representative of such a creditor were to find that the guaranteeing of the new notes met the foregoing criteria, the court could avoid the guarantee. A consequence of such avoidance could be the subordination of claims of holders of the new notes to existing and possibly future debt of the Dutch guarantor. We cannot assure you as to what standards a court would apply to determine whether the Dutch guarantor was solvent at the relevant time or whether, whatever, standard was applied, the guarantees would not be avoided on another of the grounds set forth above.
          If we default on the new notes or enter into bankruptcy, liquidation, receivership, administration or reorganization, in each case triggering a default under the senior credit facility, the assets that secure our indebtedness will be used to satisfy obligations under the senior credit facility (and any other indebtedness that ranks equal to the senior credit facility). As a result, upon a distribution to our creditors or the creditors of the guarantors in a bankruptcy or similar proceeding relating to us or the guarantors, the lenders under the senior credit facility (and any other indebtedness that ranks equal to the senior credit facility) will be entitled to receive payment in full in cash before any payment may be made with respect to the new notes or the guarantees.
          In addition, although the guarantees provide the holders of the new notes with a direct claim against the assets of the guarantors, enforcement of the guarantees may be subject to legal challenge in a bankruptcy or a reorganization case or a lawsuit by or on behalf of creditors of the guarantor, and would be subject to certain defenses available to guarantors generally. If the guarantees are not enforceable, the new notes would effectively rank junior to all liabilities of the guarantors, including trade payables of the guarantors or, in the case of any guarantor incorporated in The Netherlands would be void.

USE OF PROCEEDS
          This exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any proceeds from the exchange offer. You will receive, in exchange for old notes validly tendered and accepted for exchange pursuant to the exchange offer, new notes in the same principal amount as the old notes. Old notes validly tendered and accepted for exchange pursuant to the exchange offer will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the new notes will not result in any increase of our outstanding debt.

CAPITALIZATION
          The following table sets forth our cash and capitalization as of July 31, 2005. This table should be read in conjunction with the information for the fiscal year ended April 30, 2005 in our Annual Report on Form 20-F filed on September 16, 2005 and the information for the three months ended July 31, 2005 in our Report of Foreign Issuer on Form 6-K furnished to the SEC on September 14, 2005, all incorporated by reference herein.

As at July 31,
2005

(in millions)
Cash and cash equivalents	$33.8

Debt:
Senior subordinated notes	490.4
Credit facilities	179.7
Other term loans	12.3

Total debt	682.4
Shareholders’ equity(1)	493.2

Total capitalization	$1,175.6

(1)	Our authorized capital stock consists of an unlimited number of the following: first preferred shares, issuable in series; second preferred shares, issuable in series; Class A subordinate voting shares, Class B multiple voting shares and ordinary shares. As of July 31, 2005, there were 36,836,976 Class A subordinate voting shares, 5,866,476 Class B multiple voting shares and 22,000,000 ordinary shares outstanding.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA
          The selected consolidated historical financial data as at and for the fiscal years ended April 30, 2001, 2002, 2003, 2004 and 2005 have been derived from our audited consolidated financial statements. The selected consolidated historical financial data as at and for the three months ended July 31, 2004 and 2005 have been derived from our unaudited interim consolidated financial statements which, in the opinion of management, have been prepared on the same basis as our audited annual consolidated financial statements and reflect all adjustments necessary for a fair presentation of the results for interim periods. Interim results are not necessarily indicative of the results that may be expected for any other interim period or for the entire fiscal year .
          These consolidated historical financial statements have been prepared in accordance with Canadian GAAP, which differs in certain respects from U.S. GAAP. See Note 34 to the audited annual consolidated financial statements contained in our Annual Report on Form 20-F for the fiscal year ended April 30, 2005 and Note 13 to the unaudited interim consolidated financial statements for the three months ended July 31, 2005 contained in our Report of Foreign Issuer on Form 6-K furnished to the SEC on September 14, 2005, all incorporated by referenced herein.
          The following selected consolidated historical financial data should be read in conjunction with the section in our quarterly report entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the sections in our annual report entitled “Item 3. Selected Financial Data” and “Item 5. Operating and Financial Review and Prospects, “our audited consolidated financial statements and the related notes and our unaudited interim consolidated financial statements and the related notes, all incorporated by reference in this prospectus.
CHC
SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA
(in millions, unless otherwise indicated, except per share amounts)

	As at and for the Fiscal Year Ended April 30,

	2005	2004	2003	2002	2001

		(i)	(i)	(i)	(i)
	(in millions of Canadian dollars except per share amounts)
Amounts under Canadian GAAP
Operating Data:
Revenue	$903.3	$720.0	$711.9	$617.2	$593.8
Direct costs	(702.2)	(576.0)	(546.0)	(473.2)	(465.6)
General and administration costs	(25.8)	(18.6)	(21.4)	(23.8)	(11.7)
Amortization	(30.5)	(25.2)	(20.5)	(18.6)	(20.0)
Restructuring costs	(17.6)	(9.2)	—	—	—
Gain on disposals of assets	4.1	3.3	2.4	1.9	6.8

Operating income	131.3	94.3	126.4	103.5	103.3
Debt settlement costs	(2.0)	(19.7)	(12.5)	—	(18.6)
Financing charges
Interest expense	(32.9)	(30.6)	(30.8)	(42.3)	(53.6)
Other	(4.2)	1.7	(3.7)	(5.7)	(2.8)

	92.2	45.7	79.4	55.5	28.3
Non-controlling interest	(0.3)	—	—	—	—
Equity earnings (loss) of associated companies	5.5	3.9	2.3	1.1	(0.4)
Income tax (provision) recovery	(23.8)	16.7	(1.9)	(9.8)	5.9

Net earnings from continuing operations	73.6	66.3	79.8	46.8	33.8
Net loss from discontinued operations	(11.0)	(2.6)	(14.3)	—	—

Net earnings	$62.6	$63.7	$65.5	$46.8	$33.8

	As at and for the Fiscal Year Ended April 30,

	2005		2004		2003		2002		2001

			(i)		(i)		(i)		(i)
	(in millions of Canadian dollars except per share amounts)
Per Share Data:
Basic
Net earnings from continuing operations	$1.75		$1.60		$1.92		$1.42		$1.08
Net loss from discontinued operations	(0.26)		(0.06)		(0.34)		—		—
Net earnings	1.49		1.54		1.58		1.42		1.08
Diluted
Net earnings from continuing operations	1.61		1.47		1.76		1.30		1.01
Net loss from discontinued operations	(0.24)		(0.06)		(0.30)		—		—
Net earnings	1.37		1.41		1.46		1.30		1.01
Dividends per participating voting share	0.30		0.25		0.10		—		0.06
Dividends (in U.S. $) per share(ii)	0.24		0.19		0.06		—		0.04
Weighted average shares outstanding in (000)	42,673		42,122		41,456		32,929		31,458
Other Financial Data:
Revenue
Helicopter operations
Europe	$437.9		$437.6		$464.1		$406.2		$351.3
International	233.5		191.8		184.8		167.4		146.2
Schreiner(iii)	154.6		32.5		—		—		62.0

Total helicopter operations	826.0		661.9		648.9		573.6		559.5
Repair and overhaul	77.3		58.1		63.0		43.6		34.3

Total revenue	$903.3		$720.0		$711.9		$617.2		$593.8

Segment EBITDA(iv)
Helicopter operations
Europe	$74.1		$72.1		$88.6		$74.0		$62.0
International	46.0		28.3		39.9		39.0		44.7
Schreiner	35.0		3.3		—		—		—

	155.1		103.7		128.5		113.0		106.7
Repair and overhaul	41.8		41.2		37.4		31.0		24.9
Corporate and other	(21.6)		(19.5)		(21.4)		(23.8)		(15.1)

	$175.3		$125.4		$144.5		$120.2		$116.5

Total capital asset additions(v)	$276.4		$185.1		$105.6		$175.6		$179.0
Ratio of earnings to fixed charges(vi)	2.6	x	2.1	x	2.5	x	1.8	x	1.4x
Balance Sheet Data:
Working capital(ix)	$260.7		$281.7		$240.6		$272.6		$187.9
Total assets	1,743.2		1,534.9		1,157.6		1,171.0		1,002.9
Total debt	627.1		514.0		321.3		424.8		464.1
Total liabilities	1,237.2		1,073.2		744.6		838.7		847.5
Capital stock	239.5		238.4		237.0		236.0		119.5
Shareholders’ equity	506.0		461.7		413.0		332.3		155.4

	As at and for the Fiscal Year Ended April 30,

	2005	2004	2003	2002	2001

		(i)	(i)	(i)	(i)
	(in millions of Canadian dollars except per share amounts)
Amounts under U.S. GAAP Operating Data:
Revenue	$903.3	$720.0	$711.9	$617.2	$593.8
Direct and general and administrative costs	(733.0)	(593.4)	(570.9)	(503.4)	(481.0)
Amortization	(30.5)	(25.2)	(20.5)	(18.7)	(20.0)
Financing charges	(41.9)	(52.3)	(17.8)	(48.0)	(56.4)
Net earnings	55.1	45.8	86.6	51.6	20.8
Per Share Data:
Basic earnings per share	$1.31	$1.11	$2.09	$1.57	$0.66
Diluted earnings per share	1.21	1.02	1.93	1.43	0.62
Dividends per participating voting share	0.30	0.25	0.10	—	0.06
Dividends (in U.S. $) per share(ii)	0.24	0.19	0.06	—	0.04
Weighted average shares outstanding in (000)	42,673	42,122	41,456	32,929	31,458
Balance Sheet Data:
Working capital(ix)	$257.7	$282.8	$254.9	$274.8	$295.5
Total assets	1,742.3	1,535.8	1,124.8	1,153.0	989.1
Total debt	627.6	515.0	322.2	424.8	464.1
Total liabilities	1,300.5	1,078.5	742.3	837.0	851.6
Capital stock	239.6	238.5	237.0	236.0	119.5
Shareholders’ equity	441.8	457.3	382.5	316.0	137.5

	As at and for the Three Months Ended July 31,

	2005(viii)	2004(viii)

	(in millions of Canadian dollars except per share amounts)
Amounts under Canadian GAAP Operating Data:
Revenue	$231.3	$225.5
Direct costs	(179.6)	(172.3)
General and administration costs	(6.2)	(8.8)
Amortization	(8.6)	(7.8)
Restructuring costs	(3.7)	(0.8)
Gain on disposals of assets	0.2	1.1

Operating income	33.4	36.9
Debt settlement costs	—	(1.4)
Financing charges
Interest expense	(10.8)	(8.2)
Other	(1.3)	(0.8)

	21.3	26.5
Non-controlling interest	—	—
Equity earnings of associated companies	3.2	3.1
Income tax provision	(5.8)	(6.3)

Net earnings from continuing operations	18.7	23.3
Net loss from discontinued operations	(0.4)	(0.9)

Net earnings	$18.3	$22.4

As at and for the Three Months Ended July 31,

2005(viii)	2004(viii)

(in millions of Canadian dollars except per share amounts)
Per Share Data:
Basic
Net earnings from continuing operations	$0.45	$0.56
Net loss from discontinued operations	(0.01)	(0.03)
Net earnings	0.44	0.53
Diluted
Net earnings from continuing operations	0.41	0.51
Net loss from discontinued operations	(0.01)	(0.02)
Net earnings	0.40	0.49
Dividends per participating voting share	—	—
Dividends (in U.S. $) per share(ii)	—	—
Weighted average shares outstanding in (000)	42,701	42,640
Other Financial Data:
Revenue
Global Operations	$76.8	$71.2
European Operations	120.9	125.0
Heli-One	33.5	29.2
Corporate and Other	0.1	0.1

Total revenue	$231.3	$225.5

Segment EBITDAR(vii)
Global Operations	$21.8	$19.6
European Operations	26.9	28.8
Heli-One	55.4	55.5
Corporate and Other	(6.0)	(8.1)
Inter-Segment eliminations	(37.1)	(36.8)

$61.0	$59.0

Total capital asset additions(v)	$38.0	$109.8
Ratio of earnings to fixed charges(vi)	2.2	x	2.9x
Balance Sheet Data:
Working capital(ix)	$303.9	$275.0
Total assets	1,702.8	1,520.7
Total debt	682.4	514.9
Total liabilities	1,209.6	1,056.9
Capital stock	239.5	239.2
Shareholders’ equity	493.2	463.8
Amounts under U.S. GAAP Operating Data:
Revenue	$231.3	$225.5
Direct and general and administrative costs	(184.7)	(181.7)
Amortization	(8.6)	(7.8)
Financing charges	11.3	(5.7)
Net earnings	38.3	24.9

	As at and for the Three Months Ended July 31,

	2005(viii)	2004(viii)

	(in millions of Canadian dollars except per share amounts)
Per Share Data:
Basic earnings per share	$0.91	$0.60
Diluted earnings per share	0.83	0.55
Dividends per participating voting share	—	—
Dividends (in U.S. $) per share(ii)	—	—
Weighted average shares outstanding in (000)	42,701	42,640
Balance Sheet Data:
Working capital(ix)	$302.4	$275.7
Total assets	1,686.0	1,494.2
Total debt	682.9	515.5
Total liabilities	1,243.2	1,053.6
Capital stock	239.5	239.2
Shareholders’ equity	442.8	440.6

(i)	Reclassified. See Note 4 to our audited consolidated financial statements as of April 30, 2005 and 2004 and for each of the three years ended April 30, 2005, 2004 and 2003 incorporated in this prospectus and the related registration statement by reference to our Annual Report on Form 20-F for the year ended April 30, 2005.

(ii)	Amounts have been converted to U.S. dollars at the average exchange rate for the period as provided above.

(iii)	Schreiner helicopter operations revenue includes some repair and overhaul revenue.

(iv)	Segment EBITDA is defined as segment earnings before amortization, restructuring costs, gain on disposals of assets, debt settlement costs, financing charges, non-controlling interest, equity in earnings (loss) of associated companies, and income tax (provision) recovery. See Note 27 to our audited consolidated financial statements as of April 30, 2005 and 2004 and for each of the three years ended April 30, 2005, 2004 and 2003 incorporated in this prospectus and the related registration statement by reference to our Annual Report on Form 20-F for the year ended April 30, 2005.

(v)	Total capital asset additions include all asset acquisitions, including aircraft, as well as helicopter major inspection and helicopter component expenditures during the period.

(vi)	Refer to the Computation of Ratio of Earnings to Fixed Charges for the fiscal years ended April 30, 2005, 2004, 2003, 2002 and 2001 incorporated by reference to Exhibit 7.1 to our Annual Report on Form 20-F for the year ended April 30, 2005.

(vii)	Segment EBITDAR is defined as Segment EBITDA before aircraft lease and associated costs.

(viii)	Effective May 1, 2005, the Company is organized under a new operational and management structure. Consistent with this new structure the Company has revised its segmented reporting.

(ix)	Working capital is defined as current assets less current liabilities, excluding the current portion of debt obligations.

THE EXCHANGE OFFER
Purpose and Effect of the Exchange Offer
          We sold the old notes on March 22, 2005 pursuant to a purchase agreement dated as of March 15, 2005, among us, the Guarantors and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and Scotia Capital (USA) Inc., whom we refer to in this prospectus as the initial purchasers. The initial purchasers subsequently sold the old notes to “qualified institutional buyers,” as defined in Rule 144A under the Securities Act, in reliance on Rule 144A, to non-U.S. persons pursuant to offers and sales that occurred outside the United States within the meaning of Regulation S and in Canada pursuant to exemptions from prospectus requirements of applicable Canadian provincial securities laws.
          As a condition to the initial sale of the old notes, we and the initial purchasers entered into a registration rights agreement dated as of March 22, 2005. Under the registration rights agreement, we agreed to:

•	file with the SEC a registration statement under the Securities Act with respect to the new notes by October 3, 2005;

•	cause the registration statement to become effective under the Securities Act not later than November 17, 2005; and

•	keep the exchange offer open for at least 30 days after the date notice of the registered exchange offer is mailed to holders of the old notes (or longer if required by applicable law) and to consummate the exchange offer on or before December 17, 2005.
          We agreed to issue and exchange the new notes for all old notes validly tendered and not validly withdrawn before the expiration of the exchange offer. We are sending this prospectus, together with the letter of transmittal, to all of the beneficial holders known to us. For each old note validly tendered to us pursuant to the exchange offer and not validly withdrawn, the holder will receive a new note having a principal amount equal to that of its tendered old note. We have filed a copy of the registration rights agreement as an exhibit to the registration statement which includes this prospectus. The registration statement is intended to satisfy some of our obligations under the registration rights agreement.
          The term “holder” with respect to the exchange offer means any person in whose name old notes are registered on the trustee’s books, any other person who has obtained a properly completed bond power from the registered holder or any person whose old notes are held of record by The Depository Trust Company, which we refer to as the Depositary or DTC, who desires to deliver the old note by book-entry transfer at DTC.
Resale of the New Notes
          We believe that you will be allowed to resell the new notes to the public without registration under the Securities Act, and without delivering a prospectus that satisfies the requirements of Section 10 of the Securities Act, if you can make the representations set forth below under “—Procedures for Tendering Old Notes.” However, if you (1) intend to participate in a distribution of the new notes, (2) are a broker-dealer that acquired the old notes from us in the initial offering with an intent to distribute those notes and not as a result of market-making activities or (3) are an “affiliate” of CHC as that term is defined in Rule 405 of the Securities Act, you will not be eligible to participate in the exchange offer and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of your notes.
          We base our view on interpretations by the staff of the SEC in no-action letters issued to other issuers in exchange offers similar to ours. However, we have not asked the SEC to consider this particular exchange offer in the context of a no-action letter. Therefore, you cannot be sure that the SEC will treat it in the same way it has treated other exchange offers in the past.
          A broker-dealer that has acquired old notes as a result of market-making or other trading activities has to deliver a prospectus in order to resell any new notes it receives for its own account in the exchange offer. This prospectus may be used by such broker-dealer to resell any of its new notes. We have agreed in the registration rights agreement to send this prospectus to any broker-dealer that requests copies for a period of up to 180 days after the consummation of the exchange offer, or for such longer period as provided by the registration rights agreement. See “Plan of Distribution” for more information regarding broker-dealers.
          The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of old notes in any jurisdiction in which this exchange offer or the acceptance of the exchange offer would not comply with the securities or blue sky laws.
          The exchange offer is not subject to any federal or state regulatory requirements other than securities laws.
Terms of the Exchange Offer
          General. Based on the terms and conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all old notes validly tendered and not validly withdrawn on or before the expiration date.
          Subject to the minimum denomination requirements of the new notes, we will issue U.S.$1,000 principal amount of new notes in exchange for each U.S.$1,000 principal amount of outstanding old notes validly tendered pursuant to the exchange offer and not validly withdrawn on or before the expiration date. Holders may tender some or all of their old notes pursuant to the exchange offer. However, old notes may be tendered only in amounts that are integral multiples of U.S.$1,000 principal amount.
          The form and terms of the new notes are the same as the form and terms of the old notes except that:

•	the new notes will be registered under the Securities Act and, therefore, will not bear legends restricting the transfer of the new notes except that the new notes shall continue to bear the Canadian resale legend (as described in the Indenture) for a period of four months and one day after the date of issuance of the new notes; and

•	holders of the new notes will not be entitled to any of the exchange offer provisions under the registration rights agreement, which rights will terminate upon the consummation of the exchange offer, or to the additional interest provisions of the registration rights agreement.
          The new notes of a particular series will evidence the same indebtedness as the old notes, and will be issued under, and be entitled to the benefits of, the same indenture that governs the old notes. As a result, both the new notes and the old notes will be treated as a single series of debt securities under the indenture. The exchange offer does not depend on any minimum aggregate principal amount of old notes being tendered for exchange.
          As of the date of this prospectus, U.S.$150.0 million aggregate principal amount of the old notes are outstanding, all of which are registered in the name of Cede & Co., as nominee for DTC. Solely for reasons of administration, we have fixed the close of business on                     , 2005 as the record date for the exchange offer for purposes of determining the persons to whom we will initially mail this prospectus and the letter of transmittal. There will be no fixed record date for determining holders of the old notes entitled to participate in this exchange offer, and all holders of old notes may tender their old notes.
          We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement and the applicable requirements of the Securities Exchange Act of 1934, which we refer to as the Exchange Act, and the related rules and regulations of the SEC. Old notes that are not tendered for exchange in the exchange offer will remain outstanding and interest on these notes will continue to accrue at a rate equal to 7 3/8% per year.
          We will be deemed to have accepted validly tendered old notes if and when we give oral or written notice of our acceptance to The Bank of New York, which is acting as the exchange agent. The exchange agent will act as agent for the tendering holders of old notes for the purpose of receiving the new notes from us.
          If you validly tender old notes in the exchange offer, you will not be required to pay brokerage commissions or fees. In addition, subject to the instructions in the letter of transmittal, you will not have to pay transfer taxes for the exchange of old notes. We will pay all charges and expenses in connection with the exchange offer, other than certain applicable taxes described under “—Fees and Expenses.”

Expiration Date; Extensions; Amendments
          The “expiration date” means 5:00 p.m., New York City time, on                     , 2005, unless we extend the exchange offer, in which case the expiration date is the latest date and time to which we extend the exchange offer. We do not currently intend to extend the exchange offer.
          In order to extend the exchange offer, we will:

•	notify the exchange agent of any extension by oral or written communication; and

•	issue a press release or other public announcement, which will report the approximate number of old notes tendered, before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date;
          During any extension of the exchange offer, all old notes previously validly tendered and not validly withdrawn will remain subject to the exchange offer.
          We reserve the right:

•	to delay accepting any old notes;

•	to amend the terms of the exchange offer in compliance with the provisions of the Exchange Act;

•	to extend the exchange offer; or

•	if, in the opinion of our counsel, the consummation of the exchange would violate any law or interpretation of the staff of the SEC, to terminate or amend the exchange offer by giving oral or written notice to the exchange agent.
          Any delay in acceptance, extension, termination, or amendment will be followed as soon as practicable by a press release or other public announcement. If we amend the exchange offer in a manner that we determine constitutes a material change, we will promptly disclose that amendment by means of a prospectus supplement that will be distributed to the registered holders of the old notes, and we will extend the exchange offer for a period of time that we will determine to comply with the Exchange Act, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the exchange offer would have otherwise expired.
          In all cases, issuance of the new notes for old notes that are accepted for exchange will be made only after timely receipt by the exchange agent of a properly completed and duly executed letter of transmittal or a book-entry confirmation with an agent’s message, in each case with all other required documents. However, we reserve the right to waive any conditions of the exchange offer which we, in our reasonable discretion, determine are not satisfied or any defects or irregularities in the tender of old notes. If we do not accept any tendered old notes for any reason set forth in the terms and conditions of the exchange offer or if you submit old notes for a greater principal amount than you want to exchange, we will return the unaccepted or non-exchanged old notes to you, or substitute old notes evidencing the unaccepted or non-exchanged portion, as appropriate. See “—Return of Old Notes.” We will deliver new notes issued in exchange for old notes validly tendered and accepted for exchange, and we will promptly return any old notes not accepted for exchange for any reason, to the applicable tendering holder.
Procedures for Tendering Old Notes
          If you wish to tender old notes you must:

•	complete and sign the letter of transmittal or send a timely confirmation of a book-entry transfer of old notes to the exchange agent;

•	have the signatures on the letter of transmittal guaranteed if required by the letter of transmittal; and

•	mail or deliver the required documents to the exchange agent at its address set forth in the letter of transmittal for receipt on or before the expiration date.

          In addition, either:

•	certificates for old notes must be received by the exchange agent along with the letter of transmittal;

•	a timely confirmation of a book-entry transfer of old notes into the exchange agent’s account at DTC, pursuant to the procedure for book-entry transfer described below, must be received by the exchange agent on or before the expiration date; or

•	you must comply with the procedures described below under “—Guaranteed Delivery Procedures.”
          If you do not validly withdraw your tender of old notes on or before the expiration date, it will indicate an agreement between you and our company that you have agreed to tender the old notes, in accordance with the terms and conditions in the letter of transmittal.
          The method of delivery of old notes, the letter of transmittal and all other required documents to the exchange agent is at your election and risk. Instead of delivery by mail, we recommend that you use an overnight or hand delivery service, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure delivery to the exchange agent on or before the expiration date. Do not send any letter of transmittal or old notes to us. You may request that your broker, dealer, commercial bank, trust company, or other nominee effect delivery of your old notes for you.
          If you beneficially own the old notes and you hold those old notes through a broker, dealer, commercial bank, trust company, or other nominee and you want to tender your old notes, you should contact that nominee promptly and instruct it to tender your old notes on your behalf.
          Generally, an eligible institution must guarantee signatures on a letter of transmittal unless:

•	you tender your old notes as the registered holder (a registered holder means any participant in DTC whose name appears on a security listing as the owner of old notes) and the new notes issued in exchange for your old notes are to be issued in your name and delivered to you at your registered address appearing on the security register for the old notes; or

•	you tender your old notes for the account of an eligible institution.
          An “eligible institution” means:

•	a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.;

•	a commercial bank or trust company having an office or correspondent in the United States; or

•	an “eligible guarantor institution” as defined by Rule 17Ad-15 under the Exchange Act.
          In each instance, the eligible institution must be a member of one of the signature guarantee programs identified in the letter of transmittal in order to guarantee signatures on a letter of transmittal.
          If the new notes or unexchanged old notes are to be delivered to an address other than that of the registered holder appearing on the security register for the old notes, an eligible institution must guarantee the signature on the letter of transmittal.
          Tendered old notes will be deemed to have been received as of the date when:

•	the exchange agent receives a properly completed and signed letter of transmittal accompanied by the tendered old notes or a confirmation of book-entry transfer of such old notes into the exchange agent’s account at DTC with an agent’s message; or

•	the exchange agent receives a notice of guaranteed delivery from an eligible institution.
          Issuances of new notes in exchange for old notes tendered pursuant to a notice of guaranteed delivery or letter to similar effect by an eligible institution will be made only against submission of a duly signed letter of transmittal and any other required documents, and deposit of the tendered old notes, or confirmation of a book-entry transfer of such old notes into the exchange agent’s account at DTC pursuant to the book-entry procedures described below.

          We will make the final determination regarding all questions relating to the validity, form, eligibility, including time of receipt of tenders and withdrawals of tendered old notes, and our determination will be final and binding on all parties.
          We reserve the absolute right to reject any and all old notes improperly tendered. We will not accept any old notes if our acceptance of them would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defects, irregularities, or conditions of tender as to any particular old note. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, you must cure any defects or irregularities in connection with tenders of old notes on or before the expiration date. Although we intend to notify holders of defects or irregularities in connection with tenders of old notes, neither we, the exchange agent, nor anyone else will incur any liability for failure to give that notice. Tenders of old notes will be deemed to have been made until any defects or irregularities have been cured or waived. All conditions of the exchange offer will be satisfied or waived prior to the expiration of the exchange offer. We will not waive any condition of the exchange offer with respect to any noteholder unless we waive such condition for all noteholders.
          We have no current plan to acquire, or to file a registration statement to permit resales of any old notes that are not validly tendered pursuant to the exchange offer. However, we reserve the right in our sole discretion to purchase or make offers for any old notes that remain outstanding after the expiration date. To the extent permitted by law, we also reserve the right to purchase old notes in the open market, in privately negotiated transactions, or otherwise. The terms of any future purchases or offers could differ from the terms of the exchange offer.
          Pursuant to the letter of transmittal, if you elect to tender old notes in exchange for new notes, you must exchange, assign, and transfer the old notes to us and irrevocably constitute and appoint the exchange agent as your true and lawful agent and attorney-in-fact with respect to the tendered old notes, and full power of substitution, among other things, to cause the old notes to be assigned, transferred, and exchanged. By executing the letter of transmittal, you make the representations and warranties set forth below to us. By executing the letter of transmittal you also promise, on our request, to execute and deliver any additional documents that we consider necessary to complete the exchange of old notes for new notes as described in the letter of transmittal.
          Under existing interpretations of the SEC contained in several no-action letters to third parties, we believe that the new notes will be freely transferable by the holders after the exchange offer without further registration under the Securities Act. However, each holder who wishes to exchange its old notes for new notes will be required to represent, among other things:

•	that the holder has full power and authority to tender, exchange, assign and transfer the old notes tendered;

•	that we will acquire good title to the old notes being tendered, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sale agreements or other obligations relating to their sale or transfer, and not subject to any adverse claim when we accept the old notes;

•	that the holder is acquiring the new notes in the ordinary course of your business;

•	that the holder is not participating in and does not intend to participate in a distribution of the new notes;

•	that the holder has no arrangement or understanding with any person to participate in the distribution of the new notes;

•	that the holder is not an “affiliate,” as defined in Rule 405 under the Securities Act, of us;

•	that if the holder is a broker-dealer and it will receive new notes for its own account in exchange for old notes that it acquired as a result of market-making activities or other trading activities, it will deliver a prospectus in connection with any resale of the new notes; and

•	it is not acting on behalf of any person who could not truthfully make the foregoing representations.

          If you cannot truthfully make any of these representations, you will not be eligible to participate in the exchange offer, you should not rely on the interpretations of the staff of the SEC in connection with the exchange offer and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of your notes.
          Participation in the exchange offer is voluntary. You are urged to consult your financial and tax advisors in deciding whether to participate in the exchange offer.
Return of Old Notes
          If any old notes are not accepted for any reason described in this prospectus, or if old notes are validly withdrawn or are submitted for a greater principal amount than you want to exchange, the exchange agent will return the unaccepted, withdrawn, or non-exchanged old notes to you or, in the case of old notes tendered by book-entry transfer, into an account for your benefit at DTC, unless otherwise provided in the letter of transmittal. The old notes will be credited promptly to an account maintained with DTC.
Book-Entry Transfer
          The exchange agent will make a request to establish an account with respect to the old notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC’s system may make book-entry delivery of old notes by causing DTC to transfer the old notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. To validly tender notes through DTC, the financial institution that is a participant in DTC will electronically transmit its acceptance through the Automatic Transfer Offer Program. DTC will then edit and verify the acceptance and send an agent’s message to the exchange agent for its acceptance. An agent’s message is a message transmitted by DTC to the exchange agent stating that (1) DTC has received an express acknowledgment from the participant in DTC tendering the old notes that the participant has received the letter of transmittal, (2) the participant agrees to be bound by the terms of the letter of transmittal and (3) we may enforce this agreement against the participant.
          A tender of old notes through a book-entry transfer into the exchange agent’s account at DTC will only be effective if an agent’s message or the letter of transmittal with any required signature guarantees and any other required documents are transmitted to and received by the exchange agent at its address set forth in the letter of transmittal for receipt on or before the expiration date unless the guaranteed delivery procedures described below are complied with. Delivery of documents to DTC does not constitute delivery to the exchange agent.
Guaranteed Delivery Procedures
          If you wish to tender your old notes and (1) your old notes are not immediately available so that you can meet the expiration date deadline, (2) you cannot deliver your old notes or other required documents to the exchange agent on or before the expiration date or (3) the procedures for book-entry transfer cannot be completed on or before the expiration date, you may nonetheless participate in the exchange offer if:

•	you tender your notes through an eligible institution;

•	on or before the expiration date, the exchange agent receives from the eligible institution a properly completed and duly executed notice of guaranteed delivery substantially in the form provided by us, by mail or hand delivery, showing the name and address of the holder, the name(s) in which the old notes are registered, the certificate number(s) of the old notes, if applicable, and the principal amount of old notes tendered; the notice of guaranteed delivery must state that the tender is being made by the notice of guaranteed delivery and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, together with the certificate(s) representing the old notes, in proper form for transfer, or a book-entry confirmation with an agent’s message, as the case may be, and any other required documents, will be delivered by the eligible institution to the exchange agent; and

•	the properly executed letter of transmittal, as well as the certificate(s) representing all tendered old notes, in proper form for transfer, or a book-entry confirmation with an agent’s message, as the case may be, and all other documents required by the letter of transmittal are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.
          Unless old notes are tendered by the above-described method and deposited with the exchange agent within the time period set forth above, we may, at our option, reject the tender. The exchange agent will send you a notice of guaranteed delivery upon your request if you want to tender your old notes according to the guaranteed delivery procedures described above.
Withdrawal of Tenders of Old Notes
          You may withdraw your tender of old notes at any time on or before the expiration date.
          To withdraw old notes tendered in the exchange offer, the exchange agent must receive a written notice of withdrawal at its address set forth below on or before the expiration date. Any notice of withdrawal must:

•	specify the name of the person having deposited the old notes to be withdrawn;

•	identify the old notes to be withdrawn, including the certificate number or numbers, if applicable, and principal amount of the old notes;

•	contain a statement that the holder is withdrawing the election to have the old notes exchanged;

•	be signed by the holder in the same manner as the original signature on the letter of transmittal used to tender the old notes; and

•	specify the name in which any old notes are to be registered, if different from that of the registered holder of the old notes and, unless the old notes were tendered for the account of an eligible institution, the signatures on the notice of withdrawal must be guaranteed by an eligible institution. If old notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at DTC.
          We will make the final determination on all questions regarding the validity, form, eligibility, including time of receipt of notices of withdrawal, and our determination will be final and binding on all parties. Any old notes validly withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no new notes will be issued in exchange unless the old notes so withdrawn are validly tendered again. Properly withdrawn old notes may be tendered again by following one of the procedures described above under “— Procedures for Tendering Old Notes” at any time on or before the expiration date. Any old notes that are not accepted for exchange will be returned at no cost to the holder or, in the case of old notes tendered by book-entry transfer, into an account for your benefit at DTC pursuant to the book-entry transfer procedures described above, as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer.
Additional Obligations
          We may be required, under certain circumstances, to file a shelf registration statement. See “Exchange Offer; Registration Rights.” In any event, we are under a continuing obligation, for a period of up to 180 days after the consummation of the exchange offer, or such longer period as provided by the registration rights agreement, to keep the registration statement of which this prospectus is a part effective and to provide copies of the latest version of this prospectus to any broker-dealer that requests copies for use in a resale, subject to our ability to suspend the use of such prospectus under certain conditions as described in the registration rights agreement and as described below under “Exchange Offer; Registration Rights.”
Conditions of the Exchange Offer
          Notwithstanding any other term of the exchange offer, or any extension of the exchange offer, we may terminate the exchange offer before acceptance of the old notes of in our reasonable judgment:

•	the exchange offer would violate applicable law or any applicable interpretation of the staff of the SEC; or

•	any action or proceeding has been instituted or threatened in any court of any governmental agency that might materially impair our ability to proceed with or complete the exchange offer or any material adverse development has occurred with respect to us; or

•	we have not obtained any governmental approval which we deem necessary for the consummation of the exchange offer.
          If we, in our reasonable discretion, determine that any of the above conditions is not satisfied, we may:

•	refuse to accept any old notes and return all tendered old notes to the tendering holders;

•	extend the exchange offer and retain all old notes tendered on or before the expiration date, subject to the holders’ right to withdraw the tender of the old notes; or

•	waive any unsatisfied conditions regarding the exchange offer and accept all properly tendered old notes that have not been withdrawn. If this waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by means of a prospectus supplement that will be distributed to the registered holders of the old notes, and we will extend the exchange offer for a period of time that we determine to be appropriate, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offer would have otherwise expired.
          All conditions to the exchange offer will be satisfied or waived prior to the expiration of the exchange offer. We will not waive any conditions of the exchange offer with respect to any noteholder unless we waive such condition for all noteholders.
          If we fail to consummate the exchange offer or file, have declared effective or keep effective a shelf registration statement within time periods specified by the registration rights agreement, we may be required to pay additional interest in respect of the old notes. See “Registration Rights.”
Exchange Agent
          We have appointed The Bank of New York to act as exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent at the following addresses:

By Overnight Courier, Regular Mail or Hand: The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street, 7 East New York, NY 10286 Attn: Manager	By Facsimile: (212) 815-5802 To Confirm by Telephone: (212) 815-2742
Fees and Expenses
          We will pay all expenses incurred in connection with the performance of our obligations in the exchange offer, including registration fees, fees and expenses of the exchange agent, the transfer agent and registrar, and printing costs.
          We will also bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitations may be made by facsimile, telephone, in person by our officers and regular employees or by officers and employees of our affiliates. We will pay no additional compensation to any officers and employees who solicit tenders.
          We have not retained any dealer-manager or other soliciting agent for the exchange offer and will not make any payments to broker, dealers, or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for related, reasonable out-of-pocket expenses. We may also reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses they incur in forwarding copies of this prospectus, the letter of transmittal and related documents.
          We will pay all transfer taxes, if any, applicable to the exchange of the old notes. If, however, new notes, or old notes for principal amounts not tendered or accepted for exchange, are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the old notes tendered, or if a transfer tax is imposed for any reason other than the exchange, then the amount of any transfer taxes will be payable by the person tendering the notes. If you do not submit satisfactory evidence of payment of those taxes or exemption from payment of those taxes with the letter of transmittal, we will bill the amount of those transfer taxes directly to you.
Consequences of Failure to Exchange
          Old notes that are not exchanged will remain “restricted securities” within the meaning of Rule 144(a)(3) of the Securities Act. Accordingly, old notes may not be offered, sold, pledged or otherwise transferred except:

•	to us or to any of our subsidiaries;

•	inside the United States to a qualified institutional buyer in compliance with Rule 144A under the Securities Act;

•	inside the United States to an institutional accredited investor who, before the transfer, furnishes to the trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the old notes, the form of which you can obtain from the trustee and an opinion of counsel acceptable to us and the trustee that the transfer complies with the Securities Act;

•	outside the United States in compliance with Rule 904 under the Securities Act or in Canada pursuant to exemptions from prospectus and registration requirements of applicable Canadian provincial and territorial securities laws;

•	pursuant to the exemption from registration provided by Rule 144 under the Securities Act, if available;

•	in accordance with another exemption from the registration requirements of the Securities Act and based upon an opinion of counsel, if we so request; or

•	pursuant to an effective registration statement under the Securities Act.
          The liquidity of the old notes could be adversely affected by the exchange offer. See “Risk Factors— An active trading market for the new notes may not develop, which could make it difficult to resell your new notes at their fair market value or at all.” Following consummation of the exchange offer, we will not be required to register under the Securities Act any old notes that remain outstanding except in the limited circumstances in which we are obligated to file a shelf registration statement for certain holders of old notes not eligible to participate in the exchange offer pursuant to the registration rights agreement. Interest on any old notes not tendered or otherwise accepted for exchange in the exchange offer will continue to accrue at a rate equal to 7 3/8% per year.
Accounting Treatment
          For accounting purposes, we will recognize no gain or loss as a result of the exchange offer. We will amortize the expenses of the exchange offer and the unamortized expenses related to the issuance of the old notes over the remaining term of the notes.

DESCRIPTION OF THE NEW NOTES
          The form and terms of the new notes and the old notes are substantially identical, except that the transfer restrictions, interest rate increase provisions and exchange offer provisions applicable to the old notes do not apply to the new notes. References in this section to the “Notes” include both the old notes and the new notes, as well as the U.S.$250.0 million aggregate principal amount of 7 3/8% senior subordinated notes due 2014, referred to as “existing notes”, that we originally issued on April 27, 2004 under the indenture referred to below and that have been registered under the Securities Act. The old notes were and the new notes will be issued under an indenture dated as of April 27, 2004 as supplemented by the First Supplemental Indenture dated as of December 23, 2004 (the “Indenture”), among CHC Helicopter Corporation, the Subsidiary Guarantors set forth below and The Bank of New York, as trustee (the “Trustee”). Upon the issuance of the new notes the Indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The new notes will be identical to, and will trade as a single series with, our existing notes.
          The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Indenture, including the definitions of certain terms contained therein and those terms made part of the Indenture by reference to the Trust Indenture Act. For definitions of certain capitalized terms used in the following summary, see “— Certain Definitions.” All references to the Company in the following summary refer exclusively to CHC Helicopter Corporation, and not to any of its subsidiaries.
General
          The Indenture provides that the Company may issue Notes with an unlimited principal amount, subject to compliance with the covenant described under the caption “Certain Covenants— Limitation on Indebtedness,” of which U.S.$150.0 million will be issued in this offering. Any additional Notes that we issue in the future will be identical in all respects to the Notes that we are issuing now, except that any Notes issued in the future may have different issuance prices and will have different issuance dates. The Notes and any additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Notes will be guaranteed, jointly and severally, on an unsecured senior subordinated basis by the Subsidiary Guarantors set forth under “— Guarantees” below.
          Each new note will bear interest at the rate set forth on the cover page of this prospectus, payable in cash in U.S. dollars on May 1 and November 1 in each year, until the principal thereof is paid or duly provided for on May 1, 2014, to the registered holder of the new note at the close of business on the April 15 or October 15 immediately preceding such interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest payable on the new notes will accrue from most recent date interest was paid on the old notes. The yearly rate of interest that is equivalent to the rate payable under the Notes is the rate payable multiplied by the actual number of days in the year and divided by 360 and is disclosed herein solely for the purpose of providing the disclosure required by the Interest Act (Canada).
          Principal of, premium, if any, and interest on the Notes will be payable, and the Notes will be exchangeable and transferable, at the office or agency of the Company in The City of New York maintained for such purposes (which initially will be the corporate trust office of the Trustee); provided, however, that, at the option of the Company, interest may be paid by check mailed to the Person entitled thereto as set forth on the security register. See “Book Entry; Delivery and Form.”
          The Notes will be issued only in fully registered form without coupons and only in denominations of U.S.$1,000 and any integral multiple thereof. No service charge will be made for any registration of transfer, exchange or redemption of the Notes, but the Company may require payment in certain circumstances of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.
          As of the date of the Indenture, all of the Company’s Subsidiaries other than CHC Composites Ltd. will be Restricted Subsidiaries. CHC Composites Ltd. is a subsidiary of the Company that was established with funding provided by the Government of Newfoundland and Labrador to develop and manufacture composite aerospace components, all of the Voting Stock and redeemable special shares of which is owned by the

Company and 100% of the Preferred Stock of which is owned by the Government of Newfoundland and Labrador. Under certain circumstances, the Company will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to the restrictive covenants set forth in the Indenture.
          As discussed under “The Exchange Offer,” pursuant to the Registration Rights Agreement, the Company and the Subsidiary Guarantors have agreed, at their cost, to effect a registered exchange offer under the Securities Act to exchange the old notes for new notes (evidencing the same continuing indebtedness), which will have terms identical in all material respects to the old notes (except that the new notes will not contain terms with respect to transfer restrictions or interest rate increases as described herein) and in certain circumstances to register the old notes for resale under the Securities Act through the Shelf Registration Statement. The failure to consummate the exchange offer or to register the old notes for resale under the Shelf Registration Statement may result in the Company paying additional interest on the old notes.
Guarantees
          Payment of the principal of, premium, if any, and interest on the Notes will be guaranteed, jointly and severally, on an unsecured senior subordinated basis by the Subsidiary Guarantors. The Guarantee of each Subsidiary Guarantor will, to the extent set forth in the Indenture, be subordinated to the Guarantor Senior Indebtedness of such Subsidiary Guarantor on the same basis that the Notes are subordinated to Senior Indebtedness.
          As of the date hereof, the Subsidiary Guarantors consist of all of the Company’s Restricted Subsidiaries that are guarantors under the Company’s Senior Credit Facility. As of the date hereof, the guarantors under the Senior Credit Facility consist of the following wholly owned direct and indirect subsidiaries of the Company: CHC Helicopter Holdings Limited; CHC Helicopters International Inc.; Viking Helicopters Limited; Canadian Helicopters (U.K.) Limited; CHC Scotia Limited; Brintel Holdings Limited; Brintel Helicopters Limited; Flight Handling Limited; Bond Helicopter Services Limited; North Denes Aerodrome Ltd.; Court Air (Proprietary) Ltd.; Court Helicopter Services (Proprietary) Ltd.; Court Flight Safety (Proprietary) Ltd; CHC Helicopters (Africa) (Proprietary) Ltd.; Lloyd Helicopter Services Limited; Management Aviation Limited; Lloyd Helicopter Services Pty. Ltd.; Lloyd Helicopters Pty. Ltd.; Lloyd Offshore Helicopters Pty. Ltd.; Lloyd Bass Strait Helicopters Pty. Ltd.; Lloyd Helicopters International Pty. Ltd., in its own capacity and as trustee of The Australian Helicopters Trust, a trust existing under the laws of Australia; CHC Helicopters (Barbados) Limited; CHC Capital (Barbados) Limited; CHC Leasing (Barbados) Limited; CHC Ireland Limited; CHC Sweden AB; CHC Netherlands BV; Schreiner Luchtvaart Groep BV; Capital Aviation Services BV; Heli-One (Netherlands) BV; CHC Airways BV; Schreiner Northsea Helicopters BV; Schreiner Onroerend Goed BV; Aviation Personnel Recruitment and Management (APRAM) Limited; Schreiner Tchad SA; 4083423 Canada Inc.; Whirly Bird Services Limited; CHC Helicopters (Mauritius) Ltd.; Heli-One Survival Limited; Heli-One Components BV; and Heliworld Leasing, Ltd.
          Each future Wholly Owned Restricted Subsidiary that guarantees Indebtedness of the Company or any Restricted Subsidiary of the Company under the Senior Credit Facility (other than a guarantee by a Non Guarantor Restricted Subsidiary of Indebtedness of another Non Guarantor Restricted Subsidiary, which Indebtedness was permitted to be incurred under the Indenture) will be required to enter into a supplemental indenture pursuant to which such Restricted Subsidiary will guarantee the obligations of the Company under the Notes. See “—Certain Covenants— Limitation on Guarantees of Indebtedness by Restricted Subsidiaries.” The Company may also at any time at its option cause any other Restricted Subsidiary that is not otherwise required to be a Subsidiary Guarantor to Guarantee the Company’s obligations under the Notes. See “—Certain Covenants— Limitation on Guarantees of Indebtedness by Restricted Subsidiaries.” The Company may also at any time at its option cause any other Restricted Subsidiary that is not otherwise required to be a Subsidiary Guarantor to Guarantee the Company’s obligations under the Notes.
          The Guarantee issued by any Subsidiary Guarantor will be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer to any Person not an Affiliate of the Company of all of the Company’s directly or indirectly owned Capital Stock in, or all or substantially all the assets of, such Subsidiary Guarantor or (ii) the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary, in each case in compliance with the terms of the Indenture. The Guarantee issued by a Restricted Subsidiary that is an EU Licensed Operator and by any of its Subsidiaries or by an EU Investorco and by any of its subsidiaries will be automatically released and discharged concurrently with such EU Licensed Operator or EU Investorco, as the case may be, ceasing to be a Restricted Subsidiary of the Company. Additionally, in certain circumstances a Guarantee of a Subsidiary Guarantor may be released as set forth under “— Certain Covenants— Limitation on Guarantees of Indebtedness by Restricted Subsidiaries.”
Ranking
          The payment of the principal of, premium, if any, and interest on, the Notes will be subordinated, as set forth in the Indenture, in right of payment to the prior payment in full in cash of all Senior Indebtedness. The Notes will be senior in right of payment to all existing and future Subordinated Debt.
          Upon the occurrence of any default in payment (whether at stated maturity, upon scheduled installment, by acceleration or otherwise) of principal of, premium, if any, interest on, or any other amount payable in respect of, any Designated Senior Indebtedness (as defined below) (a “Payment Default”) and after the receipt by the Trustee from the Administrative Agent or any other representative of a holder of Designated Senior Indebtedness of written notice of such default, no payment (other than any payments made pursuant to the provisions described under “—Defeasance or Covenant Defeasance of Indenture” from cash in U.S. dollars or non-callable U.S. government securities or a combination thereof previously deposited with the Trustee) or distribution of any assets of the Company of any kind or character, whether in cash, property or securities (other than any payment or distribution in the form of equity securities or subordinated securities of the Company or any successor obligor that, in the case of any such subordinated securities, are subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding to at least the same extent as the Notes are so subordinated as provided in the Indenture (such equity securities or subordinated securities hereinafter being “Permitted Junior Securities”)), may be made by or on behalf of the Company on account of principal of, premium, if any, interest on, or any other amount payable in respect of, the Notes or on account of the purchase, redemption or other acquisition of Notes unless and until such Payment Default shall have been cured or waived in writing from the Administrative Agent or any other representative of a holder of Designated Senior Indebtedness or shall have ceased to exist or such Designated Senior Indebtedness shall have been discharged or paid in full, after which the Company will resume making any and all required payments in respect of the Notes, including any missed payments.
          Upon the occurrence of any default with respect to Designated Senior Indebtedness not covered by the immediately preceding paragraph pursuant to which the maturity thereof may be accelerated (a “Non-Payment Default”) and after the receipt by the Trustee from the Administrative Agent or any other representative of a holder of Designated Senior Indebtedness of written notice of such default (and delivery of notice to the Company), no payment (other than payments made pursuant to the provisions described under “—Defeasance or Covenant Defeasance of Indenture” from cash in U.S. dollars or non-callable U.S. government securities or a combination thereof previously deposited with the Trustee) or distribution of any assets of the Company of any kind or character, whether in cash, property or securities (other than Permitted Junior Securities), may be made by or on behalf of the Company on account of any principal of, premium, if any, interest on, or any other amount payable in respect of, the Notes or on account of the purchase, redemption or other acquisition of Notes for the period specified below (“Payment Blockage Period”).
          The Payment Blockage Period will commence upon the date of receipt by the Trustee of written notice from the Administrative Agent or such other representative of the holders of any Designated Senior Indebtedness of the occurrence of a Non-Payment Default and shall end on the earliest of:

(i) 179 days thereafter (provided that any Designated Senior Indebtedness as to which notice was given shall not theretofore have been accelerated, in which case the provisions of the second preceding paragraph shall apply);

(ii) the date on which such Non-Payment Default (and all other Non-Payment Defaults as to which notice is given after such Payment Blockage Period is initiated) is cured, waived or ceases to exist or such Designated Senior Indebtedness is discharged or paid in full in cash or Cash Equivalents; or

(iii) the date on which such Payment Blockage Period shall have been terminated by written notice to the Trustee or the Company from the Administrative Agent or such other representative initiating such Payment Blockage Period, after which the Company will promptly resume making any and all required payments in respect of the Notes, including any missed payments.
          In any event, not more than one Payment Blockage Period may be commenced during any period of 365 consecutive days, and there must be a period of at least 186 consecutive days in each period of 365 consecutive days when no Payment Blockage Period is in effect. No event of default that existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or can be, made the basis for the commencement of a subsequent Payment Blockage Period, unless such default has been cured or waived for a period of not less than 90 consecutive days subsequent to the commencement of such Initial Payment Blockage Period. In no event will a Payment Blockage Period extend beyond 179 days.
          In the event that, notwithstanding the provisions of the preceding four paragraphs, any payment or distribution shall be made to the Trustee or to the holders of Notes which is prohibited by such provisions, then and in such event such payment shall be paid over and delivered forthwith by the Trustee to the Administrative Agent and any other representative of holders of Designated Senior Indebtedness as their interests may appear, to the extent necessary to pay in full all Designated Senior Indebtedness. After all Senior Indebtedness is paid in full in cash and until the Notes are paid in full, holders of Notes shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the holders of Notes have been applied to the payment of Senior Indebtedness.
          In the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Company or to its assets, or any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or any assignment for the benefit of creditors or other marshalling of assets or liabilities of the Company (except in connection with the consolidation or merger of the Company or its liquidation or dissolution following the conveyance, transfer or lease of its properties and assets substantially as an entirety upon the terms and conditions described under “—Consolidation, Amalgamation, Merger and Sale of Assets” below), (a) the holders of Senior Indebtedness will first be entitled to receive payment in full in cash or Cash Equivalents or in any other form acceptable to each holder of Senior Indebtedness, or provision satisfactory to the holders of Senior Indebtedness shall be made for such payment in full, before the holders of Notes will be entitled to receive any payment or distribution of any kind or character (other than Permitted Junior Securities and any other payment made pursuant to the provisions described under “Defeasance and Covenant Defeasance of Indenture” from cash in U.S. dollars, non-callable U.S. government obligations or a combination thereof previously deposited with the Trustee) on account of principal of, or premium, if any, interest on, or any other amount payable in respect of, the Notes or on account of the purchase or redemption or other acquisition of Notes and (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than a payment or distribution in the form of Permitted Junior Securities and any payment made pursuant to a defeasance from cash in U.S. dollars or non-callable U.S. government obligations previously deposited with the Trustee), by set-off or otherwise, to which the holders of Notes or the Trustee would be entitled but for the provisions of the Indenture shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.
          Failure by the Company to make any required payment in respect of the Notes when due or within any applicable grace period, whether or not on account of the payment blockage provisions referred to above, will result in an Event of Default and, thereafter, holders will have the right to require repayment of the Notes in full. See “—Events of Default.”
          By reason of such subordination, in the event of liquidation, receivership, reorganization or insolvency of the Company, creditors of the Company who are holders of Senior Indebtedness may recover more, ratably, than the holders of Notes, and assets which would otherwise by available to pay obligations in respect of the Notes will be available only after all Senior Indebtedness has been paid in full in cash, and there may not be sufficient assets remaining to pay amounts due on any or all of the Notes.
          Each Guarantee will be a senior subordinated obligation of the respective Subsidiary Guarantor issuing such Guarantee, ranking pari passu with all other existing and future senior subordinated indebtedness of such Subsidiary Guarantor, if any. The Indebtedness evidenced by each such Guarantee will be subordinated on the same basis to Guarantor Senior Indebtedness as the Notes are subordinated to Senior Indebtedness.
          “Senior Indebtedness” means all obligations of the Company, whether for principal, premium, if any, interest (including interest accruing after the filing of, or which would have accrued but for the filing of, a petition by or against the Company under Bankruptcy Law, whether or not such interest is allowed as a claim after such filing in any proceeding under such law), fees, expenses, indemnities, gross-ups or other amounts owing under or in respect of any Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Notwithstanding the foregoing, “Senior Indebtedness” will not include (a) Indebtedness evidenced by the Notes, (b) Indebtedness of the Company that is subordinate or junior in right of payment to any Indebtedness or general unsecured obligations of the Company, (c) Indebtedness of the Company to the extent incurred in violation of any covenant prohibiting the incurrence of Indebtedness under the Indenture, (d) any liability for foreign, federal, provincial or local taxes or other taxes, owed or owing by the Company, (e) Indebtedness for goods, materials or services purchased in the ordinary course of business or consisting of trade accounts payable or other current liabilities (other than any current liabilities owing under the Senior Credit Facility, or the current portion of any long-term Indebtedness that would constitute Senior Indebtedness but for this clause (e)) owed or owing by the Company, (f) amounts owed by the Company for compensation to employees or for services rendered to the Company, (g) Indebtedness of the Company to any Subsidiary or any other Affiliate of the Company or any of such Affiliate’s Subsidiaries, (h) Redeemable Capital Stock of the Company, (i) any guarantee of any Subordinated Indebtedness or Pari Passu Indebtedness, (j) any amounts owing under leases (other than any Capitalized Lease Obligations) and any guarantee of such amounts, and (k) Indebtedness that, when incurred, is without recourse to the Company.
          “Designated Senior Indebtedness” means (i) all Senior Indebtedness under the Senior Credit Facility and (ii) any other Senior Indebtedness which, at the time of determination, has a principal amount outstanding of at least U.S.$25.0 million and is specifically designated in the instrument evidencing such Senior Indebtedness as “Designated Senior Indebtedness” by the Company.
          “Guarantor Senior Indebtedness” means all obligations of a Subsidiary Guarantor, whether for principal, premium, if any, interest (including interest accruing after the filing of, or which would have accrued but for the filing of, a petition by or against such Subsidiary Guarantor under Bankruptcy Law, whether or not such interest is allowed as a claim after such filing in any proceeding under such law), fees, expenses, indemnities, gross-ups or other amounts owing under or in respect of any Indebtedness of such Subsidiary Guarantor, whether outstanding on the date of the Indenture or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such indebtedness shall not be senior in right of payment to such Guarantee. Notwithstanding the foregoing, “Guarantor Senior Indebtedness” of a Subsidiary Guarantor will not include (a) Indebtedness evidenced by the Guarantee of such Subsidiary Guarantor, (b) Indebtedness of such Subsidiary Guarantor that is subordinate or junior in right of payment to any Indebtedness or general unsecured obligations of such Subsidiary Guarantor, (c) Indebtedness of such Subsidiary Guarantor to the extent incurred in violation of any covenant of the Indenture, (d) any liability for foreign, federal, provincial or local taxes or other taxes, owed or owing by such Subsidiary Guarantor, (e) Indebtedness for goods, materials or services purchased in the ordinary course of business or consisting of trade accounts payable or other current liabilities (other than any current liabilities owing under the Senior Credit Facility, or the current portion of any long-term Indebtedness that would constitute Guarantor Senior Indebtedness but for this clause (e)) owed or owing by such Subsidiary Guarantor, (f) amounts owed by such Subsidiary Guarantor for compensation to employees or for services rendered to such Subsidiary Guarantor, (g) Indebtedness of such Subsidiary Guarantor to any Subsidiary or any other Affiliate of the Company or any of such Affiliate’s Subsidiaries, (h) Redeemable Capital Stock of

such Subsidiary Guarantor, (i) any guarantee of any Subordinated Indebtedness or Pari Passu Indebtedness, (j) any amounts owing under leases (other than any Capitalized Lease Obligations) and any guarantee of such amounts, and (k) Indebtedness that, when incurred, is without recourse to such Subsidiary Guarantor.
          The Notes will be effectively subordinated to all existing and future Indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries other than the Subsidiary Guarantors. Any right of the Company to receive assets of any such subsidiary upon the liquidation or reorganization of any such subsidiary (and the consequent right of the holders of the Notes to participate in those assets) will be effectively subordinated to the claims of that subsidiary’s creditors, except to the extent that the Company is itself recognized as a creditor of such subsidiary, in which case the claims of the Company would still be subordinate to any security in the assets of such subsidiary and any Indebtedness of such subsidiary senior to that held by the Company.
          As of July 31, 2005, the aggregate amount of Senior Indebtedness outstanding of the Company was approximately U.S.$146.6 million, the aggregate amount of Guarantor Senior Indebtedness outstanding was approximately U.S.$5.8 million, no Pari Passu Indebtedness was outstanding and approximately U.S.$3.7 million of Subordinated Indebtedness (representing the investment by Discovery Helicopters) was outstanding.
          As of July 31, 2005, Subsidiaries of the Company that are not Guarantors of the Notes had approximately U.S.$191.9 million of liabilities outstanding, which represents all liabilities (excluding intercompany liabilities) of such Subsidiaries.
          Subject to certain limitations, the Company and its Restricted Subsidiaries may incur additional Indebtedness in the future, including additional Senior Indebtedness and Guarantor Senior Indebtedness.
Sinking Fund
          The Notes will not be entitled to the benefit of any sinking fund.
Additional Amounts
          All payments made by or on behalf of the Company or a Subsidiary Guarantor under or with respect to the Notes or a Guarantee will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of any Taxing Authority (hereinafter “Taxes”), unless the Company or a Subsidiary Guarantor is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If the Company or a Subsidiary Guarantor is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Notes, the Company or such Subsidiary Guarantor will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each holder (including Additional Amounts) after such withholding or deduction (including any withholding or deduction in respect of Additional Amounts) will not be less than the amount the holder would have received if such Taxes had not been withheld or deducted; provided that no Additional Amounts will be payable with respect to a payment made to a holder of Notes or to a third party on behalf of a holder of Notes to the extent the following exceptions apply (to such extent, an “Excluded Holder”) (i) in the case of Canadian withholding taxes, the Company does not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) with such holder at the time of making such payment, (ii) the holder is subject to such Taxes by reason of its being connected with the relevant Taxing Jurisdiction otherwise than by reason of the holder’s activity in connection with purchasing the Notes, or by the mere holding or disposition of Notes or the receipt of payments thereunder or the enforcement of its rights thereunder, or (iii) the payment could have been made without such deduction or withholding if the beneficiary of the payment had presented the Note for payment within 30 days after the date on which such payment or such Note became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30-day period).
          The Company or a Subsidiary Guarantor will also (a) make such withholding or deduction and (b) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The

Company or a Subsidiary Guarantor will furnish to the holders of the Notes, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Company or such Subsidiary Guarantor. The Company or a Subsidiary Guarantor will indemnify and hold harmless each holder (other than an Excluded Holder) and upon written request reimburse each such holder for the amount of (1) any Taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to the Notes and (2) any Taxes levied or imposed and paid by such holder with respect to any indemnification payments under (1), but excluding any such Taxes on such holder’s net income.
          At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Company or a Subsidiary Guarantor will be obligated to pay Additional Amounts with respect to such payment, the Company will deliver to the Trustee an Officers’ Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable, and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to holders of Notes on the payment date. Whenever in the Indenture there is mentioned, in any context, the payment of principal (and premium, if any), Redemption Price, Change in Control Purchase Price, interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Amounts or indemnification payments to the extent that, in such context, Additional Amounts or indemnification payments are, were or would be payable in respect thereof.
          The Company will pay any present or future stamp, court, documentary or other similar Taxes, charges or levies that arise in any Taxing Jurisdiction from the execution, delivery or registration of, or enforcement of rights under, the Indenture or any related document (“Documentary Taxes”).
          The obligation to pay Additional Amounts, any indemnification payments and Documentary Taxes under the terms and conditions described above will survive any termination, defeasance or discharge of the Indenture.
          For a discussion of the exemption from Canadian withholding taxes applicable to payments under or with respect to the Notes, see “Certain Canadian Federal Income Tax Considerations.” In the event that the Company or a Subsidiary Guarantor is, has become or would become obligated to pay, on the next date on which any amount would be payable under or with respect to the Notes, Additional Amounts or indemnification payments (other than in respect of Documentary Taxes) as a result of certain changes in tax laws in a Taxing Jurisdiction, the Company may, at its option, redeem all, but not less than all, the Notes then outstanding at a redemption price equal to 100% of the principal amount together with accrued interest thereon to the redemption date. See “—Redemption— Redemption upon Changes in Withholding Taxes.”
Redemption
          Optional Redemption. Except in the circumstances described in the immediately succeeding paragraph and under “Redemption upon Changes in Withholding Taxes” below, the Notes will not be redeemable at the option of the Company at any time prior to May 1, 2009. The Notes will be redeemable at the option of the Company, as a whole or from time to time in part, at any time on or after May 1, 2009, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period beginning on of the years indicated below (subject to the right of holders of record on relevant record dates to receive interest due on an interest payment date):

Year	Redemption Price

2009	103.688%
2010	102.458%
2011	101.229%
2012 and thereafter	100.000%
          Before May 1, 2009, the Company may also redeem the Notes, as a whole or from time to time in part, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest and additional interest thereon, if any, to, the date of redemption (the “Redemption Date”).
          In addition, at any time or from time to time prior to May 1, 2007, the Company, at its option, may redeem up to 35% of the original aggregate principal amount of the Notes plus any additional Notes, within 90 days of one or more Equity Offerings, with the net proceeds of such offering at a redemption price equal to 107.375% of the principal amount thereof, together with accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on relevant record dates to receive interest due on relevant interest payment dates); provided that immediately after giving effect to any such redemption at least 65% of the original aggregate principal amount of the Notes plus any additional Notes remains outstanding.
          Redemption upon Changes in Withholding Taxes. The Notes will also be subject to redemption as a whole, but not in part, at the option of the Company at any time, on not less than 30 nor more than 60 days’ prior written notice to the holders of Notes (which notice shall be irrevocable), at 100% of the principal amount, together with accrued interest thereon to the redemption date, and all Additional Amounts, if any, then due or becoming due on the redemption date, in the event the Company or a Subsidiary Guarantor is, has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, any Additional Amounts or indemnification payments (other than in respect of Documentary Taxes) as a result of a change or amendment in the laws (including any regulations or rulings promulgated thereunder) of a Taxing Jurisdiction or any change in or new or different position regarding the application, administration or interpretation of such laws, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change is announced or becomes effective on or after the date of this prospectus; provided that the Company has determined, in its business judgment, that the obligation to pay such Additional Amounts cannot be avoided by the use of reasonable measures available to the Company or a Subsidiary Guarantor. See “—Additional Amounts.”
          Notwithstanding the foregoing, no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company or a Subsidiary Guarantor would, but for such redemption, be obligated to make such payment or withholding or later than 365 days after the Company or a Subsidiary Guarantor first becomes liable to make such payment or withholding. Prior to the mailing of any notice of redemption of the Notes pursuant to the foregoing, the Company will deliver to the Trustee an opinion of an independent tax counsel of recognized international standing to the effect that the circumstances referred to above exist. The Trustee shall accept such opinion as sufficient evidence of the satisfaction of the conditions precedent above, which opinion shall then be conclusive and binding on the holders of Notes.
          Mandatory Offers. Upon the occurrence of a Change of Control, the Company will be required to make an offer to purchase all outstanding Notes at a price of 101% of the principal amount thereof (determined at the date of purchase), plus accrued and unpaid interest, if any, to the date of purchase. Upon the occurrence of an Asset Sale, the Company may be required to make an offer to purchase all or a portion of the outstanding Notes (subject to the limits described within if the offer to purchase is made within the first five years after the notes are issued) at a price of 100% of the principal amount thereof (determined at the date of purchase), plus accrued interest, if any, to the date of purchase. See “—Certain Covenants— Purchase of Notes upon a Change of Control” and “—Limitation on Sale of Certain Assets,” respectively.
          Selection; Effect of Redemption Notice. If less than all the Notes are to be redeemed, the particular Notes to be redeemed will be selected by the Trustee in compliance with the requirements of the principal national security exchange, if any, on which the Notes are listed, or if the Notes are not so listed, by lot or by any other method as the Trustee will deem fair and appropriate; provided that Notes redeemed in part shall be redeemed only in integral multiples of U.S.$1,000; provided further that any such redemption pursuant to the provisions relating to an Equity Offering shall be made on a pro rata basis or on as nearly a pro rata basis as practicable. Notice of redemption will be sent by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption and accepted for payment.

Certain Covenants
          The Indenture will contain, among others, the following covenants:
          Limitation on Indebtedness. (a)          The Company will not, and will not permit any Restricted Subsidiary to, create, issue, incur, assume, guarantee or in any manner become directly or indirectly liable for, contingently or otherwise, the payment of (collectively, “incur”), any Indebtedness (including any Acquired Indebtedness), other than Permitted Indebtedness, except that the Company and any Subsidiary Guarantor may incur Indebtedness so long as at the time of such incurrence the Consolidated Fixed Charge Coverage Ratio for the four full fiscal quarters for which financial statements are available immediately preceding the incurrence of such Indebtedness, taken as one period would have been at least equal to 2.25 to 1.
          (b)          Notwithstanding the foregoing, the Company and, to the extent specifically set forth below, its Restricted Subsidiaries may incur each and all of the following (collectively, “Permitted Indebtedness”):

(i) Indebtedness of the Company (and of the Subsidiary Guarantors under the guarantees thereof) and of any Restricted Subsidiary (and of the Company under its guarantee thereof), in each case under the Senior Credit Facility, in an aggregate principal amount at any one time outstanding not to exceed U.S.$200.0 million less the aggregate amount of all Net Cash Proceeds of Asset Sales applied by the Company or any of its Restricted Subsidiaries to permanently repay Indebtedness under the Senior Credit Facility pursuant to the covenant described under the caption “Limitation on Sale of Certain Assets”; provided, that the maximum aggregate principal amount of Indebtedness under the Senior Credit Facility that may be incurred by Non-Guarantor Restricted Subsidiaries pursuant to this clause (b)(i) at any one time outstanding shall not exceed U.S.$50.0 million (less the principal amount of any Indebtedness incurred and outstanding by all such Non-Guarantor Restricted Subsidiaries pursuant to clause (b)(xii) hereof);

(ii) Indebtedness of the Company pursuant to the Notes or of any Subsidiary Guarantor pursuant to a Guarantee (whether direct or indirect) of the Notes;

(iii) Indebtedness of the Company or any Restricted Subsidiary outstanding on the date of the Indenture;

(iv) Indebtedness of the Company owing to any Restricted Subsidiary; provided that any such Indebtedness of the Company is unsecured and is subordinated in right of payment from and after such time as the Notes shall become due and payable (whether at Stated Maturity, acceleration or otherwise) to the payment and performance of the Company’s obligations under the Notes; provided further that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to the Company or another Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the Company not permitted by this clause (iv);

(v) Indebtedness of a Restricted Subsidiary owing to the Company or to another Restricted Subsidiary and evidenced by an unsubordinated promissory note; provided that (i) any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to the Company or a Restricted Subsidiary or a pledge to or for the benefit of the Lenders under the Senior Credit Facility or the holders of the Notes under the Indenture) and (ii) any subsequent issue or transfer of Capital Stock that results in such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary, in each case shall be deemed to be an incurrence of such Indebtedness by such Restricted Subsidiary not permitted by this clause (v);

(vi) guarantees of any Restricted Subsidiary entered into in accordance with the provisions of the “Limitation on Guarantees of Indebtedness by Restricted Subsidiaries” covenant;

(vii) Indebtedness of the Company or any Restricted Subsidiary consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets, including, without limitation, shares of Capital Stock;

(viii) obligations of the Company or any Restricted Subsidiary entered into in the ordinary course of business and not for speculative purposes (a) pursuant to Interest Rate Agreements as long as the notional amount in respect of which such obligations are calculated does not exceed the aggregate principal amount of such Indebtedness then outstanding, (b) under any Currency Agreements, relating to (i) Indebtedness of the Company or any Restricted Subsidiary and/or (ii) obligations to purchase or sell assets, properties or services, in each case, incurred in the ordinary course of business of the Company or any Restricted Subsidiary; provided, however, that such Currency Agreements do not increase the Indebtedness or other obligations of the Company or any Restricted Subsidiary outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder or (c) under any Commodity Agreement;

(ix) Acquired Indebtedness of a Person that becomes a Subsidiary Guarantor or assumed by the Company or a Subsidiary Guarantor in connection with the acquisition of assets of a Person, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary Guarantor or the acquisition of assets from such Person, as the case may be; provided that the Company on a pro forma basis could incur U.S.$1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the “Limitation on Indebtedness” covenant;

(x) Indebtedness in respect of bid, performance or surety bonds issued for the account of the Company or any Restricted Subsidiary in the ordinary course of business, including guarantee obligations of the Company or any Restricted Subsidiary with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation relating to Indebtedness);

(xi) Purchase Money Obligations of the Company or any Subsidiary Guarantor (and any guarantee by the Company of Purchase Money Obligations of a Subsidiary Guarantor permitted to be incurred by this clause (xi)); provided that the Company on a pro forma basis could incur U.S.$1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the “Limitations on Indebtedness” covenant; provided further that the maximum amount of Indebtedness that may be outstanding under this clause (xi) (including all Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (xi)) at any one time may not exceed an amount equal to 15% of the book value of the Company’s and its Restricted Subsidiaries’ aircraft fleet as reflected on the Company’s consolidated balance sheet at the most recent balance sheet date prior to the date of determination;

(xii) other Indebtedness of the Company or any Restricted Subsidiary not otherwise provided for above in an aggregate principal amount (including any refinancings thereof) not to exceed U.S.$85.0 million at any one time outstanding; provided that the maximum Indebtedness that may be incurred and outstanding at any time by Non-Guarantor Restricted Subsidiaries pursuant to this clause (b)(xii) is U.S.$50.0 million and provided, further that the amount available to be borrowed by Non-Guarantor Restricted Subsidiaries pursuant to this clause (b)(xii) shall be reduced by the amount of any outstanding Indebtedness of any Non-Guarantor Restricted Subsidiary under the Senior Credit Facility incurred under clause (b)(i) hereof;

(xiii) any renewals, extensions, substitutions, refinancings or replacements (each, for purposes of this clause, a “refinancing”) of any Indebtedness referred to in paragraph (a) or clauses (b)(ii), (iii) or (ix) above, including any successive refinancings, so long as (i) the borrower under such refinancing is the Company or, if not the Company, is the same borrower as the borrower of the Indebtedness being refinanced, (ii) any such new Indebtedness shall be in a principal amount that does not exceed the principal amount (or, if such Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) so refinanced, plus the lesser of the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium to accomplish such refinancing plus, in either case, the amount of expenses incurred in connection with such refinancing, (iii) in the case of any refinancing of Subordinated Indebtedness, such new Indebtedness is made subordinate to the Notes at least to the same extent as the Indebtedness being refinanced and (iv) in the case of Pari Passu Indebtedness or Subordinated Indebtedness, as the case may be, such new Indebtedness does not have an Average Life less than the Average Life of the Indebtedness being refinanced and does not have a final Stated Maturity earlier than the final Stated Maturity of the Indebtedness being refinanced or permit redemption at the option of the holder earlier than the earliest date of redemption at the option of the holder of the Indebtedness being refinanced;

(xiv) guarantees by a Non-Guarantor Restricted Subsidiary of Indebtedness of another Non-Guarantor Restricted Subsidiary, which Indebtedness was permitted to be incurred under the Indenture and guarantees by Subsidiary Guarantors of Indebtedness of another Subsidiary Guarantor, which Indebtedness was permitted to be incurred under the Indenture;

(xv) Attributable Indebtedness of an EU Licensed Operator or a Restricted Subsidiary of the Company to another Restricted Subsidiary of the Company in connection with a sale and leaseback transaction between such EU Licensed Operator or such Restricted Subsidiary of the Company and such other Restricted Subsidiary; and

(xvi) Indebtedness incurred to repay Indebtedness incurred pursuant to clause (iv) or (v) of this paragraph (b); provided that if such Indebtedness is outstanding for more than five Business Days, such Indebtedness shall be deemed to be an incurrence of such Indebtedness not permitted by this clause (xvi).

          (c)          For purposes of determining any particular amount of Indebtedness under this “Limitation on Indebtedness” covenant, (1) Indebtedness incurred under the Senior Credit Facility on or prior to the Closing Date shall be treated as incurred pursuant to clause (i) of paragraph (b) of this “Limitation on Indebtedness” covenant, (2) guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (3) any Liens granted pursuant to the equal and ratable provisions referred to in the “Limitation on Liens” covenant described below shall not be treated as Indebtedness. For purposes of determining compliance with this “Limitation on Indebtedness” covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses (other than the Indebtedness referred to in clause (1) of the preceding sentence), the Company, in its sole discretion, shall classify, and from time to time may reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.
          (d)          For purposes of determining compliance with any U.S. dollar denominated restriction on the incurrence of Indebtedness where the Indebtedness incurred is denominated in a different currency, the amount of such Indebtedness will be the U.S. Dollar Equivalent determined on the date of the establishment of the facility or instrument under which such Indebtedness was incurred; provided, however, that if such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars, covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars will be as provided in such Currency Agreement. The principal amount of any refinancing Indebtedness incurred in the same currency as the Indebtedness being refinanced will be the U.S. Dollar Equivalent of the Indebtedness refinanced, except to the extent that (i) such U.S. Dollar Equivalent was determined based on a Currency Agreement, in which case the refinancing Indebtedness will be determined in accordance with the preceding sentence, and (ii) the principal amount of the refinancing Indebtedness exceeds the principal amount of the Indebtedness being refinanced, in which case the U.S. Dollar Equivalent of such excess, as appropriate, will be determined on the date such refinancing Indebtedness is incurred.
          Limitation on Restricted Payments. (a)          The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, take any of the following actions:

(i) declare or pay any dividend on, or make any distribution to holders of, any shares of the Capital Stock of the Company (other than dividends or distributions payable solely in shares of its Qualified Capital Stock or in options, warrants or other rights to acquire such shares of Qualified Capital Stock);

(ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any shares of Capital Stock of the Company or any Capital Stock of any Affiliate of the Company (other than Capital Stock of any Wholly Owned Restricted Subsidiary) or any options, warrants or other rights to acquire such shares of Capital Stock;

(iii) make any principal payment on, or repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Indebtedness other than intercompany Indebtedness;

(iv) make any Investment (other than any Permitted Investment) in any Person; or

(v) declare or pay any dividend or distribution on any Capital Stock of any Restricted Subsidiary to any Person (other than (a) to the Company or any of its Wholly Owned Restricted Subsidiaries or (b) to all holders of Capital Stock of such Restricted Subsidiary on a pro rata basis)

(such payments or other actions described in (but not excluded from) clauses (i) through (v) are collectively referred to as “Restricted Payments”), unless at the time of, and immediately after giving effect to, the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, being the Fair Market Value of the asset to be transferred):

(1) no Default or Event of Default shall have occurred and be continuing and such Restricted Payment shall not be an event that is or, after notice or lapse of time or both, would be, an “event of default” under the terms of any Indebtedness of the Company or its Restricted Subsidiaries;

(2) the Company could incur at least U.S.$1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the “Limitation on Indebtedness” covenant; and

(3) the aggregate amount of all Restricted Payments declared or made after July 5, 2000 shall not exceed the sum of:

(A) 50% of the Consolidated Adjusted Net Income of the Company accrued on a cumulative basis during the period beginning on the first day of the Company’s first fiscal quarter after July 5, 2000 and ending on the last day of the Company’s last fiscal quarter ending prior to the date of such proposed Restricted Payment (or, if such aggregate cumulative Consolidated Adjusted Net Income shall be a loss, minus 100% of such loss), plus

(B) the aggregate Net Cash Proceeds received after July 5, 2000 by the Company as capital contributions or from the issuance or sale (other than to any Subsidiary) of shares of Qualified Capital Stock of the Company (including upon the exercise of options, warrants or rights) or warrants, options or rights to purchase shares of Qualified Capital Stock of the Company (excluding the Net Cash Proceeds from the issuance of Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid), plus

(C) the aggregate Net Cash Proceeds received after July 5, 2000 by the Company from the issuance or sale (other than to any Subsidiary) of debt securities or Redeemable Capital Stock that have been converted into or exchanged for Qualified Capital Stock of the Company, to the extent such securities were originally sold for cash, together with the aggregate net cash proceeds received by the Company at the time of such conversion or exchange (excluding the Net Cash Proceeds from the issuance of Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid), plus

(D) to the extent not otherwise included in the Consolidated Adjusted Net Income of the Company, an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) resulting from the payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case in cash to the Company or a Restricted Subsidiary after July 5, 2000, or from the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (valued as provided in the definition of Investment), not to exceed the total amount of capital invested in such Investments (other than Permitted Investments) by the Company and its Restricted Subsidiaries, plus

(E) U.S.$2.0 million.
          (b)          Notwithstanding paragraph (a) above, the Company and any Restricted Subsidiary may take the following actions so long as (with respect to clauses (ii) through (v) and (vii) through (ix) below) no Default or Event of Default shall have occurred and be continuing:

(i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration the payment of such dividend would have complied with the provisions of paragraph (a) above and such payment will be deemed to have been paid on such date of declaration for purposes of the calculation required by paragraph (a) above;

(ii) the purchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of the Company in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary) of, shares of Qualified Capital Stock of the Company; provided that the amount of such Net Cash Proceeds that are utilized for such purchase, redemption, acquisition or retirement will be excluded from clause 3(B) of the preceding paragraph;

(iii) the purchase, redemption, defeasance or other acquisition or retirement for value or payment of principal of any Subordinated Indebtedness in exchange for, or out of the Net Cash Proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary) of, shares of Qualified Capital Stock of the Company; provided that the amount of such Net Cash Proceeds that are utilized for such purchase, redemption, defeasance, acquisition or retirement will be excluded from clause 3(B) of the preceding paragraph;

(iv) the purchase of any Subordinated Indebtedness at a purchase price not greater than 101% of the principal amount thereof in the event of a Change of Control in accordance with provisions similar to the “Purchase of Notes upon Change of Control” covenant; provided that prior to such purchase the Company has made the Change of Control Offer as provided in such covenant with respect to the Notes and has purchased all Notes validly tendered for payment in connection with such Change of Control Offer;

(v) the purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness (other than Redeemable Capital Stock) in exchange for, or out of the Net Cash Proceeds of a substantially concurrent incurrence (other than to a Subsidiary) of, new Subordinated Indebtedness so long as (A) the principal amount of such new Indebtedness does not exceed the principal amount (or, if such Subordinated Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) of the Subordinated Indebtedness being so purchased, redeemed, defeased, acquired or retired, plus the lesser of the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Subordinated Indebtedness being refinanced or the amount of any premium to accomplish such refinancing, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing, (B) such new Subordinated Indebtedness is expressly subordinated to the Notes to the same extent as such Subordinated Indebtedness so purchased, redeemed, defeased, acquired or retired and (C) such new Subordinated Indebtedness does not have an Average Life less than the Average Life of the Indebtedness being refinanced and does not have a final Stated Maturity earlier than the final Stated Maturity of the Indebtedness being refinanced or permit redemption at the option of the holder earlier than the earliest date of redemption at the option of the holder of the Indebtedness being refinanced;

(vi) the purchase, redemption, defeasance or other acquisition or retirement for value of the Ordinary Shares in exchange for the cancellation or, as applicable, the reduction by the amount of the then fair market value of the note payable to the Company associated with the issuance of the Ordinary Shares;

(vii) payments to holders of Qualified Capital Stock of the Company (a) in lieu of the issuance of fractional shares of Qualified Capital Stock of the Company, (b) to redeem or repurchase stock purchase or similar rights issued as a shareholder rights device and (c) to repurchase shares of Qualified Capital Stock of the Company from holders who hold less than 100 shares in each instance; provided that the payments made pursuant to this clause (vii) from July 5, 2000 through the final Stated Maturity of the Notes may not exceed U.S.$250,000;

(viii) repurchases, acquisitions or retirements of shares of Qualified Capital Stock of the Company deemed to occur upon the exercise of stock options or similar rights issued under employee benefit plans of the Company if such shares represent all or a portion of the exercise price or are surrendered in connection with satisfying any income tax obligation; and

(ix) the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Qualified Capital Stock of the Company, options on any such shares, or related stock appreciation rights or similar securities held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) or by any employee benefit plan, upon death, disability, retirement, severance or termination of employment or service or pursuant to the terms of any employment benefit plan or any other agreement under which such shares of Qualified Capital Stock or related rights were issued; provided that the aggregate cash consideration paid for all such purchases, redemptions, acquisitions, cancellations or other retirements of such shares of Qualified Capital Stock (a) during any fiscal year does not exceed U.S.$500,000 (with unused amounts in any fiscal year being usable in all subsequent fiscal years) and (b) during the period from July 5, 2000 through the final Stated Maturity of the Notes does not exceed U.S.$3.0 million.

          The actions described in clauses (i), (iv), (vii) and (ix) of this paragraph (b) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph (b) but shall reduce the amount that would otherwise be available for Restricted Payments under clause (3) of paragraph (a) above and the actions described in clauses (v), (vi) and (viii) of this paragraph (b) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph (b) and shall not reduce the amount that would otherwise be available for Restricted Payments under clause (3) of paragraph (a), it being understood that the payment of any dividend described in clause (i) of this paragraph (b) shall reduce the amount that could otherwise be available for Restricted Payments under clause (3) of paragraph (a) above when such dividend is actually paid and not when such dividend is declared.
          Limitation on Senior Subordinated Indebtedness. The Company will not, and will not permit any Subsidiary Guarantor to, directly or indirectly, create, issue, incur, assume, guarantee or otherwise in any manner become directly or indirectly liable for or with respect to or otherwise permit to exist any Indebtedness that is subordinate in right of payment to any Indebtedness of the Company or such Subsidiary Guarantor, as the case may be, unless such Indebtedness is also pari passu with the Notes or the Guarantee of such Subsidiary Guarantor, as the case may be, or subordinated in right of payment to the Notes or such Guarantee, as the case may be, at least to the same extent as the Notes or such Guarantee are subordinated in right of payment to Senior Indebtedness or Guarantor Senior Indebtedness of such Subsidiary Guarantor, as the case may be, as set forth in the Indenture.
          Limitation on Issuance and Sale of Capital Stock of Restricted Subsidiaries. The Company will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except:

(a) to the Company or a Restricted Subsidiary;

(b) issuances or sales to directors of directors’ qualifying shares or issuances or sales to foreign nationals of shares of Capital Stock of non-U.S. Restricted Subsidiaries, in each case to the extent required by applicable law;

(c) issuances or sales to EU Nationals of Capital Stock of EU Licensed Operators or EU Investorcos;

(d) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary (other than an EU Licensed Operator or an EU Investorco or any of their Restricted Subsidiaries) would no longer constitute a Restricted Subsidiary and any remaining Investment in such Person would have been permitted to be made under the “Limitation on Restricted Payments” covenant (including as a Permitted Investment) if made on the date of such issuance or sale and the Company or such Restricted Subsidiary complies with the covenant “Limitation on Sale of Certain Assets” in connection with such sale or issuance; or

(e) issuance or sales of Capital Stock of a Restricted Subsidiary in compliance with the covenant “Limitation on Sale of Certain Assets.”

          Limitation on Transactions with Affiliates. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or renew or amend any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with, or for the benefit of, any Affiliate of the Company or any Restricted Subsidiary (other than the Company or Restricted Subsidiary) unless:

(a) such transaction or series of transactions is entered into in good faith and in writing on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could have been obtained in an arm’s length transaction with third parties that are not Affiliates;

(b) with respect to any transaction or series of related transactions involving an aggregate value greater than U.S.$5.0 million, the Company will deliver an officers’ certificate to the Trustee certifying that such transaction or series of transactions complies with clause (a) above;

(c) with respect to any transaction or series of related transactions involving an aggregate value in excess of U.S.$10.0 million and less than or equal to U.S.$15.0 million, either (i) such transaction or series of related transactions has been approved by a majority of the Disinterested Directors of the board of directors of the Company or (ii) the Company delivers to the Trustee a written opinion of an independent accounting, appraisal or investment banking firm of national standing in the United States or Canada stating that the transaction or series of transactions is fair to the Company or such Restricted Subsidiary from a financial point of view; and

(d) with respect to any transaction or series of related transactions involving an aggregate value in excess of U.S.$15.0 million, the Company delivers to the Trustee a written opinion of an independent accounting, appraisal or investment banking firm of national standing in the United States or Canada stating that the transaction or series of transactions is fair to the Company or such Restricted Subsidiary from a financial point of view;
provided, however, that this covenant will not restrict:

(1) the Company from paying reasonable and customary compensation and fees to directors of the Company or any Restricted Subsidiary who are not employees of the Company or any Restricted Subsidiary;

(2) any Restricted Payments permitted by the “Limitation on Restricted Payments” covenant or Permitted Investments made under clauses (f) and (g) of the definition of “Permitted Investments”;

(3) customary compensation or employee benefit arrangements or incentive arrangements or indemnification arrangements with any officer, director or employee of the Company or any Restricted Subsidiary entered into or provided for in the ordinary course of business;

(4) loans and advances to officers, directors and employees of the Company or any Restricted Subsidiary for travel, entertainment and relocation expenses, in each case made in the ordinary course of business;

(5) transactions, agreements, arrangements and any amendments or modifications of the foregoing (including, without limitation, sale and leaseback transactions) entered into in the ordinary course of business between the Company or a Restricted Subsidiary of the Company and an EU Licensed Operator or EU Investorco (after such EU Licensed Operator or EU Investorco ceases to be a Restricted Subsidiary) that are on terms that are not materially less favorable to the Company or the Restricted Subsidiary, as the case may be, than those that could reasonably have been obtained at such time from an unaffiliated party; and

(6) transactions, agreements, arrangements and any amendments or modifications of the foregoing entered into in the ordinary course of business between the Company or a Restricted Subsidiary of the Company and a Permitted Joint Venture that are on terms that are not materially less favorable to the Company or the Restricted Subsidiary, as the case may be, than those that could reasonably have been obtained at such time from an unaffiliated party.

          Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Pari Passu Indebtedness or Subordinated Indebtedness on or with respect to any of its property or assets, including any shares of stock or indebtedness (including any intercompany note) of any Restricted Subsidiary, whether owned at the date of the Indenture or thereafter acquired, or any income, profits or proceeds therefrom, or assign or otherwise convey any right to receive income thereon, unless (x) in the case of any Lien securing Subordinated Indebtedness, the Notes (or a Guarantee in the case of Liens of a Subsidiary Guarantor) are secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien and (y) in the case of any Lien securing Pari Passu Indebtedness, the Notes (or a Guarantee in the case of Liens of a Subsidiary Guarantor) are equally and ratably secured with the obligations or liability secured by such Lien; provided, however, this paragraph shall not be applicable to

(1) Liens on the assets of the Company and any Subsidiary Guarantor securing Senior Indebtedness or Guarantor Senior Indebtedness as the case may be, that was permitted by the terms of the Indenture to be incurred;

(2) Liens securing Pari Passu Indebtedness or Subordinated Indebtedness or other agreements in effect on the Issue Date;

(3) Liens incurred under sale and leaseback transactions permitted to be entered into under the covenant entitled “Limitation on Sale and Leaseback Transactions” covering only the assets which are the subject of such sale and leaseback and assets and contract rights related thereto (including, without limitation, the right to receive rental rebates or deferred sale payments);

(4) Liens securing Acquired Indebtedness which is Pari Passu Indebtedness or Subordinated Indebtedness that was created prior to (and not created in connection with, or in contemplation of) the incurrence of such Pari Passu Indebtedness or Subordinated Indebtedness (including any assumption, guarantee or other liability with respect thereto by any Restricted Subsidiary) by the Company or any Subsidiary Guarantor and which Indebtedness is permitted under the provisions of the “Limitation on Indebtedness” covenant;

(5) Liens securing Manufacturer Support Indebtedness provided that such Liens only secure the helicopter or fixed-wing aircraft purchased from such manufacturer and any assets or contract rights related thereto;

(6) [intentionally omitted]

(7) Liens securing any Indebtedness incurred in connection with any refinancing, renewal, substitution or replacement of any such Indebtedness described in clause (4) or clause (5) so long as the aggregate principal amount of Indebtedness represented thereby (or if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) is not increased by such refinancing by an amount greater than the lesser of (i) the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness being refinanced or (ii) the amount of any premium to accomplish such refinancing, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing, provided, however, that in the case of clauses (4), (5) and (7), any such Lien only extends to the assets that were subject to such Lien securing such Indebtedness prior to the related acquisition by the Company or such Subsidiary Guarantor.
          Notwithstanding the foregoing, any Lien securing the Notes granted pursuant to this covenant shall be automatically and unconditionally released and discharged upon the release by the holders of the Pari Passu Indebtedness or Subordinated Indebtedness described above of their Lien on the property or assets of the Company or any Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), at such time as the holders of all other Pari Passu Indebtedness or Subordinated Indebtedness also release their Lien on the property or assets of the Company or such Restricted Subsidiary, or upon any sale, exchange or transfer to any Person not an Affiliate of the Company of the property or assets secured by such Lien, or of all of the Capital Stock held by the Company or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Lien.
          Purchase of Notes upon a Change of Control. Upon the occurrence of a Change of Control, the Company will be obligated, not more than 60 days nor less than 30 days after the Change of Control Date, to make an offer to purchase (a “Change of Control Offer”) all of the then outstanding Notes at a purchase price (the “Change of Control Purchase Price”) in cash in an amount equal to 101% of the principal amount thereof, plus accrued interest, if any, to the date of purchase (the “Change of Control Purchase Date”) (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date), pursuant to the offer described below and the other procedures set forth in the Indenture.
          In connection with any Change of Control Offer, within 30 days following any Change of Control, the Company will notify the Trustee thereof and give written notice of such Change of Control to each holder of Notes sent by first class mail to the address of such holder appearing in the security register, stating, among other things:

(a) the Change of Control Purchase Price and the Change of Control Purchase Date, which shall be a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act and any applicable securities laws or regulations;

(b) that any Note not tendered will continue to accrue interest;

(c) that, unless the Company defaults in the payment of the purchase price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and

(d) certain other procedures that a holder of Notes must follow to accept a Change of Control Offer or to withdraw such acceptance.
          If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control Purchase Price for all of the Notes that might be delivered by holders of the Notes seeking to accept the Change of Control Offer. The Senior Credit Facility prohibits the purchase of the Notes by the Company prior to full repayment of indebtedness under the Senior Credit Facility, and, upon a Change of Control, all amounts outstanding under the Senior Credit Facility become due and payable. There can be no assurance that in the event of a Change of Control the Company will be able to obtain the necessary consents from the lenders under the Senior Credit Facility to consummate a Change of Control Offer. The failure of the Company to make or consummate the Change of Control Offer or pay the Change of Control Purchase Price when due would result in an Event of Default and would give the Trustee and the holders of the Notes the rights described under “—Events of Default.”
          The Company will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.
          One of the events that constitutes a Change of Control under the Indenture is the disposition of “all or substantially all” of the Company’s assets. This term has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. As a consequence, in the event holders of the Notes elect to require the Company to purchase the Notes and the Company elects to contest such election, there can be no assurance as to how a court interpreting New York law would interpret the phrase.
          The existence of a holder’s right to require the Company to purchase such holder’s Notes upon a Change of Control may deter a third party from acquiring the Company in a transaction that constitutes a Change of Control.
          The definition of “Change of Control” in the Indenture is limited in scope. The provisions of the Indenture may not afford holders of Notes the right to require the Company to purchase such Notes in the event of a highly leveraged transaction or certain transactions with the Company’s management or its affiliates, including a reorganization, restructuring, merger or similar transaction involving the Company (including, in certain circumstances, an acquisition of the Company by management or its affiliates) that may adversely affect holders of the Notes, if such transaction is not a transaction defined as a Change of Control. A transaction involving the Company’s management or its affiliates, or a transaction involving a recapitalization of the Company, would result in a Change of Control if it is the type of transaction specified by such definition.
          The Company will comply, to the extent required by law, with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws and regulations in connection with a Change of Control Offer.
          Limitation on Sale of Certain Assets. (a)          The Company will not, and will not permit any Restricted Subsidiary to, engage in any Asset Sale (including any Asset Swap) unless:

(i) the consideration received by the Company or such Restricted Subsidiary for such Asset Sale is not less than the fair market value of the assets sold (as determined in good faith by the Chief Financial Officer of the Company and evidenced by an Officer’s Certificate of such officer, which certificate shall be delivered to the Trustee (A) on a quarterly basis for all Asset Sales occurring during the preceding quarterly period and (B) for any Asset Sale where the fair market value of the assets sold is equal to or exceeds U.S.$10.0 million); and

(ii) in the case of any Asset Sale that is not an Asset Swap, at least 75% of the consideration received by the Company or the relevant Restricted Subsidiary in respect of such Asset Sale consists of at least (A) cash or Cash Equivalents or (B) the assumption by the transferee of Senior Indebtedness or Pari Passu Indebtedness of the Company or Guarantor Senior Indebtedness or Pari Passu Indebtedness of any Subsidiary Guarantor or Indebtedness of any Restricted Subsidiary that is not a Subsidiary Guarantor and the release of the Company or such Subsidiary Guarantor or such Restricted Subsidiary from all liability on such Indebtedness, or a combination of the foregoing; provided that in the case of the sale of Capital Stock of an EU Licensed Operator or an EU Investorco to an EU National, the consideration received may consist of less than 75% cash or Cash Equivalents or the assumption of Indebtedness; provided that the aggregate amount of non-cash consideration outstanding at any one time in respect of Capital Stock of all EU Licensed Operators or EU Investorcos sold to EU-Nationals shall not exceed U.S.$15.0 million.
          (b)          If the Company or any Restricted Subsidiary engages in an Asset Sale, the Company may use the Net Cash Proceeds thereof, within 12 months after such Asset Sale, to:

(i) permanently repay or prepay any then outstanding Senior Indebtedness or Guarantor Senior Indebtedness or any Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor; or

(ii) invest (or enter into a legally binding agreement to invest) in properties and assets (including, without limitation, investments in Permitted Joint Ventures) to replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in a Permitted Business.
          Pending the final application of such Net Cash Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Cash Proceeds in any manner that is not prohibited by the Indenture.

          If any such legally binding agreement to invest such Net Cash Proceeds is terminated, then the Company may, within 90 days of such termination or within 12 months of such Asset Sale, whichever is later, apply such Net Cash Proceeds as provided in clause (i) or (ii) (without regard to the parenthetical contained in such clause (ii)) above. The amount of such Net Cash Proceeds not so used within such period as set forth above in this paragraph (b) constitutes “Excess Proceeds.” Pending the final application of any such Net Cash Proceeds, the Company or such Restricted Subsidiary may temporarily reduce revolving credit Indebtedness to the extent not prohibited by the Indenture.
          (c)          When the aggregate amount of Excess Proceeds exceeds U.S.$10.0 million, the Company shall, within 30 days, make an offer to purchase (an “Excess Proceeds Offer”) from all holders of Notes and from the holders of any Pari Passu Indebtedness, to the extent required by the terms thereof, on a pro rata basis, in accordance with the procedures set forth in the Indenture or the agreements governing any such Pari Passu Indebtedness, the maximum principal amount (expressed as a multiple of U.S.$1,000) of the Notes and any such Pari Passu Indebtedness that may be purchased with the Excess Proceeds. The offer price as to each Note and any such Pari Passu Indebtedness will be payable in cash in an amount equal to (solely in the case of the Notes) 100% of the principal amount of such Note and (solely in the case of Pari Passu Indebtedness) no greater than 100% of the principal amount (or accreted value, as applicable) of such Pari Passu Indebtedness, plus in each case accrued interest, if any, to the date of repurchase. To the extent that the aggregate principal amount of Notes and any such Pari Passu Indebtedness tendered pursuant to an Excess Proceeds Offer is less than the Excess Proceeds, the Company may use such Excess Proceeds not used to purchase Notes and Pari Passu Indebtedness for general corporate purposes. If the aggregate principal amount of Notes and any such Pari Passu Indebtedness validly tendered and not withdrawn by holders thereof exceeds the Excess Proceeds, Notes and any such Pari Passu Indebtedness to be purchased will be selected on a pro rata basis (based upon the principal amount of Notes and the principal amount or accreted value of such Pari Passu Indebtedness tendered by each holder). Upon completion of such Excess Proceeds Offer, the amount of Excess Proceeds shall be reset to zero.
          (d)          If the Company is obligated to make an Excess Proceeds Offer, the Notes and Pari Passu Indebtedness will be purchased by the Company, at the option of the holders thereof, in whole or in part in integral multiples of U.S.$1,000, on a date that is not earlier than 30 days and not later than 60 days from the date the notice of the Excess Proceeds Offer is given to such holders, or such later date as may be required under the Exchange Act.
          (e)          The Company will comply, to the extent required by law, with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws and regulations in connection with an Excess Proceeds Offer.
          (f)          Notwithstanding the foregoing, with respect to the proceeds of an Asset Sale arising from the issuance of Capital Stock of a Restricted Subsidiary (“Issuance Proceeds”);

(i) Prior to the day following the fifth anniversary of the original issuance of the Notes, the Company shall not be required to use Issuance Proceeds to make an offer to purchase Notes in an amount in excess of 25% of the original aggregate principal amount of the Notes less the aggregate principal amount of Notes previously purchased pursuant to a purchase offer using Issuance Proceeds. To the extent the aggregate principal amount of Notes tendered exceeds the permitted amount of the offer, the tendered Noted shall be selected for repurchase on a pro rata basis.

(ii) Promptly after the fifth anniversary of the original issuance of the Notes, the Company shall be required to make an offer to purchase the Notes in accordance with the requirements set forth in paragraph (c) above, in an aggregate amount equal to the aggregate amount of Issuance Proceeds in excess of 25% of the principal amount of the Notes that was not applied to purchase offers pursuant to the provisions of this paragraph.
          Limitation on Sale and Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to, enter into any sale and leaseback transaction (other than a New Aircraft Sale and Leaseback Transaction and a sale and leaseback transaction between the Company or any of its Restricted Subsidiaries and any Restricted Subsidiary) with respect to any property or assets (whether now owned or hereafter acquired), whereby the Company or a Restricted Subsidiary sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which the Company or such Restricted Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred unless:

(a) the sale or transfer of such property or assets to be leased is treated as an Asset Sale and the Company complies with the “Limitation on Sale of Certain Assets” covenant; provided, however, that in connection with the sale and leaseback transactions with respect to helicopter and fixed-wing aircraft the Company and its Restricted Subsidiaries only need comply with paragraph (a)(ii) of the “Limitation on Sale of Certain Assets” covenant on an aggregate basis and no individual sale of a helicopter or fixed-wing aircraft need be made for at least 75% cash or Cash Equivalents as consideration provided that the aggregate cash or Cash Equivalent consideration received by the Company and its Restricted Subsidiaries with respect to the sale of all helicopter or fixed-wing aircraft during the life of the Indenture must be at least 75% of the total consideration received with respect to all such sales.

(b) the Company or such Restricted Subsidiary would be permitted to incur Indebtedness under the “Limitation on Indebtedness” covenant in the amount of the Attributable Indebtedness incurred in respect of such sale and leaseback transaction; and

(c) the Company or such Restricted Subsidiary would be permitted to grant a Lien under the “Limitation on Liens” covenant to secure the amount of the Attributable Indebtedness in respect of such sale and leaseback transaction.
          Limitation on Guarantees of Indebtedness by Restricted Subsidiaries. (a)          The Company will not permit any Restricted Subsidiary that is not a Subsidiary Guarantor, directly or indirectly, to guarantee, assume or in any other manner become liable for the payment of any Indebtedness of the Company or any Indebtedness of any other Restricted Subsidiary (other than (x) to another Restricted Subsidiary and (y) the guarantee by a Non-Guarantor Restricted Subsidiary of Indebtedness of another Non-Guarantor Restricted Subsidiary, which Indebtedness was permitted to be incurred under the Indenture), unless:

(i) (A) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Guarantee of payment of the Notes by such Restricted Subsidiary on the same terms as the guarantee of such Indebtedness, except that such Subsidiary Guarantee shall be subordinated to the Guarantor Senior Indebtedness of such Restricted Subsidiary to the same extent that the Notes are subordinated to Senior Indebtedness and except that such Guarantee need not be secured unless required pursuant to the “Limitation on Liens” covenant; and

(B) with respect to any guarantee of Subordinated Indebtedness by such Restricted Subsidiary, any such guarantee shall be subordinated to such Restricted Subsidiary’s Guarantee with respect to the Notes at least to the same extent as such Subordinated Indebtedness is subordinated to the Notes; and

(ii) such Restricted Subsidiary delivers to the Trustee an opinion of counsel reasonably satisfactory to the Trustee to the effect that such supplemental indenture has been duly executed and delivered by such Restricted Subsidiary and is in compliance with the terms of the Indenture.

The foregoing will not prevent any Subsidiary Guarantor from directly or indirectly, guaranteeing, assuming or in any other manner becoming liable for the payment of any Indebtedness of the Company or any Restricted Subsidiary that is permitted to be incurred by the Indenture.
          (b)          Notwithstanding the foregoing, any Guarantee of the Notes created pursuant to the provisions described in the foregoing paragraph (a) may provide by its terms that it will be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company’s and each Restricted Subsidiary’s Capital Stock in such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the Indenture), (ii) the release by the holders of the Indebtedness of the Company described in the preceding paragraph of their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness other than as a result of payment under such guarantee), at a time when (A) no other Indebtedness of the Company has been guaranteed by such Restricted Subsidiary or (B) the holders of all such other Indebtedness which is guaranteed by such Restricted Subsidiary also release their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness other than as a result of payment under such guarantee) or (iii) the designation of such Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the terms of the Indenture.
          Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

(a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits to the extent owned by the Company or any Restricted Subsidiary;

(b) pay any Indebtedness owed to the Company or any other Restricted Subsidiary;

(c) make any Investment in the Company or any other Restricted Subsidiary; or

(d) transfer any of its properties or assets to the Company or any other Restricted Subsidiary;
          except for such encumbrances or restrictions existing under or by reason of:

(i) any agreement in effect on the date of the Indenture pursuant to the Senior Credit Facility;

(ii) customary provisions restricting subletting or assignment of any lease to which the Company or any Restricted Subsidiary is a party or to which any of their respective properties or assets are subject;

(iii) any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(iv) any encumbrance or restriction contained in contracts for sales of assets permitted by the “Limitation on Sale of Certain Assets” covenant with respect to the assets or Capital Stock to be sold pursuant to such contract;

(v) Purchase Money Obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in (d) above on the property so acquired;

(vi) any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (i) and (iii) and (v); provided that the terms and conditions of any such encumbrances or restrictions are not materially less favorable, taken as whole, to the holders of the Notes than those under or pursuant to the agreement so extended, renewed, refinanced or replaced; or

(vii) provisions with respect to the receipt of a rebate on an operating lease until all obligations due to a lessor on other operating leases are satisfied or other customary restrictions in respect of assets or contract rights acquired by a Restricted Subsidiary in connection with a sale and leaseback transaction.

          Limitation on Unrestricted Subsidiaries. The Board of Directors of the Company may designate any Restricted Subsidiary to be an “Unrestricted Subsidiary” only if:

(i) no Default shall have occurred and be continuing at the time of or after giving effect to such designation;

(ii) the Company would be permitted to make an Investment (other than a Permitted Investment) at the time of designation (assuming the effectiveness of such designation) pursuant to the first paragraph of the “Limitation on Restricted Payments” covenant in an amount equal to the greater of (1) the net book value of the Company’s interest in such Subsidiary calculated in accordance with GAAP or (2) the Fair Market Value of the Company’s interest in such Subsidiary as determined in good faith by the Company’s board of directors;

(iii) the Company would be permitted under the Indenture to incur U.S.$1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the “Limitation on Indebtedness” covenant at the time of such designation (assuming the effectiveness of such designation);

(iv) neither the Company nor any Restricted Subsidiary has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary other than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(v) such Subsidiary does not own any Capital Stock in any Restricted Subsidiary of the Company which is not simultaneously being designated an Unrestricted Subsidiary; and

(vi) such Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Non-Recourse Debt.
          In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to the covenant “Limitation on Restricted Payments” for all purposes of the Indenture in an amount equal to the lesser of (1) the net book value of the Company’s interest in such Subsidiary calculated in accordance with GAAP or (2) the Fair Market Value of the Company’s interest in such Subsidiary as determined in good faith by the board of directors of the Company.
          The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary if:

(a) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such designation; and

(b) unless such redesignated Subsidiary shall not have any Indebtedness outstanding (other than Indebtedness that would be Permitted Indebtedness), immediately before and after giving effect to such proposed designation, and after giving pro forma effect to the incurrence of any such Indebtedness of such redesignated Subsidiary as if such Indebtedness was incurred on the date of the redesignation, the Company could incur U.S.$1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant “Limitation on Indebtedness.”
          Any such designation as an Unrestricted Subsidiary or Restricted Subsidiary by the Board of Directors of the Company shall be evidenced to the Trustee by filing a board resolution with the Trustee giving effect to such designation.
          Limitation on Business. The Company will not, and will not permit any Restricted Subsidiary to, engage in a business that is not a Permitted Business.
          Reports. The Indenture will provide that for so long as the Notes are outstanding, whether or not the Company has a class of securities registered under the Exchange Act, the Company shall furnish without cost to each holder of Notes and file with the Trustee and the Commission (if permitted by Commission practice and applicable law and regulations): (i) as soon as available but within 140 days after the end of each financial year of the Company, annual reports on Form 20-F (or any successor form) containing the information required to be contained therein (or required in such successor form), including audited year-end consolidated financial statements (including a balance sheet, income statement and statement of changes of cash flow) prepared in accordance with GAAP consistently applied (reconciled to United States generally accepted accounting principles); (ii) as soon as available but within 60 days after the end of each of the first three fiscal quarters of each financial year of the Company, reports on Form 6-K (or any successor form) containing substantially the same information required to be contained in Form 10-Q (or required in such successor form), including unaudited quarterly consolidated financial statements (including a balance sheet, income statement and statement of changes of cash flow) prepared in accordance with GAAP consistently applied (reconciled to United States generally accepted accounting principles); and (iii) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 6-K (or any successor form) containing substantially the same information required to be contained in Form 8-K (or required in any successor form). The Indenture also provides that, so long as any of the Notes remain outstanding, the Company will make available to any prospective purchaser of Notes or beneficial owner of Notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act, until such time as the Company has either exchanged the Notes for securities identical in all material respects which have been registered under the Securities Act or until such time as the holders thereof have disposed of such Notes pursuant to an effective registration statement under the Securities Act.
Consolidation, Amalgamation, Merger and Sale of Assets
          The Company will not, in a single transaction or through a series of transactions, consolidate or amalgamate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any other Person or Persons or permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of related transactions, in the aggregate, would result in the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a consolidated basis to any other Person or Persons, unless at the time and immediately after giving effect thereto:

(i) either (a) the Company will be the continuing corporation or (b) the Person (if other than the Company) formed by such consolidation or into which the Company or such Restricted Subsidiary is merged or the Person that acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all the properties and assets of the Company and its Restricted Subsidiaries on a consolidated basis (the “Surviving Entity”):

(1) will be a corporation duly organized and validly existing under the laws of Canada or any province or territory thereof or the United States of America, any state thereof or the District of Columbia, and

(2) will expressly assume, by a supplemental indenture in form reasonably satisfactory to the Trustee, the Company’s obligations under the Notes and the Indenture and the Registration Rights Agreement will remain in full force and effect as so supplemented;

(ii) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any obligation of the Company or any Restricted Subsidiary incurred in connection with or as a result of such transaction or series of transactions as having been incurred at the time of such transaction), no Default or Event of Default will have occurred and be continuing;

(iii) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (on the assumption that the transaction or series of transactions occurred on the first day of the four-quarter period immediately prior to the consummation of such transaction or series of transactions with the appropriate adjustments with respect to the transaction or series of transactions being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) could incur at least U.S.$1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions of the “Limitation on Additional Indebtedness” covenant;

(iv) each Subsidiary Guarantor, if any, unless it is the other party to the transactions described above, will have by supplemental indenture confirmed that its Guarantee will apply to such Person’s obligations under the Indenture and the Notes;

(v) if any of the property or assets of the Company or any of its Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of the “Limitation on Liens” covenant are complied with; and

(vi) the Company or the Surviving Entity will have delivered to the Trustee, in form and substance satisfactory to the Trustee, an officer’s certificate (attaching the authentic computations to demonstrate compliance with clauses (iii) and (iv) above) and an opinion of counsel, each stating that such consolidation, merger, amalgamation, sale, assignment, conveyance, transfer, lease or other disposition, and if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the requirements of the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.
          Each Subsidiary Guarantor, if any (other than any Restricted Subsidiary whose Guarantee is being released pursuant to the provisions under the “Limitation on Guarantees of Indebtedness by Restricted Subsidiaries” covenant as a result of such transaction) will not, and the Company will not permit a Subsidiary Guarantor to, in a single transaction or through a series of transactions, consolidate or amalgamate with or merge with or into any other Person (other than the Company or any other Subsidiary Guarantor) or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any other Person or Persons (other than the Company or any other Subsidiary Guarantor) or permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of related transactions, in the aggregate, would result in the sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of such Subsidiary Guarantor and its Restricted Subsidiaries on a consolidated basis to any other Person or Persons (other than the Company or any other Subsidiary Guarantor), unless at the time and after giving effect thereto:

(a) either (i) such Subsidiary Guarantor will be the continuing corporation or (ii) the Person (if other than such Subsidiary Guarantor) formed by such consolidation or into which such Subsidiary Guarantor or its Restricted Subsidiary is merged or the Person that acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of such Subsidiary Guarantor and its Restricted Subsidiaries on a consolidated basis (the “Surviving Guarantor Entity”):

(A) will be a corporation duly organized and validly existing under the laws of Canada or any province or territory thereof or the United States of America, any state thereof or the District of Columbia or the United Kingdom or any component country thereof or the laws of the jurisdiction in which such Subsidiary Guarantor was organized; and

(B) will expressly assume by a supplemental indenture in form satisfactory to the Trustee, all the obligations of such Subsidiary Guarantor under its Guarantee of the Notes and the Indenture;

(b) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any obligation of the Subsidiary Guarantor, the Company or any Restricted Subsidiary incurred in connection with or as a result of such transaction or series of transactions as having been incurred at the time of such transaction), no Default or Event of Default will have occurred and be continuing; and

(c) such Subsidiary Guarantor or the Surviving Guarantor Entity will have delivered to the Trustee, in form and substance satisfactory to the Trustee, an officer’s certificate and an opinion of counsel, each stating that such consolidation, amalgamation, merger, sale, assignment, conveyance, transfer, lease or disposition and such supplemental indenture comply with the requirements of the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

          Upon any consolidation, amalgamation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company or any Subsidiary Guarantor in accordance with the immediately preceding paragraphs in which the Company or a Subsidiary Guarantor, as the case may be, is not the continuing obligor under the Indenture or the Subsidiary Guarantee, as the case may be, the Surviving Entity or the Surviving Guarantor Entity, as the case maybe, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture or the Subsidiary Guarantor under a Guarantee, as the case may be, with the same effect as if such successor had been named as the Company or the Subsidiary Guarantor therein. When a successor assumes all the obligations of its predecessor under the Indenture, the Notes or a Guarantee, as the case may be, the predecessor shall be released from those obligations; provided that, in the case of a transfer by lease, the predecessor shall not be released from the payment of principal and interest on the Notes or a Guarantee, as the case may be.
Events of Default
          The following will be “Events of Default” under the Indenture:

(i) default in the payment of any interest on any Note when it becomes due and payable and continuance of such default for a period of 30 days or more (whether or not prohibited by the subordination provisions of the Indenture);

(ii) default in the payment of the principal of or premium, if any, on any Note when due (whether or not prohibited by the subordination provisions of the Indenture);

(iii) default in the performance, or breach, of the provisions described in “—Consolidation, Amalgamation, Merger and Sale of Assets” or the failure to make or consummate a Change of Control Offer in accordance with the provisions of the “Purchase of Notes upon a Change of Control” covenant or an Excess Proceeds Offer in accordance with the provisions of the “Limitation on Sale of Certain Assets” covenant;

(iv) default in the performance, or breach, of any covenant or agreement of the Company or any Subsidiary Guarantor contained in the Indenture or any Guarantee (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clause (i), (ii) or (iii) above) and continuance of such default or breach for a period of 60 days or more after written notice has been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding;

(v) one or more defaults shall have occurred under any of the agreements, indentures or instruments under which the Company, any Restricted Subsidiary then has outstanding Indebtedness in excess of U.S.$10.0 million, individually or in the aggregate, and either (a) such default results from the failure to pay such Indebtedness at its final stated maturity or (b) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness;

(vi) any Guarantee by a Significant Subsidiary ceases to be, or shall be asserted in writing by any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, not to be in full force and effect (other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture);

(vii) one or more final judgments, orders or decrees shall be rendered by a court of competent jurisdiction against the Company or any Restricted Subsidiary or any of their respective properties for the payment of money, either individually or in an aggregate amount, the uninsured portion of which is in excess of U.S.$10.0 million and shall not be discharged and there shall have been a period of 60 days or more during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, was not in effect;

(viii) the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company or any Significant Subsidiary; or

(ix) (a) any Material Permit expires or is withdrawn, cancelled, terminated or (b) any Material Permit is modified in a manner that is materially detrimental to the Company and its

Restricted Subsidiaries, taken as a whole, and, in each case, is not reinstated or replaced within 45 days thereafter without material impairment to such properties or businesses.

          If an Event of Default (other than as specified in clause (viii) above) shall occur and be continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Notes may, and the Trustee upon the written request of such holders, shall, declare the principal of, premium, if any, and accrued interest on all of the outstanding Notes immediately due and payable by written notice to the Company (and to the Trustee if given by the holders of the Notes), and upon any such declaration all such amounts shall become immediately due and payable (a) if the Senior Credit Facility is not in effect, immediately, or (b) if the Senior Credit Facility is in effect, upon the first to occur of (1) an acceleration under the Senior Credit Facility or (2) the fifth business day after receipt by the Company and by the agent under the Senior Credit Facility of written notice of such acceleration of the Notes. If an Event of Default specified in clause (ix) above occurs and is continuing, then the principal of, premium, if any, and accrued interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of Notes.
          At any time after a declaration of acceleration under the Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to the Company and the Trustee, may rescind such declaration and its consequences if:

(a) the Company has paid or deposited with the Trustee a sum sufficient to pay:

(i) all overdue interest on all Notes,

(ii) all unpaid principal of and premium, if any, on any outstanding Notes that has become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes,

(iii) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the Notes, and

(iv) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

(b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(c) all Events of Default, other than the non-payment of amounts of principal of, premium, if any, or interest on the Notes that has become due solely by such declaration of acceleration, have been cured or waived.
          No such rescission shall affect any subsequent default or impair any right consequent thereon.
          The holders of not less than a majority in aggregate principal amount of the outstanding Notes may, on behalf of the holders of all the Notes, waive any past defaults under the Indenture, except a default in the payment of the principal of, premium, if any, or interest on any Note, or in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each Note outstanding.
          No holder of any of the Notes has any right to institute any proceedings with respect to the Indenture or any remedy thereunder, unless the holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee under the Notes and the Indenture, the Trustee has failed to institute such proceeding within 60 days after receipt of such notice and the Trustee, within such 60-day period, has not received directions inconsistent with such written request by holders of a majority in aggregate principal amount of the outstanding Notes. Such limitations do not, however, apply to a suit instituted by a holder of a Note for the enforcement of the payment of the principal of, premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

          If a Default or an Event of Default occurs and is continuing and is known to the Trustee, the Trustee will mail to each holder of the Notes and the Administrative Agent under the Senior Credit Facility notice of the Default or Event of Default within five business days after the occurrence thereof. Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, or interest on any Notes, the Trustee may withhold the notice to the holders of such Notes if a committee of its trust officers in good faith determines that withholding the notice is in the interests of the holders of the Notes.
          The Company is required to furnish to the Trustee annual and quarterly statements as to the performance by the Company and the Subsidiary Guarantors of their respective obligations under the Indenture and as to any default in such performance. The Company is also required to notify the Trustee within five business days of the occurrence of any Default.
Defeasance or Covenant Defeasance of Indenture
          The Company may, at its option and at any time, elect to have the obligations of the Company and any Subsidiary Guarantor discharged with respect to the outstanding Notes (“defeasance”). Such defeasance means that on the 123rd day after the deposit referred to below, the Company and any such Subsidiary Guarantor will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes except for:

(i) the rights of holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due,

(ii) the Company’s obligations to issue temporary Notes, register the transfer or exchange of any Notes, replace mutilated, destroyed, lost or stolen Notes, maintain an office or agency for payments in respect of the Notes and segregate and hold such payments in trust,

(iii) the rights, powers, trusts, duties and immunities of the Trustee, and

(iv) the defeasance provisions of the Indenture.
          In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and any Subsidiary Guarantor released with respect to certain covenants set forth in the Indenture (“covenant defeasance”), and thereafter any omission to comply with such obligations will not constitute a Default or an Event of Default with respect to the Notes.
          In order to exercise either defeasance or covenant defeasance:

(a) the Company must irrevocably deposit or cause to be deposited with the Trustee, as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Notes, cash in U.S. dollars, non-callable U.S. government obligations (as defined in the Indenture), or a combination thereof, in such amounts as will be sufficient, in the opinion of a U.S. or Canadian nationally recognized firm of independent public accountants or nationally recognized investment banking firm, to pay and discharge the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity (or upon redemption, if applicable) of such principal, premium, if any, or installment of interest;

(b) no Default or Event of Default will have occurred and be continuing on the date of such deposit or, insofar as clause (ix) of “—Events of Default” above is concerned, at any time during the period ending on the 123rd day after the date of such deposit;

(c) such defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, the Indenture or any material agreement or instrument to which the Company, any Subsidiary Guarantor or any Restricted Subsidiary is a party or by which it is bound;

(d) in the case of defeasance, the Company shall have delivered to the Trustee an opinion of U.S. counsel stating that the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or since date of the Indenture, there has been a change in applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and will be subject to United

States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(e) in the case of covenant defeasance, the Company shall have delivered to the Trustee an opinion of U.S. counsel to the effect that the holders of the outstanding Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(f) in the case of both defeasance and covenant defeasance, the Company shall have delivered to the Trustee an opinion of Canadian counsel stating that the Company has received from, or there has been published by, the Canada Revenue Agency an advance ruling, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for Canadian federal, provincial or territorial income tax or other tax purposes as a result of such deposit and defeasance and will be subject to Canadian federal, provincial or territorial income tax or other tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and for the purposes of such opinion, such Canadian counsel shall assume that Holders of the Notes include Holders who are not resident in Canada);

(g) the Company shall have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit and assuming that no Holder is an “insider” with respect to the Company, as that term is defined in Section 101 of title 11, United States Bankruptcy Code (the “Bankruptcy Code”), the cash or securities deposited in trust will not be subject to avoidance and repayment under Sections 547 and 550 of the Bankruptcy Code;

(h) the Company shall have delivered to the Trustee an officers’ certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Notes or any Guarantee over the other creditors of the Company or any Subsidiary Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of the Company, any Subsidiary Guarantor or others;

(i) no event or condition shall exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on the Notes on the date of such deposit or at any time ending on the 123rd day after the date of such deposit; and

(j) the Company shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with.

Satisfaction and Discharge
          The Indenture will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes as expressly provided for in the Indenture) as to all outstanding Notes when:

(a) either:

(i) all such Notes theretofore authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided for in the Indenture) have been delivered to the Trustee for cancellation; or

(ii) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year or, if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the

Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount sufficient to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, and Additional Amounts, if any, and interest on the Notes to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or redemption date, as the case may be;

(b) no Default or Event of Default with respect to the Indenture and the Notes shall have occurred and be continuing on the date of the deposit or shall occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument or agreement to which the Company or any Subsidiary Guarantor is a party or by which it is bound;

(c) the Company or any Subsidiary Guarantor has paid or caused to be paid all sums payable under the Indenture by the Company or any Subsidiary Guarantor;

(d) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of Notes at Stated Maturity or on the redemption date, as the case may be; and

(e) the Company has delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided in the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.
Amendments and Waivers
          Modifications and amendments of the Indenture, may be made by a supplemental indenture entered into by the Company, each Subsidiary Guarantor, if any, and the Trustee with the consent of the holders of a majority in aggregate principal amount of the Notes then outstanding; provided, that no such modification or amendment may, without the consent of the holder of each outstanding Note affected thereby:

(a) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof (or premium, if any) or the rate of interest thereon or waive a default in the payment of the principal of, premium, if any, or interest on any such Note, or change the coin or currency in which the principal of any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

(b) amend, change or modify the obligation of the Company to make and consummate an Excess Proceeds Offer with respect to any Asset Sale in accordance with the “Limitation on Sale of Certain Assets” covenant or after the occurrence of a Change in Control the obligation of the Company to make and consummate a Change of Control offer in the event of a Change of Control in accordance with the “Purchase of Notes upon a Change of Control” covenant, including, in each case, amending, changing or modifying any definition relating thereto;

(c) reduce the percentage in principal amount of such outstanding Notes, the consent of whose holders is required for any such supplemental indenture or the consent of whose holders is required for any waiver of compliance with certain provisions of the Indenture;

(d) modify any of the provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of outstanding Notes required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Note affected thereby;

(e) except as otherwise permitted under “—Consolidation, Amalgamation, Merger and Sale of Assets” consent to the assignment or transfer by the Company or any Subsidiary Guarantor of any of their rights or obligations under the Indenture;

(f) release any Guarantee except in compliance with the terms of the Indenture; or

(g) amend or modify any of the provisions of the Indenture or the related definitions relating to the subordination or ranking of the Notes or any Guarantee in any manner adverse to the holders of the Notes or any Guarantee.
          Without the consent of any holder of the Notes, the Company, any Subsidiary Guarantor and the Trustee may modify or amend the Indenture:

(i) to evidence the succession of another Person to the Company, a Subsidiary Guarantor, and the assumption by any such successor of the covenants of the Company or such Subsidiary Guarantor in the Indenture and in the Notes and in any Guarantee in accordance with “—Consolidation, Amalgamation, Merger and Sale of Assets”;

(ii) to add to the covenants of the Company, any Subsidiary Guarantor or any other obligor upon the Notes for the benefit of the holders of the Notes or to surrender any right or power conferred upon the Company or any Subsidiary Guarantor or any other obligor upon the Notes, as applicable, in the Indenture, in the Notes or in any Guarantee;

(iii) to cure any ambiguity, or to correct or supplement any provision in the Indenture, the Notes or any Guarantee which may be defective or inconsistent with any other provision in the Indenture, the Notes or any Guarantee or make any other provisions with respect to matters or questions arising under the Indenture, the Notes or any Guarantee; provided that, in each case, such provisions shall not adversely affect the interest of the holders of the Notes;

(iv) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(v) to add a Subsidiary Guarantor under the Indenture;

(vi) to evidence and provide for the acceptance of the appointment of a successor Trustee under the Indenture; or

(vii) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the holders of the Notes as additional security for the payment and performance of the Company’s and any Subsidiary Guarantor’s obligations under the Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to the Indenture or otherwise.
          The holders of a majority in aggregate principal amount of the Notes outstanding may waive compliance with certain restrictive covenants and provisions of the Indenture.
No Personal Liability of Incorporators, Stockholders, Officers, Directors, or Employees
          The Indenture provides that no recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture, or in any of the Notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Company or of any successor Person thereof. Each holder, by accepting the Notes, waives and releases all such liability.
The Trustee
          The Indenture provides that, except during the continuance of a Default or an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. If an Event of Default has occurred and is continuing, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
          The Indenture and provisions of the Trust Indenture Act of 1939, as amended, incorporated by reference therein contain limitations on the rights of the Trustee thereunder, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest (as defined) it must eliminate such conflict or resign.
Governing Law
          The Indenture, the Notes and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.
Enforceability of Judgments
          Since substantially all of our assets are outside the United States, any judgment obtained in the United States against us, including judgments with respect to the payment of principal, premium, interest, additional interest, Additional Amounts, Change of Control Purchase Price, offer price, redemption price or other amounts payable under the Notes, may not be collectible within the United States.
          We have been informed by our Canadian counsel that the laws of the Provinces of Newfoundland and Labrador and British Columbia and the federal laws of Canada applicable therein permit an action or a motion to be brought before a court of competent jurisdiction in such province (a “Canadian Court”) on any final, conclusive and enforceable judgment in personam of any federal or state court located in the Borough of Manhattan in the City of New York (“New York Court”) that is not impeachable as void or voidable under the laws of the State of New York (“New York Law”) for a sum certain in respect of the Indenture or the Notes if: (i) the court rendering such judgment had jurisdiction over the judgment debtor, as recognized by a Canadian Court (and submission by the Company in the Indenture to the non-exclusive jurisdiction of the New York Court will be sufficient for that purpose), (ii) such judgment was not obtained by fraud or in a manner contrary to natural justice or in contravention of the fundamental principles of procedure and the decision and enforcement thereof would not be inconsistent with public policy, as such term is understood under the laws of the Provinces of Newfoundland and Labrador and British Columbia, as the case may be, (iii) the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue laws or expropriatory or penal laws, (iv) the action or motion to enforce such judgment is commenced within the applicable limitation period, and (v) a dispute between the same parties based on the same subject matter has not given rise to a decision rendered by the Canadian Court in such jurisdiction or been decided by a foreign authority and the decision meets the necessary conditions for recognition under the law of the relevant province. We have been advised by our Canadian counsel that they have no reason to believe, based upon public policy, as this term is understood in international relations and under the laws of the Provinces of Newfoundland and Labrador and British Columbia and the federal laws of Canada applicable therein, as this term is applied by a Canadian Court on the date hereof, for avoiding recognition of a judgment of a New York Court to enforce the Indenture or the Notes.
          In addition, under the Currency Act (Canada), a Canadian Court may only render judgment for a sum of money in Canadian currency, and in enforcing a foreign judgment for a sum of money in a foreign currency, a Canadian Court will render its decision in the Canadian currency equivalent of such foreign currency.
Certain Definitions
          “Acquired Indebtedness” means Indebtedness of a Person (a) existing at the time such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or (b) assumed in connection with the acquisition of assets from such Person. Acquired Indebtedness shall be deemed to be incurred on the date the acquired Person becomes a Restricted Subsidiary or the date of the related acquisition of assets from any Person.
          “Administrative Agent” means the Administrative Agent from time to time under the Senior Credit Facility, which is currently a Canadian chartered bank.
          “Affiliate” means, with respect to any specified Person, (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, (b) any other Person that owns, directly or indirectly, 10% or more of such specified Person’s Capital Stock or any officer or director of any such specified Person or other Person or, with respect to any natural Person, any Person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin or (c) any other Person 10% or more of the Voting Stock of which is beneficially owned or held, directly or indirectly by such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
          “Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of (i) 1% of the principal amount of such Note or (ii) the excess of (A) the present value at such Redemption Date of (1) the redemption price of such Note at May 1, 2009 (such redemption price being set forth in the first paragraph under the caption “—Redemption— Optional Redemption”), plus (2) all required interest payments due on such Note through May 1, 2009 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate at such Redemption Date plus 50 basis points over (B) the principal amount of such Note.
          “Asset Sale” means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a “transfer”), directly or indirectly, in one or a series of related transactions, of (a) any Capital Stock of any Restricted Subsidiary; (b) all or substantially all of the properties and assets of the Company or any of its Restricted Subsidiaries; (c) all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary; or (d) any other properties or assets of the Company or any Restricted Subsidiary, other than a transfer in the ordinary course of business consistent with past practices. For the purposes of this definition, the term “Asset Sale” does not include any transfer of properties or assets (i) that is governed by the provisions of the Indenture described under “Consolidation, Merger and Sale of Assets,” (ii) by the Company to any Restricted Subsidiary, or by any Restricted Subsidiary to the Company or any Restricted Subsidiary in accordance with the terms of the Indenture, (iii) constituting a Restricted Payment that is permitted to be made, and is made, under the “Limitation on Restricted Payments” covenant, (iv) representing obsolete or permanently retired equipment and facilities, or (v) having an aggregate fair market value or resulting in aggregate net proceeds to the Company and its Restricted Subsidiaries of less than U.S.$5.0 million in any fiscal year.
          “Asset Swap” means any sale, lease, transfer or other disposition of a fixed or flying asset used in the business of the Company or any Restricted Subsidiary in exchange for other fixed or flying assets owned by another Person, provided that (i) the assets received in exchange will be used in the business of the Company or any Wholly Owned Subsidiary, as determined in good faith by the Chief Financial Officer of the Company, the determination of which shall be conclusive and evidenced by an Officer’s Certificate of such officer and (ii) the Fair Market Value of the assets received by the Company or such Restricted Subsidiary in such Asset Swap Sale is not less than the Fair Market Value of the assets sold, leased, transferred or otherwise disposed of in such exchange (as determined in good faith by the Chief Financial Officer of the Company and evidenced by an Officer’s Certificate of such officer).
          “Attributable Indebtedness” means, with respect to any lease at the time of determination, the present value (discounted at the interest rate implicit in the lease determined in accordance with GAAP or, if not known, at the Company’s incremental borrowing rate) of the obligations of the lessee of the property subject to such lease for rental payments during the remaining term of the lease included in such transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended, or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of penalty (in which case the rental payments shall include such penalty), after excluding from such rental payments all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges.
          “Average Life” means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (ii) the amount of each such principal payment by (b) the sum of all such principal payments.

          “Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law, Canadian federal or provincial law or law of any other jurisdiction relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.
          “Capital Stock” means, with respect to any Person, any and all shares, interests, partnership interests (whether general or limited), participations, rights in or other equivalents (however designated) of such Person’s equity, any other interest or participation that confers the right to receive a share of the profits and losses, or distributions of assets of, such Person and any rights (other than debt securities convertible into Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock, whether now outstanding or issued after the date of the Indenture.
          “Capitalized Lease Obligation” means, with respect to any Person, any obligation of such Person under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of the Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.
          “Cash Equivalents” means any of the following:

(a) any evidence of Indebtedness with a maturity of one year or less from the date of acquisition issued or directly and fully guaranteed or insured by the government of Canada, the United States of America, Norway, the United Kingdom, South Africa, Holland or Australia or any agency or instrumentality thereof (provided that the full faith and credit of the government of Canada, the United States of America, Norway, the United Kingdom, South Africa, Holland or Australia, as applicable, is pledged in support thereof);

(b) time deposit accounts, certificates of deposit, money market deposits or bankers’ acceptances with a maturity of one year or less from the date of acquisition of any bank to which the Bank Act (Canada) applies or by any Company licensed to carry on the business of a trust in one or more provinces of Canada or any financial institution that is a member of the Federal Reserve System, or the comparable banking authority in Norway, the United Kingdom, South Africa, Holland or Australia, in each case having combined capital and surplus and undivided profits of not less than U.S.$500.0 million, whose debt has a rating, at the time as of which any investment made therein is made of at least A-1 by S&P or at least P-1 by Moody’s;

(c) commercial paper with a maturity of one year or less from the date of acquisition issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States or the District of Columbia rated at least A-1 by S&P or at least P-1 by Moody’s; and

(d) repurchase obligations with a term of not more than seven days for underlying securities of the type described in clause (a) above entered into with a financial institution meeting the qualifications described in clause (b) above.
          “Change of Control” means the occurrence of any of the following events:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the voting power of the outstanding Voting Stock of the Company;

(b) the Company consolidates with, or merges with or into, another Person or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction (i) where the outstanding Voting Stock of the Company is not converted or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company) or is converted into or exchanged for (A) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation or (B) cash, securities and other property (other than Capital Stock of the Surviving Entity) in an amount that could be paid by the Company as a Restricted Payment as described under the “Limitation on Restricted Payments” covenant and (ii) immediately after such transaction, no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the surviving or transferee corporation;

(c) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, together with any Affiliates, shall succeed in having a sufficient number of its nominees elected to the Board of Directors of the Company such that such nominees, when added to any existing director remaining on the Board of Directors of the Company after such election who was a nominee of or is an Affiliate of such person or group, will constitute a majority of the Board of Directors of the Company; or

(d) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under “Consolidation, Merger and Sale of Assets.”

          Notwithstanding the foregoing, a transaction or series of related transactions pursuant to which the Company is redomiciled in another jurisdiction or pursuant to which a holding company is formed to hold all of the outstanding Capital Stock of the Company shall not by itself be deemed a “Change of Control.”
          “Commodity Agreement” means any commodities futures contract, commodity option or similar agreement or arrangement entered into in the ordinary course of business and not for speculative purposes designed to protect the Company or any Restricted Subsidiary against fluctuations in prices of commodities.
          “Consolidated Adjusted Net Income” means, for any period, the consolidated net income (or loss) of the Company and its Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted by excluding (to the extent included in such consolidated net income or loss), without duplication:

(a) any net after-tax extraordinary gains or losses;

(b) any net after-tax gains or losses attributable to Asset Sales;

(c) the portion of net income of any Person (other than the Company or a Restricted Subsidiary), including Unrestricted Subsidiaries, in which the Company or any Restricted Subsidiary has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any Restricted Subsidiary in cash dividends or distributions during such period;

(d) the net income (or loss) of any Person combined with the Company or any Restricted Subsidiary on a “pooling of interests” basis attributable to any period prior to the date of combination;

(e) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the date of determination permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary or its stockholders;

(f) net after-tax gains or losses attributable to the termination of any employee pension benefit plan; and

(g) the cumulative effect of a change in accounting principles;

provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated Adjusted Net Income will be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Consolidated Adjusted Net Income otherwise attributable to such Restricted Subsidiary multiplied by (B) the quotient of (1) the number of shares of outstanding common stock of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries divided by (2) the total number of shares of outstanding common stock of such Restricted Subsidiary on the last day of such period.
          “Consolidated Fixed Charge Coverage Ratio” of the Company means, for any period, the ratio of (a) the sum of Consolidated Adjusted Net Income, and in each case to the extent deducted in computing Consolidated Adjusted Net Income for such period, Consolidated Interest Expense, Consolidated Tax Expense and Consolidated Non-cash Charges, excluding all noncash items increasing Consolidated Adjusted Net Income for such period to (b) the sum of (i) Consolidated Interest Expense and (ii) cash and non-cash dividends paid, accrued or scheduled to be paid or accrued on Preferred Stock of the Company or any Restricted Subsidiary (to any Person other than the Company and any Restricted Subsidiary), in each case for such period. For purposes of an incurrence of Indebtedness, the Consolidated Fixed Charge Coverage Ratio for the four full fiscal quarters for which financial statements are available immediately preceding the incurrence of indebtedness, taken as one period, shall be calculated giving pro forma effect to:

(i) the incurrence of the Indebtedness giving rise to the need to make such calculation and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, on the first day of such four-quarter period;

(ii) the incurrence, repayment or retirement of any other Indebtedness by the Company and its Restricted Subsidiaries since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired on the first day of such four-quarter period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such four-quarter period); and

(iii) the acquisition (whether by purchase, merger or otherwise), including any acquisition occurring at the time of the incurrence of such Indebtedness, or disposition (whether by sale, merger or otherwise) of any company, entity or business acquired or disposed of by the Company and its Restricted Subsidiaries, since the first day of such four-quarter period (including by any Person during such four-quarter period if it thereafter has become a Restricted Subsidiary), as if such acquisition or disposition occurred on the first day of such four-quarter period)
provided that the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of the Company, a fixed or floating rate of interest, shall be computed by applying at the option of the Company, either the fixed or floating rate.
          “Consolidated Interest Expense” means, for any period, without duplication and in each case determined on a consolidated basis in accordance with GAAP, the sum of:

(a) the interest expense of the Company and its Restricted Subsidiaries for such period, including, without limitation,

(i) amortization of debt discount,

(ii) the net cost of Interest Rate Agreements and Currency Agreements (including amortization of discounts),

(iii) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptances and similar transactions, plus

(b) the interest component of Capitalized Lease Obligations of the Company and its Restricted Subsidiaries paid, accrued and/or scheduled to be paid or accrued during such period; plus

(c) the interest of the Company and its Restricted Subsidiaries that was capitalized during such period; plus

(d) the interest on Indebtedness of another Person that is guaranteed by the Company or any Restricted Subsidiary or secured by a Lien on assets of the Company or a Restricted Subsidiary, whether or not such interest is paid by the Company or such Restricted Subsidiary.
          “Consolidated Non-cash Charges” means, for any period, the aggregate depreciation, amortization and other non-cash expenses or charges of the Company and its Restricted Subsidiaries for such period, including, without limitation, any asset impairment charges, determined on a consolidated basis in accordance with GAAP (excluding any such non-cash charge that requires an accrual of or reserve for cash charges for any future period).
          “Consolidated Tax Expense” means, for any period, the provision for Canadian federal, provincial, local and foreign income taxes of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.
          “Currency Agreements” means any spot or forward foreign exchange agreements and currency swap, currency option or other similar financial agreements or arrangements designed to protect against or manage exposure to fluctuations in foreign currency exchange rates.
          “Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.
          “Disinterested Director” means, with respect to any transaction or series of related transactions, a member of the board of directors of the Company who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.
          “Equity Offering” means any offering or flotation of common stock (which is Qualified Capital Stock) of the Company.
          “EU Investorco” means any Person established by the Company after the date of the Indenture to acquire a direct or indirect ownership interest in an EU Licensed Operator, it being understood that once an EU Investorco ceases to be a Restricted Subsidiary of the Company it and its Restricted Subsidiaries will cease to be bound by the covenants under the Indenture and will cease to be Subsidiary Guarantors.
          “EU Licensed Operators” means CHC Scotia Limited, CHC Ireland Ltd., CHC Denmark APS, CHC Helicopter Service AS, Schreiner Northsea Helicopters BV, or any other Restricted Subsidiary of the Company incorporated in a European country that holds licenses to conduct helicopter transportation business that is subject to the provisions of Article 4 of European Union Regulation No. 2407/92 of July 23, 1992, it being understood that once an EU Licensed Operator ceases to be a Restricted Subsidiary of the Company it and its Restricted Subsidiaries will cease to be bound by the covenants under the Indenture and will cease to be Subsidiary Guarantors.
          “EU National” or “EU Nationals” means member states of the European Union or the European Economic Area or nationals thereof, including any Person regarded as a national of, or owned or controlled by, one or more nationals of, the European Union or the European Economic Area for the purposes of the ownership and control requirements of the legislation of the European Union or the European Economic Area or a member thereof regarding aviation operating licenses (including Article 4 of European Union Regulation 2407/92).
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.
          “Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy as determined in good faith by the Board of Directors.
          “Generally Accepted Accounting Principles” or “GAAP” means generally accepted accounting principles in Canada, consistently applied, that are in effect on the date of the Indenture.
          “guarantee” means, as applied to any obligation, (a) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, by the pledge of assets and the payment of amounts drawn down under letters of credit.
          “Guarantee” means any guarantee of the obligations of the Company under the Indenture and the Notes by any Restricted Subsidiary in accordance with the provisions of the Indenture.
          “Immediate Family” of any specified Person means a spouse, sibling, child or grandchild of such specified Person, whether related through blood, marriage or adoption.
          “Indebtedness” means, with respect to any Person, without duplication:

(a) all liabilities of such Person for borrowed money (including overdrafts) or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business;

(b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments;

(c) all obligations, contingent or otherwise, of such Person in connection with any letters of credit, bankers’ acceptances or other similar facilities but excluding obligations with respect to letters of credit securing obligations (other than obligations described in clause (a) or (b) above or (d), (e) or (g) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement;

(d) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business;

(e) all Capitalized Lease Obligations of such Person;

(f) all obligations of such Person under or in respect of Interest Rate Agreements, Currency Agreements or Commodity Agreements;

(g) all Indebtedness referred to in (but not excluded from) the preceding clauses (a) through (f) of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the obligation so secured);

(h) all guarantees by such Person of Indebtedness referred to in this definition of any other Person;

(i) all Redeemable Capital Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends; and

(j) Preferred Stock of any Restricted Subsidiary or any Subsidiary Guarantor.

          For purposes of this definition, the “maximum fixed repurchase price” of any Redeemable Capital Stock that does not have a fixed repurchase price will be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock. For the avoidance of doubt, trade payables incurred in the ordinary course of business shall not constitute Indebtedness for purposes of the Indenture.
          “Interest Rate Agreements” means any interest rate protection agreements and other types of interest rate hedging agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements).
          “Investment” means, with respect to any Person, any direct or indirect advance, security deposit, loan or other extension of credit (including guarantees) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued or owned by, any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP. In the case of an Investment in the form of a guarantee of Indebtedness, the Investment shall be valued in an amount equal to the principal amount of the Indebtedness guaranteed. In addition, the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary shall be deemed to be an “Investment” made by the Company in such Unrestricted Subsidiary at such time. “Investments” shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.
          “Issue Date” means the date of original issuance of the Notes.
          “Lien” means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.
          “Manufacturer Support Indebtedness” means Indebtedness incurred by the Company or a Restricted Subsidiary of the Company to a manufacturer of a helicopter or fixed-wing aircraft in connection with the purchase of such helicopter or fixed-wing aircraft from the manufacturer.
          “Material Permit” means any governmental license, certificate, authorization, consent, registration, exemption, permit and other approval required by law:

(i) to operate helicopters or fixed-wing aircraft; and

(ii) issued to the Company, any Significant Subsidiary or an EU Licensed Operator,
the loss of which would be materially adverse to the Company and its Subsidiaries, taken as a whole.
          “Maturity” means, with respect to any Note, the date on which any principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.
          “Moody’s” means Moody’s Investors Service, Inc. and its successors.
          “Net Cash Proceeds” means, (a) with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of, without duplication, (i) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel and investment banks) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by a Lien on the assets or properties that were the subject of such Asset Sale, (iv) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary or lenders under the Senior Credit Facility) owning a beneficial interest in the assets subject to the Asset Sale and (v) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officer’s Certificate delivered to the Trustee and (b) with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock as referred to under “—Certain Covenants— Limitation on Restricted Payments,” the proceeds of such issuance or sale in the form of cash or Cash Equivalents, payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of attorney’s fees, accountant’s fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of thereof.
          “New Aircraft Sale and Leaseback Transaction” means, in respect of any new aircraft acquired by the Company or any of its Restricted Subsidiaries (whether before or after the date of the Indenture) solely in connection with a new aircraft delivery, any transaction occurring after the Issue Date whereby such aircraft is sold by and leased back to the Company or such Restricted Subsidiary within a period ending not later than the date that is 270 days after the date of such new aircraft delivery.
          “Non-Guarantor Restricted Subsidiary” means any Restricted Subsidiary of the Company that is not a Subsidiary Guarantor.
          “Non-Recourse Debt” means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support (other than credit support permitted by clause (j) of the definition of “Permitted Investments”) of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender, except, in the case of a guarantee contemplated by (b), to the extent that the Company would be permitted at the time such guarantee is made to (A) incur at least U.S.$1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to “—Certain Covenants—Limitation on Indebtedness” and (B) make an Investment (other than a Permitted Investment) pursuant to “—Certain Covenants—Limitation on Restricted Payments” equal to the amount of Non-Recourse Debt in respect of which the guarantee is made; (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.
          “Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, the Director of Finance or the Secretary of the Company.
          “Ordinary Shares” means the 11,000,000 Ordinary Shares of the Company issued on December 9, 1997 to O.S. Holdings Inc., a company indirectly wholly owned by Craig L. Dobbin.
          “Pari Passu Indebtedness” means Indebtedness of the Company or a Subsidiary Guarantor that is pari passu in right of payment to the Notes or the Guarantee of such Subsidiary Guarantor, as the case may be.
          “Permitted Business” means the business of providing air transportation services, aircraft maintenance, aircraft leasing and financing, repair and overhaul, aircraft component manufacturing, logistics support, aircraft flight training and other ancillary services related thereto in each case as conducted on the date of the Indenture and any other business reasonably related thereto involving the application of technology or expertise that has been acquired by or may be developed by the Company in the course of its existing business, provided that, for the most recent fiscal year, such other business shall in no case account for more than 10% of the consolidated revenues or assets of the Company, as determined on the basis of the audited consolidated financial statements of the Company for such fiscal year.
          “Permitted Employee Stock Purchase Loans” means loans, in an aggregate amount outstanding at any time not to exceed U.S.$4.0 million, whether made by the Company or any third party (other than any Affiliate of the Company), to employees of the Company and its Subsidiaries who become participants in the Company’s stock purchase program to enable such employees to purchase subordinate voting shares and multiple voting shares of the Company, less the amount of any Permitted Investments made pursuant to clause (f) of the definition thereof.
          “Permitted Holders” means, as of the date of determination, any of (i) Craig L. Dobbin, (ii) Persons controlled by Craig L. Dobbin, (iii) any member of the Immediate Family of Craig L. Dobbin, (iv) a corporation that is wholly owned by any member of the Immediate Family of Craig L. Dobbin, (v) a testamentary trust, the sole beneficiaries of which are members of the Immediate Family of Craig L. Dobbin, (vi) the estate of Craig L. Dobbin, as represented by the duly appointed executor(s) or administrator(s) thereof or (vii) persons who are Officers both at the date of determination and as of the date of the Indenture and “Permitted Holder” means any one of such Persons.
          “Permitted Investments” means any of the following:

(a) Investments in Cash Equivalents;

(b) Investments in the Company or any Restricted Subsidiary;

(c) intercompany Indebtedness to the extent permitted under clause (iv) or (v) of subsection (b) of the covenant entitled “Limitation on Indebtedness;

(d) Investments by the Company or any Restricted Subsidiary in another Person, if as a result of such Investment (i) such other Person becomes a Restricted Subsidiary or (ii) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Subsidiary; it being understood that the February 16, 2004 acquisition of Schreiner Luchtvaart Groep B.V. pursuant to which Schreiner and its Subsidiaries became Restricted Subsidiaries shall be deemed a Permitted Investment pursuant to this clause (d) provided that Schreiner and its Subsidiaries that become guarantors under the Senior Credit Facility provide full and unconditional Guarantees of the Notes;

(e) Investments acquired by the Company or any Restricted Subsidiary in connection with an Asset Sale permitted under the covenant entitled “Limitation on Sale of Certain Assets” to the extent such Investments are non-cash proceeds permitted thereunder or, if made with cash, are made out of reinvested cash proceeds from such Asset Sale concurrently with the closing thereof, provided that such reinvested cash proceeds do not exceed 25% of the fair market value of the assets sold in such Asset Sale;

(f) loans or advances made to employees of the Company or any Restricted Subsidiary in the ordinary course of business and consistent with past practices in an aggregate amount not to exceed U.S.$4.0 million at any one time outstanding, less the amount of any guarantees made pursuant to clause (g) of this definition;

(g) Permitted Employee Stock Purchase Loans or guarantees thereof;

(h) other Investments in an aggregate amount not to exceed U.S.$25.0 million at any one time outstanding;

(i) Investments in the Notes; and

(j) Investments made by the Company or a Restricted Subsidiary in connection with or in anticipation of (x) the sale by any Restricted Subsidiary of a helicopter or fixed-wing aircraft and leaseback of such equipment by any Restricted Subsidiary or (y) the lease of a helicopter or fixed-wing aircraft by any Restricted Subsidiary; provided that the aggregate Investments permitted pursuant to this clause (j) does not exceed 25% of the aggregate value of the helicopter or fixed-wing aircraft at the time the Investment was made and provided further, that such Investments must be made no later than 270 days after the sale and leaseback transaction or the lease transaction, as the case may be, is entered into.

          “Permitted Joint Venture” means any joint venture, partnership or other Person designated by the Board (i) that is an Affiliate of the Company by virtue of the fact that the Company or a Restricted Subsidiary has an Investment in such Person, (ii) all of whose Indebtedness is Non-Recourse Indebtedness, (iii) which is engaged in a Permitted Business, (iv) in which any Investment made as a result of designating such Person as a Permitted Joint Venture will not violate the covenant entitled “Limitation on Restricted Payments” and (v) none of the Capital Stock of which is held by an officer, director or holder of Capital Stock of the Company qualifying as an Affiliate. Notwithstanding the foregoing, each of Slemon Park Corporation, Thai Aviation Services Ltd., Viscom (Aberdeen) Ltd., CHC Helicopter (Namibia) (Pty) Ltd., Court Aircraft Sales (Pty) Limited, Myanmar Helicopters International Ltd. East West Helicopter Services (Georgia) Corp., East West Helicopter Services (Azerbaijan) Ltd., Whirly Bird Airport Services Limited, joint venture with Cougar Helicopters Inc. in respect of the Newfoundland offshore, Canadian Helicopters Limited, Aero Contractors Company of Nigeria Ltd., Airport Den Helder CV, Schreiner Airways Cameroun SA, Inaer, Inversiones Aereas S.L., Canadian Helicopters Philippines International Inc. and an EU Licensed Operator or an EU Investorco ceases to be a Restricted Subsidiary shall be deemed to be a Permitted Joint Venture. Any such designation (other than with respect to Persons identified in the preceding sentence) shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.
          “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
          “Preferred Stock” means, with respect to any Person, Capital Stock of any class or classes (however designated) of such Person which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class of such Person whether now outstanding, or issued after the date of the Indenture, and including, without limitation, all classes and series of preferred or preference stock of such Person.
          “Purchase Money Obligation” means any Indebtedness secured by a Lien on assets related to the business of the Company and any additions and accessions thereto, which are purchased by the Company or a Subsidiary Guarantor at any time after the Notes are issued; provided that (i) the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively, a “Purchase Money Security Agreement”) shall be entered into within 90 days after the purchase or substantial completion of the construction of such assets and shall at all time be confined solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom, (ii) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness and (iii) (A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Purchase Money Security Agreement is entered into exceed 100% of the purchase price to the Company or such Subsidiary Guarantor of the assets subject thereto or (B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom.
          “Qualified Capital Stock” of any person means any and all Capital Stock of such person other than Redeemable Capital Stock.
          “Redeemable Capital Stock” means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the Notes or is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity; provided that any Capital Stock that would not constitute Redeemable Capital Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of any “asset sale” or “change of control” occurring prior to the Stated Maturity of the Notes shall not constitute Redeemable Capital Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in the covenants entitled “Limitation on Sale of Certain Assets” and “Repurchase of Notes upon a Change of Control” and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provisions prior to the Company’s repurchase of such Notes as are required to be repurchased pursuant to the covenants entitled “Limitation on Asset Sales” and “Purchase of Notes upon a Change of Control.”
          “Restricted Subsidiary” means any Subsidiary other than an Unrestricted Subsidiary.
          “S&P” means Standard and Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc. and its successors.
          “Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.
          “Senior Credit Facility” means, collectively, any credit facilities, letter of credit or other borrowing or lending arrangements of the Company and/or the Guarantors together with the related documents thereto (including, without limitation, any loan agreements, note purchase agreements, indentures, notes, guarantee agreements, collateral documents, mortgages, instruments and security documents executed in connection therewith), in each case as any such agreements or arrangements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, in each case, including, without limitation, any credit facility, letter of credit, agreement, indenture, notes, other documents or instruments or other arrangement extending the maturity of, refinancing, replacing or otherwise restructuring (including adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreements or arrangements, together with any successor or replacement agreements or other arrangements, and whether by or with the same or any other agent, lender or group of lenders or other institutions providing credit. It being understood that the Credit Agreement dated as of July 5, 2000, as amended, among the Company, the Company’s Subsidiaries named therein as restricted parties, the banks and other financial institutions that are from time to time parties thereto and a Canadian chartered bank which is lead arranger and administrative agent is a Senior Credit Facility.
          “Significant Subsidiary” means any Restricted Subsidiary of the Company that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Restricted Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year or (iii) was organized or acquired after the beginning of such fiscal year and would have been a Significant Subsidiary if it had been owned during the entire fiscal year.
          “Stated Maturity” means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and, when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.
          “Subordinated Indebtedness” means Indebtedness of the Company or a Subsidiary Guarantor that is subordinated in right of payment to the Notes or the Guarantee of such Subsidiary Guarantor, as the case may be.
          “Subsidiary” means any Person a majority of the equity ownership voting power of the outstanding Voting Stock of which is at the time owned, directly or indirectly, by the Company or by one or more other Subsidiaries or by the Company and one or more other Subsidiaries.

          “Subsidiary Guarantor” means any Restricted Subsidiary that issues a Guarantee.
          “Taxing Authority” means any government or any political subdivision, state, province or territory of a Taxing Jurisdiction or any authority or agency therein or thereof having power to tax.
          “Taxing Jurisdiction” means (i) with respect to any payments made under the Notes, Canada or any political subdivision, state, province or territory thereof and (ii) with respect to payments made by a Subsidiary Guarantor, the country in which such Subsidiary Guarantor is organized or any political subdivision, state, province or territory thereof.
          “Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to such Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to May 1, 2009; provided, however, that if the period from such Redemption Date to May 1, 2009 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.
          “Unrestricted Subsidiary” means (a) any Subsidiary that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company pursuant to the covenant entitled “Limitations on Unrestricted Subsidiaries”) and (b) any Subsidiary of an Unrestricted Subsidiary.
          “U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two Business Days prior to such determination.
          “Voting Stock” means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees (or Persons performing similar functions) of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).
          “Wholly Owned Restricted Subsidiary” means any Restricted Subsidiary, all of the outstanding Capital Stock (other than directors’ qualifying shares or shares of foreign Restricted Subsidiaries required to be owned by foreign nationals pursuant to applicable corporate law) of which are owned by the Company or by one or more other Wholly Owned Restricted Subsidiaries or by the Company and one or more other Wholly Owned Restricted Subsidiaries.

EXCHANGE OFFER; REGISTRATION RIGHTS
          As part of the sale of the old notes to the initial purchasers, we, the subsidiary guarantors and the initial purchasers entered into a registration rights agreement dated March 22, 2005. Under the registration rights agreement, we agreed, for the benefit of the holders of the old notes, at our own expense, to (i) file an exchange offer registration statement with the SEC with respect to an offer to exchange the old notes for new notes having identical terms in all material respects to the new notes offered hereby and which will evidence the same continuing indebtedness of CHC (except that the new notes will not contain terms with respect to transfer restrictions or interest rate increases as described herein) within 195 calendar days after the closing of the offering of the old notes, (ii) use our reasonable best efforts to cause the exchange offer registration statement to be declared effective by the SEC under the Securities Act within 240 calendar days after the closing of the offering of the old notes and (iii) use our reasonable best efforts to consummate the exchange offer within 270 calendar days after the closing of the offering of the old notes. Once the exchange offer registration statement has been declared effective, we agreed to offer the new notes in exchange for surrender of the old notes. We also agreed to keep the exchange offer open for at least 30 days (or longer if required by applicable law) after the date that notice of the exchange offer is mailed to holders of the old notes. For each old note surrendered to us pursuant to the exchange offer, the holder who surrendered such note will receive a new note having a principal amount equal to that of the surrendered note. Interest on each new note will accrue from the most recent interest payment date on which interest was paid on the old note surrendered in exchange.
          Under existing interpretations of the Securities Act by the staff of the SEC contained in several no-action letters to third parties, and subject to the immediately following sentence, we believe that the new notes will generally be freely transferable by holders thereof after the exchange offer without further registration under the Securities Act (subject to certain representations required to be made by each holder of notes, as set forth below). However, any purchaser of notes who is an “affiliate” of CHC or any subsidiary guarantor and any purchaser of notes who intends to participate in the exchange offer for the purpose of distributing the new notes (i) will not be able to rely on the interpretation of the staff of the SEC, (ii) will not be able to tender its notes in the exchange offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the notes unless such sale or transfer is made pursuant to an exemption from such requirements.
          In addition, in connection with any resales of new notes, any broker dealer (a “Participating Broker Dealer”) which acquired the new notes for its own account as a result of market making or other trading activities must deliver a prospectus meeting the requirements of the Securities Act. The SEC has taken the position that Participating Broker Dealers may fulfill their prospectus delivery requirements with respect to the new notes (other than a resale of an unsold allotment from the offering of the old notes) with this prospectus. We have agreed to make available for a period of up to 180 days after consummation of the exchange offer a prospectus meeting the requirements of the Securities Act to any Participating Broker Dealer and any other persons with similar prospectus delivery requirements, for use in connection with any resale of new notes. A Participating Broker Dealer or any other person that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the registration rights agreement (including certain indemnification rights and obligations thereunder).
          Each holder of the old notes (other than certain specified holders) who wishes to exchange old notes for new notes in the exchange offer is required to make certain representations, including representations that (i) any new notes to be received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the new notes, (iii) it is not an “affiliate” (as defined in Rule 405 under the Securities Act) of CHC or any subsidiary guarantor or, if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act, to the extent applicable, and (iv) it is not acting on behalf of any person who could not truthfully make the foregoing representations.
          In the event that (i) any changes in law or the applicable interpretations of the staff of the SEC do not permit the Company to effect the exchange offer, (ii) for any other reason the exchange offer is not consummated within 270 calendar days after the closing of the offering of the old notes, (iii) under certain circumstances, the initial purchasers shall so request or (iv) any holder of notes (other than the initial purchasers) is not eligible to participate in the exchange offer, we will, at our expense, (a) as promptly as practicable, file with the SEC a shelf registration statement covering resales of the notes, (b) use our reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act on or prior to 270 calendar days after the closing of the offering of the old notes and (c) use our reasonable best efforts to keep the shelf registration statement effective until the earlier of the second anniversary of the closing of the offering of the old notes and the date all notes covered by the shelf registration statement have either been sold in the manner set forth and as contemplated in the shelf registration statement or become eligible for resale pursuant to Rule 144 under the Securities Act without volume restrictions. We will, in the event of the filing of the shelf registration statement, provide to each holder of the old notes copies of the prospectus which is a part of the shelf registration statement, notify each such holder when the shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resales of the old notes. A holder of old notes that sells its notes pursuant to the shelf registration statement generally (i) will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, (ii) will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and (iii) will be bound by the provisions of the registration rights agreement that are applicable to such a holder (including certain indemnification rights and obligations thereunder). In addition, each holder of the old notes will be required to deliver information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement to have their notes included in the shelf registration statement and to benefit from the provisions regarding liquidated damages described in the following paragraph.
          Although we have filed an exchange offer registration statement, as required, we cannot assure you that it will become effective. Although we intend to file the shelf registration statement described above, if required, we cannot assure you that we will file such registration statement, or, if filed, that it will become effective. In the event that (i) the exchange offer registration statement has not been declared effective on or prior to the 240th calendar day following the closing of the offering of the old notes or (ii) the exchange offer is not consummated and no shelf registration statement is declared effective on or prior to the 270th calendar day following the closing of the offering of the old notes, the interest rate borne by the old notes will be increased by one-quarter of one percent per annum, beginning the day after the date specified in clause (i) or (ii), as applicable. Thereafter, the interest rate borne by the old notes will be increased by an additional one-quarter of one percent per annum for each 90-day period that elapses before additional interest ceases to accrue in accordance with the following sentence; provided that the aggregate increase in such annual interest rate may in no event exceed one percent. Upon (x) the effectiveness of the exchange offer registration statement (in the case of clause (i) above) or (y) the consummation of the exchange offer or the effectiveness of a shelf registration statement, as the case may be (in the case of clause (ii) above), the interest rate borne by the old notes will be reduced to the original interest rate if we are otherwise in compliance with this paragraph; provided, however, that if, after any such reduction in interest rate, a different event specified in clause (i) or (ii) above occurs, the interest rate may again be increased pursuant to the foregoing provisions.
          This summary of certain provisions of the registration rights agreement with respect to the old notes does not purport to be complete and is subject to, and is qualified in its entirety by, the complete provisions of the registration rights agreement, a copy of which has been filed with the registration statement of which this prospectus is a part.

BOOK-ENTRY; DELIVERY AND FORM
Global Notes
          The new notes initially will be represented by one or more, permanent global certificates in definitive fully registered book-entry form (the “Global Notes”). The Global Notes will be deposited upon issuance with, or on behalf of, The Depository Trust Company, New York, New York (“DTC”) and registered in the name of a nominee of DTC.
          We expect that pursuant to procedures established by DTC:

•	upon the issuance of the Global Notes, DTC or its custodian will credit, on its internal system, the principal amount of notes of the individual beneficial interests represented by such global securities to the respective accounts of persons who have accounts with such depositary; and

•	ownership of beneficial interests in the Global Notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).
          Such accounts initially will be designated by or on behalf of the initial purchasers and ownership of beneficial interests in the Global Notes will be limited to persons who have accounts with DTC (“participants”) or persons who hold interests through participants. QIBs may hold their interests in the Global Notes directly through DTC if they are participants in such system or directly through organizations which are participants in such system.
          So long as DTC, or its nominee, is the registered owner or holder of the notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such Global Note for all purposes under the indenture governing the notes except as required by law. No beneficial owner of an interest in any of the Global Notes will be able to transfer that interest except in accordance with DTC’s procedures, in addition to those provided for under the indenture with respect to the notes.
          Payments of the principal of, premium (if any) and interest (including Additional Interest) (as defined) on the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of us, the Trustee or any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.
          We expect that DTC or its nominee, upon receipt of any payment of principal, premium (if any) or interest (including Additional Interest) in respect of the Global Notes, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.
          Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in clearinghouse funds. If a holder requires physical delivery of a Certificated Security for any reason, including to sell notes to persons in states which require physical delivery of the notes, or to pledge such securities, such holder must transfer its interest in the Global Note, in accordance with the normal procedures of DTC and with the procedures set forth in the indenture governing the notes.
          DTC has advised us that it will take action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Note are credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the indenture governing the notes, DTC will exchange the Global Note for Certificated Securities, which it will distribute to its participants.

          DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“indirect participants”).
          Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Certificated Securities
          If DTC is at any time unwilling or unable to continue as depositary for the Global Notes and we do not appoint a successor depositary within 90 days, Certificated Securities will be issued in exchange for the Global Notes.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
          The following is a summary of certain United States federal income tax considerations relating to the ownership and disposition of the notes by a U.S. holder (as defined below), but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), existing Treasury Regulations, and administrative pronouncements of the Internal Revenue Service (the “IRS”) and judicial decisions now in effect, all of which are subject to change (possibly on a retroactive basis) or different interpretation. This summary deals only with holders who hold notes as “capital assets” (within the meaning of Section 1221 of the Code). This summary does not address holders subject to special rules, such as tax-exempt organizations, banks, insurance companies, other financial institutions, brokers or dealers in securities or currencies, or persons that will hold notes as a position in a hedging transaction, “straddle,” or “conversion transaction” for United States federal income tax purposes, persons that have a functional currency other than the U.S. dollar and certain United States expatriates.
          For the purposes of this discussion, a “U.S. holder” means any beneficial owner of a note that is, for United States federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust (A) whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have authority to control all substantial decisions of the trust or (B) to the extent provided in Treasury Regulations, which was in existence on August 20, 1996, and an election was properly made to treat the trust as a United States person. If a partnership holds the notes, the tax treatment of the partners generally will depend on the status of the partner and the activities of the partnership. A partner in a partnership that holds our notes is urged to consult its own tax advisor regarding the specific tax consequences of owning notes through a partnership.
          The following discussion of certain United States federal income tax consequences is intended for general information only and is not to be construed as tax advice. Accordingly, investors should consult their own tax advisers with respect to the application of the United States federal income and estate tax laws to their particular situations as well as any tax consequences of the ownership and disposition of the notes arising under the laws of any state, local or foreign taxing jurisdiction or under any applicable tax treaty.
          Exchange of Old Notes for New Notes. The exchange of old notes for new notes pursuant to the exchange offer will not be considered a taxable exchange for United States federal income tax purposes. Accordingly, such exchange should have no United States federal income tax consequences to a U.S. holder of notes, and the adjusted tax basis and holding period of a U.S. holder in a new note will be the same, immediately after the exchange, as such holder’s adjusted tax basis and holding period in the old note exchanged therefor.
          Payment of Stated Interest. A U.S. holder generally will include stated interest on a note in gross income as ordinary income at the time such interest is received or accrued, in accordance with such U.S. holder’s regular method of accounting for United States federal income tax purposes. Such interest generally will be treated as income from sources outside of the United States for foreign tax credit purposes, and, for taxable years beginning on or before December 31, 2006, generally will be treated as “passive income”, or, in the case of certain U.S. holders, “financial services income”, for foreign tax credit purposes. For taxable years beginning after December 31, 2006, such interest generally will be treated as “passive category income” or “general category income” for foreign tax credit purposes.
          Withholding Taxes/ Additional Amounts. The amount of interest that a U.S. holder will be required to include in gross income in respect of the notes will include Additional Amounts, if any, that become payable and will not be reduced for any withholding tax imposed by Canada or any other foreign jurisdiction, notwithstanding that such withheld tax would not in fact be received by such U.S. holder. Thus, a U.S. holder may be required to recognize income on the notes in an amount greater than the cash received in respect of payments made on the notes. Subject to applicable limitations in the Code (including certain minimum holding period requirements), a U.S. holder may be entitled to claim a foreign tax credit for the amount of any foreign income taxes withheld in respect of such payments. Alternatively, a U.S. holder may claim a deduction for the amount of such foreign income taxes withheld in a taxable year, but only if such U.S. holder does not elect to claim a foreign tax credit in respect of any foreign income taxes paid by the U.S. holder in the taxable year. The rules relating to foreign tax credits are extremely complex and the availability of a foreign tax credit depends on numerous factors. U.S. holders of notes should consult their own tax advisors concerning the application of the United States foreign tax credit rules to their particular situation.
          Amortizable Bond Premium. A U.S. holder that purchases a note for an amount in excess of the principal amount will be considered to have purchased the note at a “premium” equal in amount to such excess. A U.S. holder generally may elect to amortize the premium over the remaining term of the note on a constant yield method. However, if the note is purchased at a time when the note may be optionally redeemed for an amount in excess of its principal amount, special rules would apply that could result in a deferral of the amortization of bond premium until later in the term of the note. The amount amortized in any year will be treated as a reduction of the U.S. holder’s interest income from the note and accordingly should offset the U.S. holder’s interest income from sources outside of the United States for foreign tax credit purposes. Bond premium on a note held by a U.S. holder that does not make such an election will decrease the gain or increase the loss otherwise recognized on disposition of the note. The election to amortize premium on a constant yield method, once made, applies to all debt obligations held or subsequently acquired by the electing U.S. holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.
          Market Discount. If a U.S. holder purchased a note at a price less than the note’s principal amount, the amount of the difference will be treated as market discount unless such difference is less than a specified de minimis amount (generally .0025 of the note’s principal amount times the number of complete years to maturity from the date the U.S. holder acquired the note). Market discount generally accrues ratably over the remaining term of a note unless a holder elects to accrue market discount on a constant yield basis. A U.S. holder of a note with market discount will be required to treat any gain recognized on the sale or other disposition of the note as ordinary income rather than capital gain to the extent of the market discount accrued on the note. A U.S. holder may elect to include market discount in income as it accrues, in which case any gain recognized on the sale or other disposition of a note will be capital gain. Such election applies to all debt obligations acquired by the electing U.S. holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS. Market discount generally will be treated as income from sources outside of the United States, and, for taxable years beginning on or before December 31, 2006, generally will be treated as “passive income”, or in the case of certain U.S. holders, “financial services income”, for foreign tax credit purposes. For taxable years beginning after December 31, 2006, market discount generally will be treated as “passive category income” or “generally category income” for foreign tax credit purposes.
          Disposition of the Notes. Upon the sale, redemption or other taxable disposition of a note, a U.S. holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash proceeds and the fair market value of any property received on the sale, redemption or other taxable disposition (except to the extent such amount is attributable to accrued interest which is taxable as ordinary income to the extent not previously included in gross income) and (ii) such U.S. holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note generally will equal the purchase price of the note to such holder increased by any market discount previously included in income and reduced (but not below zero) by any amortized bond premium. Such capital gain or loss will be long-term capital gain or loss if the note was held by the U.S. holder for more than one year. Certain U.S. holders (including individuals) are eligible for preferential rates of United States federal income taxation in respect of long-term capital gains. A U.S. holder’s ability to deduct capital losses in respect of a note is subject to limitations. Any gain or loss recognized by a U.S. holder generally will be treated as income or loss from sources within the United States for foreign tax credit purposes.
Information Reporting and Backup Withholding
          In general, information reporting requirements will apply to payments of principal, premium, if any, and interest on a note and payments of the proceeds of the sale of a note to certain noncorporate U.S. holders, and a backup withholding tax may apply (currently at a 28% rate) to such payments if the U.S. holder (i) fails to furnish or certify its correct taxpayer identification number to the payer in the manner required, (ii) is notified by the IRS that the taxpayer identification number is incorrect, (iii) is notified by the IRS that there has been a failure to properly report payments of interest and dividends, or (iv) under certain circumstances, fails to certify that such holder has not been notified by the IRS that such holder is subject to backup withholding for failure to report interest and dividend payments. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. holder will be allowed as a credit against such holder’s United States federal income tax liability, if any, and may entitle the U.S. holder to a refund, provided that the required information is timely furnished to the IRS.
CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS
          The following summary describes certain Canadian federal income tax consequences to a holder who acquired new notes in exchange for the old notes and who, at all relevant times, (i) is not and is not deemed to be a resident of Canada for purposes of the Income Tax Act (Canada) (the “Tax Act”) and any applicable income tax convention, (ii) deals at arm’s length with us for purposes of the Tax Act, (iii) does not use or hold and is not deemed to use or hold the new notes in the course of carrying on business in Canada, and (iv) is not an insurer for purposes of the Tax Act (a “Non-Resident Holder”). This summary is based on the current provisions of the Tax Act and the regulations thereunder, the current published administrative practices and policies of the Canada Revenue Agency and all specific proposals to amend the Tax Act and the regulations announced by the Minister of Finance (Canada) prior to the date hereof. This summary does not otherwise take into account or anticipate changes in the law, whether by judicial, governmental or legislative decision or action, nor does it take into account tax legislation or considerations of any province or territory of Canada or any jurisdiction other than Canada. This summary is of a general nature only and is not intended to be, and should not be interpreted as, legal or tax advice to any particular holder of the new notes. Prospective holders should consult their own tax advisors with respect to the income tax considerations applicable to them.
          Amounts paid or credited, or deemed to be paid or credited, as, on account or in lieu of payment of, or in satisfaction of the principal of the new notes or premium or interest on the new notes by us to a Non-Resident Holder, including in respect of a required offer to purchase the new notes, will be exempt from Canadian withholding tax. No other taxes on income (including taxable capital gains) will be payable under the Tax Act by Non-Resident Holders of the new notes in respect of the acquisition, ownership or disposition of the notes.
          The exchange of old notes for new notes pursuant to the exchange offer will not constitute a disposition of the old notes for Canadian federal income tax purposes. A Non-Resident Holder will therefore not recognize a taxable capital gain for Canadian federal income tax purposes, or otherwise be subject to Canadian federal income tax, as a result of the exchange.
PLAN OF DISTRIBUTION
          We are not using any underwriters for this exchange offer.
          Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of any new notes received in exchange for old notes acquired by such broker-dealer as a result of market-making or other trading activities. We have agreed that, for a period of up to 180 days after the consummation of the exchange offer, or for such longer period as provided by the registration rights agreement, we will make this prospectus, as it may be amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, during this 180-day or such longer period, all dealers effecting transactions in the new notes may be required to deliver a prospectus.
          We will not receive any proceeds from any sale of new notes by broker-dealers or any other persons. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of these methods of resale, at market prices prevailing at the time of such resale, at prices related to prevailing market prices or at negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of any new notes. Any broker-dealer that resells new notes that were received by it or for its own account pursuant to the exchange offer and any broker-dealer that participates in a distribution of new notes may be deemed to be an “underwriter” within the meaning of the Securities Act. In that event, any profit resulting from these resales of new notes and any commissions or concessions received by any of these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
          For a period of up to 180 days after the consummation of the exchange offer, or such longer period as provided by the registration rights agreement, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests these documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers, and we will indemnify the holders of the old notes and the new notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.
LEGAL MATTERS
          Certain legal matters in connection with the new notes offered hereby will be passed upon for us by Patterson Palmer and Ogilvy Renault LLP, with respect to matters of Canadian law, and Shearman & Sterling LLP, Toronto, Ontario, with respect to matters of U.S. law.
EXPERTS
          The consolidated financial statements of CHC as of April 30, 2005 and 2004 and for each of the three years in the three-year period ended April 30, 2005 incorporated in this prospectus and related registration statement by reference to CHC’s Annual Report on Form 20-F for the year ended April 30, 2005, have been audited by Ernst & Young LLP, independent chartered accountants, as set forth in their report thereon which is also incorporated herein by reference, and have been so incorporated in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

U.S.$150,000,000
CHC Helicopter Corporation
OFFER TO EXCHANGE
7 3/8% Senior Subordinated Notes due 2014
which have been registered under the Securities Act of 1933
for
any and all outstanding 7 3/8% Senior Subordinated Notes due 2014 which have not been registered under the Securities Act of 1933
                    , 2005

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.	Indemnification of Directors and Officers
          CHC Helicopter Corporation’s rights and obligations with respect to indemnification of its controlling persons, directors and officers are governed by the following provisions from its bylaws and applicable corporate law:
          As permitted by the Company’s governing legislation, the Canada Business Corporations Act (the “CBCA”), the Company’s By-laws require the Company to indemnify its officers and directors, its former officers and directors, those persons who act or have acted at the Company’s request as a director or officer, or an individual acting in a similar capacity of another entity from certain liabilities incurred by them by reason of their acting or having acted as directors, officers or in a similar capacity of the Company or other entity. Specifically, section 33 of By-law No. 1 of the Company (the “By-law”) provides in part as follows:
          Indemnity of Directors and Officers – The Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation, a person who acts or acted at the Corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity (each, an “Indemnified Person”), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such individual in respect of any civil, criminal or administrative, investigative or other proceeding in which the individual is involved because of that association with the Corporation or other entity, if the Indemnified Person:

(a)	acted honestly and in good faith with a view to the best interests of the Corporation or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Corporation’s request; and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Indemnified Person had reasonable grounds for believing that his or her conduct was lawful.
          The By-law also provides that the Company may advance monies to an Indemnified Person for the costs, charges and expenses of a proceeding referred to above, provided that the Indemnified Person shall repay the monies to the Company if the Indemnified Person does not fulfill each of the conditions set forth in (a) and (b) above (the “Conditions”). The By-law further provides that the Company shall, with the approval of a court, indemnify an Indemnified Person, and may advance monies to an Indemnified Person pursuant to the immediately preceding sentence, in respect of an action by or on behalf of the Company or other entity for which the Indemnified Person acted as a director or officer or in a similar capacity at the Company’s request, to procure a judgment in its favor to which such Indemnified Person is made a party because of such Indemnified Person’s association with the Company or other entity as described above, against all costs, charges and expenses reasonably incurred by the Indemnified Person in connection with such action, if the Indemnified Person fulfills each of the Conditions.
          As permitted by the CBCA, the Company has purchased and maintains a policy of insurance for the benefit of the directors and officers of the Company. Such policy insures directors and officers against liabilities incurred by them in their capacity as directors and officers of the Company and in their capacity as directors and officers of certain other entities (where they have acted in that capacity at the request of the Company), except where such liability relates to the failure by the director or officer to act honestly and in good faith and with a view to the best interests of the Company or the other entity, as the case may be.

Item 21.	Exhibits
          The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which Exhibit Index is hereby incorporated by reference.

Item 22.	Undertakings
          The undersigned co-registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the co-registrants pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) That, for purposes of determining any liability under the Securities Act of 1933, each filing of any of the co-registrant’s annual reports pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that are incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling of the co-registrants pursuant to the foregoing provisions, or otherwise, the co-registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the co-registrants of expenses incurred or paid by a director, officer or controlling person of any of the co-registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the co-registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
          The undersigned co-registrants hereby undertake: (i) to respond to requests for information that are incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (ii) to arrange or provide for a facility in the U.S. for the purposes of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
          The undersigned co-registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, CHC Helicopter Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, British Columbia, Canada, on the 29th day of September, 2005.

CHC HELICOPTER CORPORATION

By:	/s/ Sylvain Allard

Sylvain Allard
President and Chief Executive Officer
          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sylvain Allard and Jo Mark Zurel and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 29th day of September, 2005.

Signature	Title

/s/ Sylvain Allard Sylvain Allard	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Jo Mark Zurel Jo Mark Zurel	Senior Vice-President and Chief Financial Officer (Principal Financial Officer)

/s/ Rick Davis Rick Davis	Vice-President, Financial Reporting (Principal Accounting Officer)

/s/ William Stinson William Stinson	Lead Director

/s/ Donald Carty Donald Carty	Director

/s/ Craig L. Dobbin Craig L. Dobbin	Executive Chairman & Director

/s/ Craig C. Dobbin Craig C. Dobbin	Director

/s/ George N. Gillett, Jr. George N. Gillett, Jr.	Director

Signature	Title

/s/ Prof. John J. Kelly Prof. John J. Kelly	Director

/s/ Dr. Jack M. Mintz Dr. Jack M. Mintz	Director

/s/ Sir Bob Reid Sir Bob Reid	Director

/s/ Guylaine Saucier Guylaine Saucier	Director

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, CHC Helicopter Holdings Limited has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, British Columbia, Canada, on the 29th day of September, 2005.

CHC HELICOPTER HOLDINGS LIMITED

By:	/s/ Sylvain Allard

Sylvain Allard, Director and President
          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sylvain Allard and Jo Mark Zurel and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 29th day of September, 2005.

Signature	Title

/s/ Sylvain Allard Sylvain Allard	Director and President (Principal Executive Officer)

/s/ Jo Mark Zurel Jo Mark Zurel	Director, Senior Vice-President and Chief Financial Officer (Principal Financial Officer) (Principal Accounting Officer)

/s/ Craig L. Dobbin Craig L. Dobbin	Chairman and Director

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, CHC Helicopters International Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, British Columbia, Canada, on the 29th day of September, 2005.

CHC HELICOPTERS INTERNATIONAL INC.

By:	/s/ Sylvain Allard

Sylvain Allard, Director and President
          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sylvain Allard and Jo Mark Zurel and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 29th day of September, 2005.

Signature	Title

/s/ Sylvain Allard Sylvain Allard	Director and President (Principal Executive Officer)

/s/ Jo Mark Zurel Jo Mark Zurel	Director, Senior Vice-President and Chief Financial Officer (Principal Financial Officer)

/s/ Tamara Edwards Tamara Edwards	Corporate Controller (Principal Accounting Officer)

/s/ Craig L. Dobbin Craig L. Dobbin	Chairman and Director

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, Viking Helicopters Limited has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, British Columbia, Canada, on the 29th day of September, 2005.

VIKING HELICOPTERS LIMITED

By:	/s/ Jo Mark Zurel

Jo Mark Zurel, Director and Vice-President
          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sylvain Allard and Jo Mark Zurel and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 29th day of September, 2005.

Signature	Title

/s/ Sylvain Allard Sylvain Allard	Director (Principal Executive Officer)

/s/ Jo Mark Zurel Jo Mark Zurel	Vice President and Director (Principal Financial Officer) (Principal Accounting Officer)

/s/ Craig L. Dobbin Craig L. Dobbin	Chairman and Director

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, Canadian Helicopters (U.K.) Limited has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, British Columbia, Canada, on the 29th day of September, 2005.

CANADIAN HELICOPTERS (U.K.) LIMITED

By:	/s/ Craig L. Dobbin

Craig L. Dobbin, Director
          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sylvain Allard and Jo Mark Zurel and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 29th day of September, 2005.

Signature	Title

/s/ Craig L. Dobbin Craig L. Dobbin	Director (Principal Executive Officer)

/s/ Keith Mullett Keith Mullett	Director (Principal Financial Officer)

/s/ Neil Donald Neil Donald	Director & Secretary (Principal Accounting Officer)

/s/ Babajide Adebayo Babajide Adebayo	Director

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, CHC Scotia Limited has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, British Columbia, Canada on the 29th day of September, 2005.

CHC SCOTIA LIMITED

By:	/s/ Sylvain Allard

Sylvain Allard, Director
          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sylvain Allard and Jo Mark Zurel and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 29th day of September, 2005.

Signature	Title

/s/ Sylvain Allard Sylvain Allard	Director (Principal Executive Officer)

/s/ Jo Mark Zurel Jo Mark Zurel	Director, (Principal Financial Officer)

/s/ Neil Donald Neil Donald	Director and Secretary (Principal Accounting Officer)

/s/ Keith Mullett Keith Mullett	Director and President

/s/ Babajide Adebayo Babajide Adebayo	Director

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, Brintel Holdings Limited has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aberdeen, Scotland on the 29th day of September, 2005.

BRINTEL HOLDINGS LIMITED

By:	/s/ Keith Mullett

Keith Mullett, Director
          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sylvain Allard and Jo Mark Zurel and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 29th day of September, 2005.

Signature	Title

/s/ Keith Mullett Keith Mullett	Director (Principal Executive Officer)

/s/ Neil Donald Neil Donald	Director and Secretary (Principal Financial Officer) (Principal Accounting Officer)

/s/ Neil Calvert Neil Calvert	Director

/s/ Babajide Adebayo Babajide Adebayo	Director

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, Brintel Helicopters Limited has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aberdeen, Scotland on the 29th day of September, 2005.

BRINTEL HELICOPTERS LIMITED

By:	/s/ Keith Mullett

Keith Mullett, Director
          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sylvain Allard and Jo Mark Zurel and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 29th day of September, 2005.

Signature	Title

/s/ Keith Mullett Keith Mullett	Director (Principal Executive Officer)

/s/ Neil Donald Neil Donald	Director (Principal Financial Officer) (Principal Accounting Officer)

/s/ Babajide Adebayo Babajide Adebayo	Director

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, Flight Handling Limited has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aberdeen, Scotland on the 29th day of September, 2005.

FLIGHT HANDLING LIMITED

By:	/s/ Keith Mullett

Keith Mullett, Director
          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sylvain Allard and Jo Mark Zurel and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 29th day of September, 2005.

Signature	Title

/s/ Keith Mullett Keith Mullett	Director (Principal Executive Officer)

/s/ Neil Donald Neil Donald	Director (Principal Financial Officer) (Principal Accounting Officer)

/s/ Babajide Adebayo Babajide Adebayo	Director

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, Bond Helicopter Services Limited has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aberdeen, Scotland on the 29th day of September, 2005.

BOND HELICOPTER SERVICES LIMITED

By:	/s/ Sylvain Allard

Sylvain Allard, Director
          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sylvain Allard and Jo Mark Zurel and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 29th day of September, 2005.

Signature	Title

/s/ Sylvain Allard Sylvain Allard	Director (Principal Executive Officer)

/s/ Neil Donald Neil Donald	Director & Secretary (Principal Financial Officer) (Principal Accounting Officer)

/s/ Keith Mullett Keith Mullett	Director

/s/ Babajide Adebayo Babajide Adebayo	Director

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, North Denes Aerodrome Limited has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aberdeen, Scotland on the 29th day of September, 2005.

NORTH DENES AERODROME LIMITED

By:	/s/ Keith Mullett

Keith Mullett, Director
          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sylvain Allard and Jo Mark Zurel and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 29th day of September, 2005.

Signature	Title

/s/ Keith Mullett Keith Mullett	Director (Principal Executive Officer)

/s/ Neil Donald Neil Donald	Director & Secretary (Principal Financial Officer) (Principal Accounting Officer)

/s/ Babajide Adebayo Babajide Adebayo	Director

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, Court Air (Proprietary) Ltd. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cape Town, South Africa, on the 29th day of September, 2005.

COURT AIR (PROPRIETARY) LTD.

By:	/s/ R.C. Denning

R.C. Denning, Director
          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sylvain Allard and Jo Mark Zurel and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 29th day of September, 2005.

Signature	Title

/s/ R.C. Denning R.C. Denning	Director (Principal Executive Officer)

/s/ Karl Pittermann Karl Pittermann	Director & Secretary (Principal Financial Officer) (Principal Accounting Officer)

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, Court Helicopter Services (Proprietary) Ltd. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cape Town, South Africa, on the 29th day of September, 2005.

COURT HELICOPTER SERVICES (PROPRIETARY)
LTD.

By:	/s/ Jo Mark Zurel

Jo Mark Zurel, Director
          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sylvain Allard and Jo Mark Zurel and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 29th day of September, 2005.

Signature	Title

/s/ Sylvain Allard Sylvain Allard	Director (Principal Executive Officer)

/s/ Karl Pittermann Karl Pittermann	Director and Corporate Secretary (Principal Accounting Officer)

/s/ Jo Mark Zurel Jo Mark Zurel	Director (Principal Financial Officer)

/s/ R.C. Denning R.C. Denning	Director

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, Court Flight Safety (Proprietary) Ltd. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cape Town, South Africa, on the 29th day of September, 2005.

COURT FLIGHT SAFETY (PROPRIETARY) LTD.

By:	/s/ Karl Pittermann

Karl Pittermann, Director
          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sylvain Allard and Jo Mark Zurel and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 29th day of September, 2005.

Signature	Title

/s/ Karl Pittermann Karl Pittermann	Director and Secretary (Principal Financial Officer) (Principal Accounting Officer)

/s/ C. Pedersen C. Pedersen	Director

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, CHC Helicopters (Africa) (Proprietary) Ltd. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cape Town, South Africa on the 29th day of September, 2005.

CHC HELICOPTERS (AFRICA) (PROPRIETARY) LTD.

By:	/s/ Karl Zehrt

Karl Zehrt, Director
          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sylvain Allard and Jo Mark Zurel and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 29th day of September, 2005.

Signature	Title

/s/ Karl Zehrt Karl Zehrt	Director (Principal Executive Officer)

/s/ Karl Pittermann Karl Pittermann	Director and Secretary (Principal Financial Officer) (Principal Accounting Officer)

/s/ G. Spreadbury G. Spreadbury	Director

/s/ C.A. de Milander C.A. de Milander	Director

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, Lloyd Helicopter Services Limited has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aberdeen, Scotland on the 29th day of September, 2005.

LLOYD HELICOPTER SERVICES LIMITED

By:	/s/ Keith Mullett

Keith Mullett, Director
          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sylvain Allard and Jo Mark Zurel and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 29th day of September, 2005.

Signature	Title

/s/ Keith Mullett Keith Mullett	Director (Principal Executive Officer)

/s/ Neil Donald Neil Donald	Director & Secretary (Principal Financial Officer) (Principal Accounting Officer)

/s/ Babajide Adebayo Babajide Adebayo	Director

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Management Aviation Limited has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aberdeen, Scotland on the 29th day of September, 2005.

MANAGEMENT AVIATION LIMITED

By:	/s/ Keith Mullett

Keith Mullett, Chairman and Director
          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sylvain Allard and Jo Mark Zurel and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 29th day of September, 2005.

Signature	Title

/s/ Keith Mullett Keith Mullett	Chairman & Director (Principal Executive Officer)

/s/ Neil Donald Neil Donald	Director & Secretary (Principal Financial Officer) (Principal Accounting Officer)

/s/ Babajide Adebayo Babajide Adebayo	Director

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, Lloyd Helicopter Services Pty. Ltd. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, British Columbia, Canada on the 29th day of September, 2005.

LLOYD HELICOPTER SERVICES PTY. LTD.

By:	/s/ Jo Mark Zurel

Jo Mark Zurel, Director
          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sylvain Allard and Jo Mark Zurel and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 29th day of September, 2005.

Signature	Title

/s/ Sylvain Allard Sylvain Allard	Director (Principal Executive Officer)

/s/ Jo Mark Zurel Jo Mark Zurel	Director (Principal Financial Officer)

/s/ Trevor Hillier Trevor Hillier	Director & Secretary (Principal Accounting Officer)

/s/ Christopher Ridings Christopher Ridings	(Managing) Director

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, Lloyd Offshore Helicopters Pty. Ltd. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, British Columbia, Canada, on the 29th day of September, 2005.

LLOYD OFFSHORE HELICOPTERS PTY. LTD.

By:	/s/ Jo Mark Zurel

Jo Mark Zurel, Director
          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sylvain Allard and Jo Mark Zurel and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 29th day of September, 2005.

Signature	Title

/s/ Sylvain Allard Sylvain Allard	Director (Principal Executive Officer)

/s/ Jo Mark Zurel Jo Mark Zurel	Director (Principal Financial Officer)

/s/ Trevor Hillier Trevor Hillier	Director & Secretary (Principal Accounting Officer)

/s/ Christopher Ridings Christopher Ridings	Director

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, Lloyd Bass Strait Helicopters Pty. Ltd. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, British Columbia, Canada on the 29th day of September, 2005.

LLOYD BASS STRAIT HELICOPTERS PTY. LTD.

By:	/s/ Jo Mark Zurel

Jo Mark Zurel, Director
          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sylvain Allard and Jo Mark Zurel and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 29th day of September, 2005.

Signature	Title

/s/ Sylvain Allard Sylvain Allard	Director (Principal Executive Officer)

/s/ Jo Mark Zurel Jo Mark Zurel	Director (Principal Financial Officer)

/s/ Trevor Hillier Trevor Hillier	Director & Secretary (Principal Accounting Officer)

/s/ Christopher Ridings Christopher Ridings	Director

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, Lloyd Helicopters International Pty. Ltd. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, British Columbia, Canada on the 29th day of September, 2005.

LLOYD HELICOPTER INTERNATIONAL PTY. LTD.
(in its own capacity and as trustee of THE AUSTRALIAN HELICOPTERS TRUST, a trust existing under the laws of Australia)

By:	/s/ Jo Mark Zurel

Jo Mark Zurel, Director
          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sylvain Allard and Jo Mark Zurel and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 29th day of September, 2005.

Signature	Title

/s/ Sylvain Allard Sylvain Allard	Director (Principal Executive Officer)

/s/ Jo Mark Zurel Jo Mark Zurel	Director (Principal Financial Officer)

/s/ Trevor Hillier Trevor Hillier	Director & Secretary (Principal Accounting Officer

/s/ Christopher Ridings Christopher Ridings	Director

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, Lloyd Helicopters Pty. Ltd. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, British Columbia, Canada on the 29th day of September, 2005.

LLOYD HELICOPTERS PTY. LTD.

By:	/s/ Jo Mark Zurel

Jo Mark Zurel, Director
          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sylvain Allard and Jo Mark Zurel and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 29th day of September, 2005.

Signature	Title

/s/ Sylvain Allard Sylvain Allard	Director (Principal Executive Officer)

/s/ Jo Mark Zurel Jo Mark Zurel	Director (Principal Financial Officer)

/s/ Trevor Hillier Trevor Hillier	Director & Secretary (Principal Accounting Officer)

/s/ Christopher Ridings Christopher Ridings	Director

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, CHC Helicopters (Barbados) Limited has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Michael, Barbados on the 29th day of September, 2005.

CHC HELICOPTERS (BARBADOS) LIMITED

By:	/s/ James A. Misener

James A. Misener, Director and President
          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sylvain Allard and Jo Mark Zurel and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 29th day of September, 2005.

Signature	Title

/s/ James A. Misener James A. Misener	Director and President (Principal Executive Officer)

/s/ Jo Mark Zurel Jo Mark Zurel	Director (Principal Financial Officer)

/s/ Barbara O’Gorman Barbara O’Gorman	Treasurer and Secretary (Principal Accounting Officer)

/s/ Stephen R. Edghill Stephen R. Edghill	Director and Chairman

/s/ Evadne A. Thompson Evadne A. Thompson	Director

/s/ David C. Bynoe David C. Bynoe	Director

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, CHC Capital (Barbados) Limited has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Michael, Barbados on the 29th day of September, 2005.

CHC CAPITAL (BARBADOS) LIMITED

By:	/s/ James A. Misener

James A. Misener, Director and President
          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sylvain Allard and Jo Mark Zurel and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 29th day of September, 2005.

Signature	Title

/s/ James A. Misener James A. Misener	Director and President (Principal Executive Officer)

/s/ Jo Mark Zurel Jo Mark Zurel	Director (Principal Financial Officer)

/s/ Barbara O’Gorman Barbara O’Gorman	Treasurer and Secretary (Principal Accounting Officer)

/s/ Stephen R. Edghill Stephen R. Edghill	Director

/s/ Evadne A. Thompson Evadne A. Thompson	Director

/s/ David C. Bynoe David C. Bynoe	Director

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, CHC Leasing (Barbados) Limited has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Michael, Barbados on the 29th day of September, 2005.

CHC LEASING (BARBADOS) LIMITED

By:	/s/ James A. Misener

James A. Misener, Director and President
          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sylvain Allard and Jo Mark Zurel and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 29th day of September, 2005.

Signature	Title

/s/ James A. Misener James A. Misener	Director and President (Principal Executive Officer)

/s/ Jo Mark Zurel Jo Mark Zurel	Director (Principal Financial Officer)

/s/ Barbara O’Gorman Barbara O’Gorman	Treasurer and Secretary (Principal Accounting Officer)

/s/ Stephen R. Edghill Stephen R. Edghill	Director and Chairman

/s/ Evadne A. Thompson Evadne A. Thompson	Director

/s/ David C. Bynoe David C. Bynoe	Director

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, CHC Ireland Limited has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aberdeen, Scotland on the 29th day of September, 2005.

CHC IRELAND LIMITED

By:	/s/ Keith Mullett, Director

Keith Mullett, Director
          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sylvain Allard and Jo Mark Zurel and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 29th day of September, 2005.

Signature	Title

/s/ Sylvain Allard Sylvain Allard	Director (Principal Executive Officer)

/s/ Neil M. Calvert Neil M. Calvert	Chairman and Director (Principal Financial Officer)

/s/ Keith Mullett Keith Mullett	Director (Principal Accounting Officer)

/s/ Babajide Adebayo Babajide Adebayo	Director

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, CHC Sweden AB has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, British Columbia, Canada on the 29th day of September, 2005.

CHC SWEDEN AB

By:	/s/ Jo Mark Zurel

Jo Mark Zurel, Director
          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sylvain Allard and Jo Mark Zurel and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 29th day of September, 2005.

Signature	Title

/s/ Jo Mark Zurel Jo Mark Zurel	Chairman and Director (Principal Executive Officer) (Principal Financial Officer and Principal Accounting Officer)

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, CHC Netherlands BV has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, British Columbia, on the 29th day of September, 2005.

CHC NETHERLANDS BV

By:	/s/ Jo Mark Zurel

Jo Mark Zurel, Director
          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sylvain Allard and Jo Mark Zurel and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 29th day of September, 2005.

Signature	Title

/s/ Jo Mark Zurel Jo Mark Zurel	Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Willem Pierre Kromhout Willem Pierre Kromhout	Managing Director A

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, Schreiner Luchtvaart Groep BV has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hoofddorp, Netherlands, on the 29th day of September, 2005.

SCHREINER LUCHTVAART GROEP BV

By:	/s/ Willem Pierre Kromhout

Willem Pierre Kromhout, Director
          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sylvain Allard and Jo Mark Zurel and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 29th day of September, 2005.

Signature	Title

/s/ Willem Pierre Kromhout Willem Pierre Kromhout	Director and President (CEO) (Principal Executive Officer, Principal Financial Office and Principal Accounting Officer)

/s/ Bob van Balen Bob van Balen	Supervisory Director

/s/ Peter Legro Peter Legro	Supervisory Director

/s/ Sylvain Allard Sylvain Allard	Supervisory Director

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, Capital Aviation Services BV has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hoofddorp, Netherlands, on the 29th day of September, 2005.

CAPITAL AVIATION SERVICES BV

By:	/s/ Willem Pierre Kromhout

Willem Pierre Kromhout, Managing Director
          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sylvain Allard and Jo Mark Zurel and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 29th day of September, 2005.

Signature	Title

/s/ Willem Pierre Kromhout Willem Pierre Kromhout	Managing Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, Heli-One (Netherlands) BV (formerly “Handelmaatschappij Schreiner & Co. BV”) has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hoofddorp, Netherlands, on the 29th day of September, 2005.

HELI-ONE (NETHERLANDS) BV

By:	/s/ Willem Pierre Kromhout

Willem Pierre Kromhout, Managing Director
          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sylvain Allard and Jo Mark Zurel and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 29th day of September, 2005.

Signature	Title

/s/ Willem Pierre Kromhout Willem Pierre Kromhout	Managing Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, CHC Airways BV (formerly “Luchtvaartmaatschappij Schreiner Airways BV”) has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hoofddorp, Netherlands, on the 29th day of September, 2005.

CHC AIRWAYS BV

By:	/s/ Willem Pierre Kromhout

Willem Pierre Kromhout, Managing Director
          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sylvain Allard and Jo Mark Zurel and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 29th day of September, 2005.

Signature	Title

/s/ Willem Pierre Kromhout Willem Pierre Kromhout	Managing Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, Schreiner Northsea Helicopters BV has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hoofddorp, Netherlands, on the 29th day of September, 2005.

SCHREINER NORTHSEA HELICOPTERS BV

By:	/s/ Willem Pierre Kromhout

Willem Pierre Kromhout, Managing Director
          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sylvain Allard and Jo Mark Zurel and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 29th day of September, 2005.

Signature	Title

/s/ Willem Pierre Kromhout Willem Pierre Kromhout	Managing Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, Heli-One Components BV (formerly “Schreiner Components BV”) has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hoofddorp, Netherlands, on the 29th day of September, 2005.

HELI-ONE COMPONENTS BV

By:	/s/ Willem Pierre Kromhout

Willem Pierre Kromhout, Managing Director
          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sylvain Allard and Jo Mark Zurel and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 29th day of September, 2005.

Signature	Title

/s/ Willem Pierre Kromhout Willem Pierre Kromhout	Managing Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, Heli-One Survival Limited (formerly “Multifabs Survival Limited”) has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aberdeen, Scotland, on the 29th day of September, 2005.

HELI-ONE SURVIVAL LIMITED

By:	/s/ Greg Allanach

Greg Allanach, Director
          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sylvain Allard and Jo Mark Zurel and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 29th day of September, 2005.

Signature	Title

/s/ Greg Allanach Greg Allanach	Director (Principal Executive Officer)

/s/ Lars Landsnes Lars Landsnes	Director (Principal Financial Officer) (Principal Accounting Officer)

/s/ Rune Veenstra Rune Veenstra	Director

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, Schreiner Onroerend Goed BV has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hoofddorp, Netherlands, on the 29th day of September, 2005.

SCHREINER ONROEREND GOED BV

By:	/s/ Willem Pierre Kromhout

Willem Pierre Kromhout, Managing Director
          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sylvain Allard and Jo Mark Zurel and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 29th day of September, 2005.

Signature	Title

/s/ Willem Pierre Kromhout Willem Pierre Kromhout	Managing Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, Aviation Personnel Recruitment and Management (APRAM) Limited has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Cyprus, on the 29th day of September, 2005.

AVIATION PERSONNEL RECRUITMENT AND
MANAGEMENT (APRAM) LIMITED

By:	/s/ George Poyiadjis

George Poyiadjis, Director
          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sylvain Allard and Jo Mark Zurel and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 29th day of September, 2005.

Signature	Title

/s/ George Poyiadjis George Poyiadjis	Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Chrystalla Pitsilli-Dekatris Chrystalla Pitsilli-Dekatris	Director

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, Schreiner Tchad SA has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hoofddorp, Netherlands, on the 29th day of September, 2005.

SCHREINER TCHAD SA

By:	/s/ Karl Zehrt

Karl Zehrt, Administrateur General
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 29th day of September, 2005.

Signature	Title

/s/ Karl Zehrt Karl Zehrt	Administrateur General (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, 4083423 Canada Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, British Columbia, Canada on the 29th day of September, 2005.

4083423 CANADA INC.

By:	/s/ Sylvain Allard

Sylvain Allard, Director and President
          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sylvain Allard and Jo Mark Zurel and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 29th day of September, 2005.

Signature	Title

/s/ Sylvain Allard Sylvain Allard	Director and President (Principal Executive Officer)

/s/ Jo Mark Zurel Jo Mark Zurel	Director, Senior Vice-President and Chief Financial Officer (Principal Financial Officer) (Principal Accounting Officer)

/s/ Craig L. Dobbin Craig L. Dobbin	Director, Chairman and Chief Executive Officer

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, Whirly Bird Services Limited has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stavanger, Norway on the 29th day of September, 2005.

WHIRLY BIRD SERVICES LIMITED

By:	/s/ Neil Calvert

Neil Calvert, Director and Chairman
          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sylvain Allard and Jo Mark Zurel and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 29th day of September, 2005.

Signature	Title

/s/ Neil Calvert Neil Calvert	Director and Chairman (Principal Executive Officer)

/s/ Lars Landsnes Lars Landsnes	Director and Corporate Secretary (Principal Financial Officer and Principal Accounting Officer)

/s/ Rune Veenstra Rune Veenstra	Director

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, CHC Helicopters (Mauritius) Ltd. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cape Town, South Africa on the 29th day of September, 2005.

CHC HELICOPTERS (MAURITIUS) LTD.

By:	/s/ Karl Zehrt

Karl Zehrt, Director
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sylvain Allard and Jo Mark Zurel and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 29th day of September, 2005.

Signature	Title

/s/ Sylvain Allard Sylvain Allard	Director (Principal Executive Officer)

/s/ Jo Mark Zurel Jo Mark Zurel	Director (Principal Financial Officer)

/s/ Karl Pittermann Karl Pittermann	Director (Principal Accounting Officer)

/s/ G. Gowrea G. Gowrea	Director

/s/ Karl Zehrt Karl Zehrt	Director

/s/ L E Ng Cheong Tin L E Ng Cheong Tin	Director

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, Heliworld Leasing Ltd. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, British Columbia, Canada, on the 29th day of September, 2005.

HELIWORLD LEASING LTD.

By:	/s/ Neil Calvert

Neil Calvert, Director
          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sylvain Allard and Jo Mark Zurel and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 29th day of September, 2005.

Signature	Title

/s/ Neil Calvert Neil Calvert	Director (Principal Executive Officer)

/s/ Neil Donald Neil Donald	Director & Secretary (Principal Financial Officer) (Principal Accounting Officer)

/s/ Blake Fizzard Blake Fizzard	Director

/s/ Keith Mullett Keith Mullett	Director

/s/ Babajide Adebayo Babajide Adebayo	Director

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
          Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has signed this Registration Statement, solely in its capacity as the duly authorized representative of each of CHC HELICOPTER CORPORATION, CHC HELICOPTER HOLDINGS LIMITED, CHC HELICOPTERS INTERNATIONAL INC., VIKING HELICOPTERS LIMITED, CANADIAN HELICOPTERS (U.K.) LIMITED, CHC SCOTIA LIMITED, BRINTEL HOLDINGS LIMITED, BRINTEL HELICOPTERS LIMITED, FLIGHT HANDLING LIMITED, BOND HELICOPTER SERVICES LIMITED, NORTH DENES AERODROME LTD., COURT AIR (PROPRIETARY) LTD., COURT HELICOPTER SERVICES (PROPRIETARY) LTD., COURT FLIGHT SAFETY (PROPRIETARY) LTD., CHC HELICOPTERS (AFRICA) (PROPRIETARY) LTD., LLOYD HELICOPTER SERVICES LIMITED, MANAGEMENT AVIATION LIMITED, LLOYD HELICOPTER SERVICES PTY. LTD., LLOYD OFFSHORE HELICOPTERS PTY. LTD., LLOYD BASS STRAIT HELICOPTERS PTY. LTD., LLOYD HELICOPTERS INTERNATIONAL PTY. LTD. in its own capacity and as trustee of The Australian Helicopters Trust, a trust existing under the laws of Australia, LLOYD HELICOPTERS PTY. LTD., CHC HELICOPTERS (BARBADOS) LIMITED, CHC CAPITAL (BARBADOS) LIMITED, CHC LEASING (BARBADOS) LIMITED, CHC IRELAND LIMITED, CHC SWEDEN AB, CHC NETHERLANDS BV, SCHREINER LUCHTVAART GROEP BV, CAPITAL AVIATION SERVICES BV, HELI-ONE (NETHERLANDS) BV, CHC AIRWAYS BV, SCHREINER NORTHSEA HELICOPTERS BV, HELI-ONE COMPONENTS BV, HELI-ONE SURVIVAL LIMITED, SCHREINER ONROEREND GOED BV, AVIATION PERSONNEL RECRUITMENT AND MANAGEMENT (APRAM) LIMITED, SCHREINER TCHAD SA, 4083423 CANADA INC., WHIRLY BIRD SERVICES LIMITED, CHC HELICOPTERS (MAURITIUS) LTD., and HELIWORLD LEASING LTD., in the United States, in the City of Newark, State of Delaware, on the 29th day of September, 2005.

PUGLISI & ASSOCIATES
(Authorized U.S. Representative)

By:	/s/ Donald J. Puglisi

Name: Donald J. Puglisi
Title: Managing Director

EXHIBIT INDEX

Exhibit
Number		Description of Exhibit
3.1	—	Articles of Incorporation (Incorporated by reference to Exhibit 3.1 to the Company’s Amendment No. 2 to Registration Statement on Form F-1 filed on November 4, 1993 (Registration No. 033-61918))
3.2	—	Bylaws, as amended (Incorporated by reference to Exhibit 1.2 to the Company’s Form 20-F for fiscal 2002 dated September 17, 2002 (Registration No. 00-21756))
3.3	—	Certificate and Articles of Continuance of CHC Helicopter Holdings Limited (Incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form F-4 filed on August 28, 2000 (Registration No. 333-12452))
3.4	—	Bylaws of CHC Helicopters Holdings Limited (Incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form F-4 filed on August 28, 2000 (Registration No. 333-12452))
3.5	—	Certificate and Articles of Amalgamation of CHC Helicopters International Inc. (f/k/a Canadian Helicopters Limited) (Incorporated herein by reference to Exhibit 3.3 to the Company’s Registration Statement on Form F-4 filed on August 28, 2000 (Registration No. 333-12452))
3.6	—	Certificate of Amendment, to Certificate and Articles of Amalgamation, of CHC Helicopters International Inc. (f/k/a Canadian Helicopters Limited) (Incorporated herein by reference to Exhibit 3.6 to the Company’s Registration Statement on Form F-4 filed on June 30, 2004 (Registration No. 333-117031))
3.7	—	Bylaws of CHC Helicopters International Inc. (f/k/a Canadian Helicopters Limited) (Incorporated herein by reference to Exhibit 3.4 to the Company’s Registration Statement on Form F-4 filed on August 28, 2000 (Registration No. 333-12452))
3.8	—	Articles of Association of Viking Helicopters Limited (Incorporated herein by reference to Exhibit 3.7 to the Company’s Registration Statement on Form F-4 filed on August 28, 2000 (Registration No. 333-12452))
3.9	—	Bylaws of Viking Helicopters Limited (Incorporated herein by reference to Exhibit 3.8 to the Company’s Registration Statement on Form F-4 filed on August 28, 2000 (Registration No. 333-12452))
3.10	—	Memorandum and Articles of Association of Canadian Helicopters (U.K.) Limited (Incorporated herein by reference to Exhibit 3.9 to the Company’s Registration Statement on Form F-4 filed on August 28, 2000 (Registration No. 333-12452))
3.11	—	Memorandum and Articles of Association of Brintel Holdings Limited (Incorporated herein by reference to Exhibit 3.10 to the Company’s Registration Statement on Form F-4 filed on August 28, 2000 (Registration No. 333-12452))
3.12	—	Memorandum and Articles of Association of Brintel Helicopters Limited (Incorporated herein by reference to Exhibit 3.11 to the Company’s Registration Statement on Form F-4 filed on August 28, 2000 (Registration No. 333-12452))
3.13	—	Memorandum and Articles of Association of Flight Handling Limited (Incorporated herein by reference to Exhibit 3.12 to the Company’s Registration Statement on Form F-4 filed on August 28, 2000 (Registration No. 333-12452))
3.14	—	Memorandum and Articles of Association of Bond Helicopter Services Limited (Incorporated herein by reference to Exhibit 3.13 to the Company’s Registration Statement on Form F-4 filed on August 28, 2000 (Registration No. 333-12452))
3.15	—	Memorandum and Articles of Association of CHC Scotia Limited (f/k/a Bond Helicopters Limited) (Incorporated herein by reference to Exhibit 3.14 to the Company’s Registration Statement on Form F-4 filed on August 28, 2000 (Registration No. 333-12452))
3.16	—	Memorandum and Articles of Association of North Denes Aerodrome Ltd. (Incorporated herein by reference to Exhibit 3.15 to the Company’s Registration Statement on Form F-4 filed on August 28, 2000 (Registration No. 333-12452))
3.17	—	Certificate of Incorporation, including Memorandum and Articles of Association, of Court Helicopter Services (Proprietary) Ltd. (f/k/a Court Air Holdings (Pty.) Ltd.) (Incorporated herein by reference to Exhibit 3.16 to the Company’s Registration Statement on Form F-4 filed on August 28, 2000 (Registration No. 333-12452))

Exhibit
Number		Description of Exhibit
3.18	—	Certificate of Incorporation, including Memorandum and Articles of Association, of Court Air (Proprietary) Ltd. (Incorporated herein by reference to Exhibit 3.17 to the Company’s Registration Statement on Form F-4 filed on August 28, 2000 (Registration No. 333-12452))
3.19	—	Memorandum and Articles of Association of Court Flight Safety (Proprietary) Ltd. (f/k/a Astra Autair (Proprietary) Limited) (Incorporated herein by reference to Exhibit 3.19 to the Company’s Registration Statement on Form F-4 filed on June 30, 2004 (Registration No. 333-117031))
3.20	—	Certificate of Incorporation, including Memorandum and Articles of Association, of CHC Helicopters (Africa) (Proprietary) Ltd. (f/k/a Court Helicopters (Pty.) Ltd.) (Incorporated herein by reference to Exhibit 3.18 to the Company’s Registration Statement on Form F-4 filed on August 28, 2000 (Registration No. 333-12452))
3.21	—	Constitution, including Memorandum and Articles of Association, of Lloyd Helicopter Services Limited (Incorporated herein by reference to Exhibit 3.20 to the Company’s Registration Statement on Form F-4 filed on August 28, 2000 (Registration No. 333-12452))
3.22	—	Memorandum and Articles of Association of Management Aviation Limited (Incorporated herein by reference to Exhibit 3.21 to the Company’s Registration Statement on Form F-4 filed on August 28, 2000 (Registration No. 333-12452))
3.23	—	Constitution, including Memorandum and Articles of Association, of Lloyd Helicopter Services Pty. Ltd. (Incorporated herein by reference to Exhibit 3.22 to the Company’s Registration Statement on Form F-4 filed on August 28, 2000 (Registration No. 333-12452))
3.24	—	Amendment to Constitution of Lloyd Helicopter Services Pty. Ltd.) (Incorporated herein by reference to Exhibit 3.24 to the Company’s Registration Statement on Form F-4 filed on June 30, 2004 (Registration No. 333-117031))
3.25	—	Constitution, including Memorandum and Articles of Association, of Lloyd Helicopters Pty. Ltd. (Incorporated herein by reference to Exhibit 3.23 to the Company’s Registration Statement on Form F-4 filed on August 28, 2000 (Registration No. 333-12452))
3.26	—	Amendment to Constitution of Lloyd Helicopters Pty. Ltd. (Incorporated herein by reference to Exhibit 3.26 to the Company’s Registration Statement on Form F-4 filed on June 30, 2004 (Registration No. 333-117031))
3.27	—	Constitution, including Memorandum and Articles of Association, of Lloyd Offshore Helicopters Pty. Ltd. (Incorporated herein by reference to Exhibit 3.24 to the Company’s Registration Statement on Form F-4 filed on August 28, 2000 (Registration No. 333-12452))
3.28	—	Amendment to Constitution of Lloyd Offshore Helicopters Pty. Ltd. (Incorporated herein by reference to Exhibit 3.28 to the Company’s Registration Statement on Form F-4 filed on June 30, 2004 (Registration No. 333-117031))
3.29	—	Constitution, including Memorandum and Articles of Association, of Lloyd Bass Strait Helicopters Pty. Ltd. (Incorporated herein by reference to Exhibit 3.25 to the Company’s Registration Statement on Form F-4 filed on August 28, 2000 (Registration No. 333-12452))
3.30	—	Amendment to Constitution of Lloyd Bass Strait Helicopters Pty. Ltd. (Incorporated herein by reference to Exhibit 3.30 to the Company’s Registration Statement on Form F-4 filed on June 30, 2004 (Registration No. 333-117031))
3.31	—	Constitution, including Memorandum and Articles of Association, of Lloyd Helicopters International Pty. Ltd. (Incorporated herein by reference to Exhibit 3.26 to the Company’s Registration Statement on Form F-4 filed on August 28, 2000 (Registration No. 333-12452))
3.32	—	Amendment to Constitution of Lloyd Helicopters International Pty. Ltd. (Incorporated herein by reference to Exhibit 3.32 to the Company’s Registration Statement on Form F-4 filed on June 30, 2004 (Registration No. 333-117031))
3.33	—	Indenture establishing The Australian Helicopters Trust, between Bruce George Wales, Founder, and Lloyd Helicopters International Pty. Ltd., Trustee, dated April 6, 1993 (Incorporated herein by reference to Exhibit 3.33 to the Company’s Registration Statement on Form F-4 filed on June 30, 2004 (Registration No. 333-117031))
3.34	—	By-Law No. 1 of CHC Capital (Barbados) Limited (Incorporated herein by reference to Exhibit 3.34 to the Company’s Registration Statement on Form F-4 filed on June 30, 2004 (Registration No. 333-117031))

Exhibit
Number		Description of Exhibit
3.35	—	Amended Certificate of Incorporation of CHC Helicopters (Barbados) Limited (f/k/a Canadian Helicopters (Barbados) Limited) (Incorporated herein by reference to Exhibit 3.35 to the Company’s Registration Statement on Form F-4 filed on June 30, 2004 (Registration No. 333-117031))
3.36	—	By-Law No. 1 of CHC Leasing (Barbados) Limited (Incorporated herein by reference to Exhibit 3.36 to the Company’s Registration Statement on Form F-4 filed on June 30, 2004 (Registration No. 333-117031))
3.37	—	Memorandum and Articles of Association of CHC Ireland Limited (Incorporated herein by reference to Exhibit 3.37 to the Company’s Registration Statement on Form F-4 filed on June 30, 2004 (Registration No. 333-117031))
3.38	—	Articles of Association of CHC Sweden AB (English translation) (Incorporated herein by reference to Exhibit 3.38 to the Company’s Registration Statement on Form F-4 filed on June 30, 2004 (Registration No. 333-117031))
3.39	—	Rules of Procedure of CHC Sweden AB (English translation) (Incorporated herein by reference to Exhibit 3.39 to the Company’s Registration Statement on Form F-4 filed on June 30, 2004 (Registration No. 333-117031))
3.40	—	Deed of Incorporation of CHC Netherlands B.V. (English-language translation) (Incorporated herein by reference to Exhibit 3.40 to the Company’s Registration Statement on Form F-4 filed on June 30, 2004 (Registration No. 333-117031))
3.41	—	Deed Concerning Amendments to the Articles of Association of Schreiner Luchtvaart Groep B.V. (English-language translation) (Incorporated herein by reference to Exhibit 3.41 to the Company’s Registration Statement on Form F-4 filed on June 30, 2004 (Registration No. 333-117031))
3.42	—	Deed Concerning Amendments to the Articles of Association of Capital Aviation Services B.V. (English-language translation) (Incorporated herein by reference to Exhibit 3.42 to the Company’s Registration Statement on Form F-4 filed on June 30, 2004 (Registration No. 333-117031))
3.43*	—	Deed of Amendment of the Articles of Association of Heli-One (Netherlands) B.V. (English-language translation)
3.44*	—	Deed of Amendment of the Articles of Association of CHC Airways B.V. (English-language translation)
3.45	—	Deed of Amendment to the Articles of Association of Schreiner Northsea Helicopters B.V. (English-language translation) (Incorporated herein by reference to Exhibit 3.46 to the Company’s Registration Statement on Form F-4 filed on June 30, 2004 (Registration No. 333-117031))
3.46*	—	Deed of Amendment of the Articles of Association of Heli-One Components B.V. (English-language translation)
3.47*	—	Memorandum and Articles of Association of Heli-One Survival Limited
3.48	—	Deed of Incorporation, including Articles of Association, of Schreiner Onroerend Goed B.V. (English-language translation) (Incorporated herein by reference to Exhibit 3.49 to the Company’s Registration Statement on Form F-4 filed on June 30, 2004 (Registration No. 333-117031))
3.49*	—	Memorandum and Articles of Association of Aviation Personnel Recruitment and Management (APRAM) Limited
3.50	—	Articles of Association of Schreiner Tchad S.A. (English-language translation) (Incorporated herein by reference to Exhibit 3.50 to the Company’s Registration Statement on Form F-4 filed on June 30, 2004 (Registration No. 333-117031))
3.51	—	Certificate of Incorporation of 4083423 Canada Inc. (Incorporated herein by reference to Exhibit 3.51 to the Company’s Registration Statement on Form F-4 filed on June 30, 2004 (Registration No. 333-117031))
3.52	—	By-Law One of 4083423 Canada Inc. (Incorporated herein by reference to Exhibit 3.52 to the Company’s Registration Statement on Form F-4 filed on June 30, 2004 (Registration No. 333-117031))

Exhibit
Number		Description of Exhibit
3.53	—	Memorandum and Articles of Association of Whirly Bird Services Limited (Incorporated herein by reference to Exhibit 3.53 to the Company’s Registration Statement on Form F-4 filed on June 30, 2004 (Registration No. 333-117031))
3.54	—	Certificate of Incorporation, Memorandum of Association and Articles of Association of CHC Helicopters (Mauritius) Ltd. (f/k/a Court Helicopters Ltd.) (Incorporated herein by reference to Exhibit 3.19 to the Company’s Registration Statement on Form F-4 filed on August 28, 2000 (Registration No. 333-12452))
3.55*	—	Memorandum and Articles of Association of Heliworld Leasing Ltd.
4.1	—	Indenture dated as of April 27, 2004, among the Company, each of the Subsidiary Guarantors named therein and The Bank of New York, as Trustee, relating to the 7 3/8% Senior Subordinated Notes due 2014 (Incorporated herein by reference to Exhibit 4.5 to the Company’s Registration Statement on Form F-4 filed on June 30, 2004 (Registration No. 333-117031))
4.2	—	First Supplemental Indenture dated as of December 23, 2004 among the Company, each of the Additional Guarantors named therein and The Bank of New York, as Trustee, to the Indenture dated as of April 27, 2004 among the Company, each of the Subsidiary Guarantors named therein and the Trustee (Incorporated herein by reference to Exhibit 2.2 to the Company’s Form 20-F for fiscal 2005 dated September 16, 2005 (Registration No. 001-31472))
4.3	—	Form of 7 3/8% Senior Subordinated Notes due 2014 (Incorporated herein by reference to Exhibit 4.6 to the Company’s Registration Statement on Form F-4 filed on June 30, 2004 (Registration No. 333-117031))
4.4	—	Purchase Agreement dated April 21, 2004 among the Company, each of the Subsidiary Guarantors named therein, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Scotia Capital (USA) Inc. (Incorporated herein by reference to Exhibit 4.7 to the Company’s Registration Statement on Form F-4 filed on June 30, 2004 (Registration No. 333-117031))
4.5*	—	Purchase Agreement dated March 15, 2005 among the Company, each of the Subsidiary Guarantors named therein, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and Scotia Capital (USA) Inc.
4.6	—	Registration Rights Agreement dated as of April 27, 2004, among the Company, the Subsidiary Guarantors named therein, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Scotia Capital (USA) Inc. (Incorporated herein by reference to Exhibit 4.8 to the Company’s Registration Statement on Form F-4 filed on June 30, 2004 (Registration No. 333-117031))
4.7*	—	Registration Rights Agreement dated as of March 22, 2005 among the Company, the Subsidiary Guarantors named therein, Merrill Lynch & Co. Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and Scotia Capital (USA) Inc.
5.1**	—	Opinion of Shearman & Sterling LLP
10.1	—	Intercreditor Agreement dated July 5, 2000 between The Bank of Nova Scotia, as Administrative Agent, the Bank of Nova Scotia, as Collateral Agent, The Bank of New York, as Trustee under the Indenture, CHC Helicopter Corporation and Canadian Helicopters (Barbados) Limited (Incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form F-4 dated August 28, 2000 (Registration No. 333-12452))
10.2	—	Amended and Restated U.S.$225,000,000 Senior Credit Agreement dated as of July 5, 2000 The Bank of Nova Scotia, as Administrative Agent, The Lenders from time to time party to this Agreement and the Company, as amended by amending agreements dated as of October 11, 2000, October 31, 2000, December 15, 2000, July 16, 2001, March 29, 2002, April 29, 2002, July 4, 2002, July 31, 2002, March 6, 2003, February 13, 2004, April 21, 2004 and April 22, 2004 (Incorporated herein by reference to Exhibit 10.2 to the Company’s Registration Statement on Form F-4 filed on June 30, 2004 (Registration No. 333-117031))
10.3	—	Employee Share Option Plan, as amended March 3, 2003 (Incorporated by reference to Exhibit 4.6 to the Company’s Form 20-F for fiscal 2003 dated September 17, 2003 (Registration No. 001-31472))

Exhibit
Number		Description of Exhibit
10.4	—	Supplemental Executive Retirement Plan Agreement (Incorporated by reference to Exhibit 4.7 to the Company’s Form 20-F for fiscal 2001 filed September 17, 2001 (Registration No. 000-21756))
10.5	—	Long-term Incentive Plan (Incorporated by reference to Exhibit 4.8 to the Company’s Form 20-F for fiscal 2001 filed September 17, 2001 (Registration No. 000-21756))
10.6	—	Employee Share Purchase Plan (Incorporated by reference to Exhibit 4.9 to the Company’s Form 20-F for fiscal 2001 filed September 17, 2001 (Registration No. 000-21756))
10.7	—	Share Appreciation Rights Plan (Incorporated by reference to Exhibit 4.10 to the Company’s Form 20-F for fiscal 2001 filed September 17, 2001 (Registration No. 000-21756))
10.8	—	Executive Retiring Allowance (Incorporated by reference to Exhibit 4.11 to the Company’s Form 20-F for fiscal 2001 filed September 17, 2001 (Registration No. 000-21756))
12.1	—	Computation of Ratio of Earnings to Fixed Charges of the Company for the fiscal years ended April 30, 2005, 2004, 2003, 2002 and 2001 (Incorporated by reference to Exhibit 7.1 to the Company’s Form 20-F for fiscal 2005 dated September 16, 2005 (Registration No. 001-31472))
12.2*	—	Computation of Ratio of Earnings to Fixed Charges of the Company for the three months ended July 31, 2005 and 2004
12.3*	—	Computation of Ratio of Earnings to Fixed Charges of the Company under U.S. GAAP for the fiscal years ended April 30, 2005, 2004, 2003, 2002 and 2001 and for the three months ended July 31, 2005 and 2004
21.1	—	Significant Subsidiaries of the Company (Incorporated by reference to Exhibit 8.1 to the Company’s Form 20-F for fiscal 2005 dated September 16, 2005 (Registration No. 001-31472))
23.1**	—	Consent of Shearman & Sterling LLP (included as part of Exhibit 5.1)
23.2*	—	Consent of Ernst & Young LLP
24.1*	—	Powers of Attorney (included in signature pages)
25.1*	—	Statement of Eligibility of Trustee on Form T-1
99.1**	—	Form of Letter of Transmittal with respect to outstanding 7 3/8% Senior Subordinated Notes due 2014
99.2**	—	Form of Notice of Guaranteed Delivery with respect to outstanding 7 3/8% Senior Subordinated Notes due 2014
99.3**	—	Form of Instructions to Registered Holders and/or DTC Participant from Beneficial Owner
99.4**	—	Form of Letter to Registered Holders
99.5**	—	Form of Letter to Clients

 * Filed herewith
** To be filed as an amendment